                                                                   EXHIBIT 10.12



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                           SIXTH AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                            FLEET CAPITAL CORPORATION
                       THE CIT GROUP/BUSINESS CREDIT, INC.
                              ADMINISTRATIVE AGENTS

                            FLEET RETAIL FINANCE INC.
                            FLEET CAPITAL CORPORATION
                                COLLATERAL AGENTS

                            FLEET CAPITAL CORPORATION
                                  AGENT FOR THE
                       TRANCHE A LENDERS REFERENCED HEREIN


                          BACK BAY CAPITAL FUNDING, LLC
                              THE TRANCHE B LENDER

                          ENHANCED RETAIL FUNDING, LLC
                          ONE OF THE TRANCHE C LENDERS




                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                          ONE OF THE TRANCHE C LENDERS




                         FLEET ROBERTSON STEPHENS, INC.
                              THE SYNDICATION AGENT




                           RESTORATION HARDWARE, INC.


                                THE LEAD BORROWER
                       FOR THE BORROWERS REFERENCED HEREIN







                               SEPTEMBER 27, 2000



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

                               TABLE OF CONTENTS

ARTICLE I. -- DEFINITIONS....................................................................2
ARTICLE II. -- THE WORKING CAPITAL LOANS....................................................41
  2.1   ESTABLISHMENT OF WORKING CAPITAL LOANS..............................................41
  2.2   ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS)....................................45
  2.3   RISKS OF VALUE OF COLLATERAL........................................................45
  2.4   COMMITMENT TO MAKE TRANCHE A LOANS AND SUPPORT LETTERS OF CREDIT....................45
  2.5   TRANCHE A LOAN REQUESTS.............................................................46
  2.6   MAKING OF TRANCHE A LOANS...........................................................48
  2.7   SWINGLINE LOANS.....................................................................48
  2.8   THE LOAN ACCOUNT....................................................................49
  2.9   THE NOTES...........................................................................50
  2.10  PAYMENT OF THE WORKING CAPITAL LOANS................................................51
  2.11  INTEREST ON WORKING CAPITAL LOANS...................................................55
  2.12  INTENTIONALLY LEFT BLANK............................................................58
  2.13  COMMITMENT FEES; TRANCHE B ANNIVERSARY FEE; TRANCHE C ANNIVERSARY FEE...............58
  2.14  ADMINISTRATIVE AGENT'S FEE..........................................................59
  2.15  MONITORING FEE......................................................................59
  2.16  UNUSED LINE FEE.....................................................................59
  2.17  EARLY TERMINATION FEES..............................................................60
  2.18  CONCERNING FEES.....................................................................60
  2.19  DISCRETION OF AGENTS AND LENDERS....................................................60
  2.20  PROCEDURES FOR ISSUANCE OF L/C'S....................................................61
  2.21  FEES FOR L/C'S......................................................................62
  2.22  CONCERNING L/C'S....................................................................64
  2.23  CHANGED CIRCUMSTANCES...............................................................65
  2.24  LENDERS' COMMITMENTS................................................................67
  2.25  DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT....................................68
ARTICLE III. -- CONDITIONS PRECEDENT........................................................69
  3.1   CORPORATE DUE DILIGENCE.............................................................69
  3.2   OPINION.............................................................................69
  3.3   OFFICERS' CERTIFICATES..............................................................69
  3.4   ADDITIONAL DOCUMENTS................................................................70
  3.5   REPRESENTATIONS AND WARRANTIES......................................................70
  3.6   MINIMUM DAY ONE AVAILABILITY........................................................71
  3.7   ALL FEES AND EXPENSES PAID..........................................................71
  3.8   NO SUSPENSION EVENT.................................................................71
  3.9   NO ADVERSE CHANGE...................................................................71
  3.10  ACCOUNTS PAYABLES...................................................................71
  3.11  DUE DILIGENCE.......................................................................71
  3.12  LEGAL DUE DILIGENCE.................................................................72
  3.13  CLOSING DATE........................................................................72
ARTICLE IV. -- GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES............................72



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
  4.1   PAYMENT AND PERFORMANCE OF
LIABILITIES.................................................................................72
  4.2   DUE ORGANIZATION. CORPORATE AUTHORIZATION. NO CONFLICTS.............................72
  4.3   TRADE NAMES.........................................................................74
  4.4   INFRASTRUCTURE......................................................................74
  4.5   INTENTIONALLY DELETED...............................................................75
  4.6   LOCATIONS...........................................................................75
  4.7   TITLE TO ASSETS.....................................................................77
  4.8   INDEBTEDNESS........................................................................77
  4.9   INSURANCE...........................................................................78
  4.10  LICENSES............................................................................79
  4.11  LEASES..............................................................................79
  4.12  REQUIREMENTS OF LAW.................................................................80
  4.13  LABOR RELATIONS.....................................................................80
  4.14  MAINTAIN PROPERTIES.................................................................81
  4.15  TAXES...............................................................................82
  4.16  NO MARGIN STOCK.....................................................................83
  4.17  ERISA...............................................................................83
  4.18  HAZARDOUS MATERIALS.................................................................84
  4.19  LITIGATION..........................................................................85
  4.20  DIVIDENDS; INVESTMENTS; CORPORATE ACTION............................................85
  4.21  LOANS...............................................................................85
  4.22  PROTECTION OF ASSETS................................................................86
  4.23  LINE OF BUSINESS....................................................................86
  4.24  AFFILIATE TRANSACTIONS..............................................................86
  4.25  FURTHER ASSURANCES..................................................................87
  4.26  ADEQUACY OF DISCLOSURE..............................................................87
  4.27  NO RESTRICTIONS ON LIABILITIES......................................................88
  4.28  OTHER COVENANTS.....................................................................88
ARTICLE V. -- FINANCIAL REPORTING AND PERFORMANCE COVENANTS.................................88
  5.1   MAINTAIN RECORDS....................................................................88
  5.2   ACCESS TO RECORDS...................................................................89
  5.3   IMMEDIATE NOTICE TO AGENTS..........................................................90
  5.4   BORROWING BASE CERTIFICATE..........................................................91
  5.5   WEEKLY REPORTS......................................................................92
  5.6   MONTHLY REPORTS.....................................................................92
  5.7   QUARTERLY REPORTS...................................................................93
  5.8   ANNUAL REPORTS......................................................................94
  5.9   OFFICERS' CERTIFICATES..............................................................95
  5.10  INVENTORIES, APPRAISALS, AND AUDITS.................................................96
  5.11  ADDITIONAL FINANCIAL INFORMATION....................................................97
  5.12  FINANCIAL PERFORMANCE COVENANTS.....................................................98
ARTICLE VI. -- USE AND COLLECTION OF COLLATERAL............................................100
  6.1   USE OF INVENTORY COLLATERAL........................................................100
  6.2   INVENTORY QUALITY..................................................................100
  6.3   ADJUSTMENTS AND ALLOWANCES.........................................................100



                                       ii
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

  6.4   VALIDITY OF ACCOUNTS.................................................................100
  6.5   NOTIFICATION TO ACCOUNT DEBTORS......................................................100
ARTICLE VII. -- CASH MANAGEMENT; PAYMENT OF LIABILITIES......................................101
  7.1   DEPOSITORY ACCOUNTS..................................................................101
  7.2   CREDIT CARD RECEIPTS.................................................................102
  7.3   THE CONCENTRATION, BLOCKED, AND DISBURSEMENT ACCOUNTS................................103
  7.4   PROCEEDS AND COLLECTION OF ACCOUNTS..................................................103
  7.5   PAYMENT OF LIABILITIES...............................................................104
  7.6   THE DISBURSEMENT ACCOUNT.............................................................105
ARTICLE VIII. -- GRANT OF SECURITY INTEREST..................................................106
  8.1   GRANT OF SECURITY INTEREST...........................................................106
  8.2   EXTENT AND DURATION OF SECURITY INTEREST.............................................107
ARTICLE IX. -- COLLATERAL AGENT AS BORROWERS' ATTORNEY-IN-FACT...............................107
  9.1   APPOINTMENT AS ATTORNEY-IN-FACT......................................................107
  9.2   NO OBLIGATION TO ACT.................................................................108
ARTICLE X. -- EVENTS OF DEFAULT..............................................................108
  10.1  FAILURE TO PAY WORKING CAPITAL LOANS.................................................109
  10.2  FAILURE TO MAKE OTHER PAYMENTS.......................................................109
  10.3  FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD)...........................109
  10.4  FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD)..............................109
  10.5 MISREPRESENTATION.....................................................................110
  10.6  ACCELERATION OF OTHER DEBT. BREACH OF LEASE..........................................110
  10.7  DEFAULT UNDER OTHER AGREEMENTS.......................................................110
  10.8  UNINSURED CASUALTY LOSS..............................................................111
  10.9  ATTACHMENT; JUDGMENT; RESTRAINT OF BUSINESS..........................................111
  10.10 BUSINESS FAILURE.....................................................................111
  10.11 BANKRUPTCY...........................................................................112
  10.12 INDICTMENT -- FORFEITURE.............................................................112
  10.13 CHALLENGE TO LOAN DOCUMENTS..........................................................112
  10.14 KEY MANAGEMENT.......................................................................113
  10.15 CHANGE IN CONTROL....................................................................113
ARTICLE XI. -- RIGHTS AND REMEDIES UPON DEFAULT..............................................113
  11.1  RIGHTS OF ENFORCEMENT................................................................113
  11.2  SALE OF COLLATERAL...................................................................114
  11.3  OCCUPATION OF BUSINESS LOCATION......................................................115
  11.4  GRANT OF NONEXCLUSIVE LICENSE........................................................115
  11.5  ASSEMBLY OF COLLATERAL...............................................................116
  11.6  RIGHTS AND REMEDIES..................................................................116
ARTICLE XII. -- TRANCHE A FUNDINGS AND DISTRIBUTIONS.........................................116
  12.1  TRANCHE A FUNDING PROCEDURES.........................................................116
  12.2  SWINGLINE LOANS......................................................................117
  12.3  ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS..........................................118
  12.4  ORDINARY COURSE DISTRIBUTIONS........................................................120
ARTICLE XIII. -- ACCELERATION................................................................123
  13.1  ACCELERATION NOTICE BY ADMINISTRATIVE AGENT..........................................123



                                       iii
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
  13.2  ACCELERATION NOTICE BY SUPERMAJORITY LENDERS.........................................123
  13.3  ACCELERATION NOTICE BY THE TRANCHE B LENDER..........................................123
  13.4  ACCELERATION RIGHT OF TRANCHE B LENDER...............................................123
  13.5  ACCELERATION NOTICE BY THE TRANCHE C LENDER..........................................124
  13.6  ACCELERATION RIGHT OF TRANCHE C LENDER...............................................124
ARTICLE XIV. -- LIQUIDATIONS.................................................................125
  14.1 ACCELERATION..........................................................................125
  14.2  INITIATION OF LIQUIDATION............................................................125
  14.3  ACTIONS AT AND  FOLLOWING INITIATION OF LIQUIDATION..................................125
  14.4  COLLATERAL AGENT'S CONDUCT OF LIQUIDATION............................................126
  14.5  DISTRIBUTION OF LIQUIDATION PROCEEDS.................................................127
  14.6  RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION.......................................127
ARTICLE XV. -- THE AGENTS....................................................................130
  15.1  APPOINTMENT OF AGENT.................................................................130
  15.2  RESPONSIBILITIES OF AGENTS...........................................................131
  15.3  DISTRIBUTIONS BY THE AGENT...........................................................132
  15.4  DISPUTE RESOLUTION...................................................................133
  15.5  DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS............................................133
  15.6  CONFIDENTIAL INFORMATION.............................................................134
  15.7  RELIANCE BY AGENT....................................................................134
  15.8  NON-RELIANCE ON AGENTS AND OTHER LENDERS.............................................135
  15.9 INDEMNIFICATION.......................................................................136
  15.10 RESIGNATIONS OF AGENTS...............................................................136
ARTICLE XVI. -- ACTION BY AGENTS -- CONSENTS -- AMENDMENTS -- WAIVERS........................137
  16.1  ADMINISTRATION OF CREDIT FACILITIES..................................................137
  16.2  ACTIONS REQUIRING MAJORITY CONSENT...................................................139
  16.3  ACTIONS REQUIRING COMBINED MAJORITY CONSENT PLUS.....................................139
  16.4  ACTIONS REQUIRING SUPERMAJORITY LENDER CONSENT.......................................139
  16.5  ACTIONS REQUIRING COMBINED SUPERMAJORITY CONSENT PLUS................................140
  16.6  ACTIONS REQUIRING UNANIMOUS TRANCHE A CONSENT........................................141
  16.7  ACTIONS REQUIRING OR DIRECTED BY COMBINED UNANIMOUS CONSENT..........................141
  16.8  ACTIONS REQUIRING  TRANCHE B CONSENT.................................................143
  16.9  ACTIONS REQUIRING  TRANCHE C CONSENT.................................................143
  16.10 INTENTIONALLY LEFT BLANK.............................................................144
  16.11 ACTIONS REQUIRING SUPERMAJORITY CONSENT, TRANCHE B CONSENT AND TRANCHE C CONSENT.....145
  16.12 ACTIONS REQUIRING SWINGLINE LENDER CONSENT...........................................145
  16.13 ACTIONS REQUIRING AGENTS' CONSENT....................................................145
  16.14 MISCELLANEOUS ACTIONS................................................................145
  16.15 NONCONSENTING TRANCHE A LENDER.......................................................146
ARTICLE XVII. -- ASSIGNMENT BY LENDERS.......................................................147
  17.1  ASSIGNMENTS AND ASSUMPTIONS..........................................................147
  17.2  ASSIGNMENT PROCEDURES................................................................148
  17.3  EFFECT OF ASSIGNMENT.................................................................149
ARTICLE XVIII. -- NOTICES....................................................................150




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
  18.1  NOTICE ADDRESSES...................................................................150
  18.2  NOTICE GIVEN.......................................................................152
ARTICLE XIX. -- TERM.......................................................................153
  19.1  TERMINATION OF TRANCHE A REVOLVING CREDIT..........................................153
  19.2  ACTIONS ON TERMINATION.............................................................153
ARTICLE XX. -- GENERAL.....................................................................153
  20.1  PROTECTION OF COLLATERAL...........................................................153
  20.2  PUBLICITY..........................................................................154
  20.3  SUCCESSORS AND ASSIGNS.............................................................154
  20.4  SEVERABILITY.......................................................................154
  20.5  AMENDMENTS; COURSE OF DEALING......................................................154
  20.6  POWER OF ATTORNEY..................................................................155
  20.7  APPLICATION OF PROCEEDS............................................................155
  20.8  INCREASED COSTS....................................................................156
  20.9  COSTS AND EXPENSES OF THE AGENT....................................................156
  20.10 COPIES AND FACSIMILES..............................................................157
  20.11 MASSACHUSETTS LAW..................................................................158
  20.12 CONSENT TO JURISDICTION............................................................158
  20.13 INDEMNIFICATION....................................................................158
  20.14 RULES OF CONSTRUCTION..............................................................159
  20.15 INTENT.............................................................................161
  20.16 PARTICIPATIONS.....................................................................161
  20.17 RIGHT OF SET-OFF...................................................................162
  20.18 PLEDGES TO FEDERAL RESERVE BANKS...................................................162
  20.19 MAXIMUM INTEREST RATE..............................................................162
  20.20 WAIVERS............................................................................162
  20.21 THE BUYOUT.........................................................................164
  20.22 COUNTERPARTS.......................................................................165
  20.23 AMENDMENT AND RESTATEMENT..........................................................165



                                       v
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                                    EXHIBITS

2.7   :        SwingLine Note
2.9(b):        Tranche B Note
2.9(c):        Tranche C Note
2.21  :        L/C Fee Schedule
2.24  :        Tranche A Lenders' Commitments
4.2   :        Affiliates
4.3   :        Trade Names
4.6   :        Locations, Leases, and Landlords
4.7   :        Encumbrances
4.8   :        Indebtedness
4.9   :        Insurance Policies
4.11  :        Capital Leases
4.15  :        Taxes
4.19  :        Litigation
5.4   :        Borrowing Base Certificate
5.9   :        Officer's Compliance Certificate
7.1   :        DDA's.
7.2   :        Credit Card Arrangements

             SIXTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                                                              September 27, 2000


        THIS AGREEMENT is made between and among

        Fleet Capital Corporation a Rhode Island corporation with offices at 15260 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403, as agent (in such capacity, herein the "ADMINISTRATIVE AGENT"),for the benefit of the "TRANCHE A LENDERS" and also itself, a Tranche A Lender, on a Pro Rata basis, based upon each Tranche A Lender's Tranche A Percentage Commitment, who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become a "TRANCHE A LENDER" in accordance with the provisions of Article XVII below, and as agent for the benefit of the Tranche B Lender and the Tranche C Lender;

        and

        The CIT Group/Business Credit, Inc., with offices at 300 South Grand Avenue, 3rd Fl., Los Angeles, California 90017, in its capacity as the "CO-ADMINISTRATIVE AGENT" for the Lenders, and the capacity of the Co-Administrative Agent is solely titular in nature and the Co-Administrative Agent shall not have any additional rights or obligations under the Loan Documents by reason of such capacity;

        and

        Fleet Retail Finance Inc., a Delaware corporation, with offices at 40 Broad Street, Boston, MA 02109 and Fleet Capital Corporation (in such capacity, herein individually and collectively, the "COLLATERAL AGENT") for the benefit of the Lenders;

        and

        Fleet Robertson Stephens, Inc., a Massachusetts corporation with offices at 100 Federal Street, Boston, Massachusetts 02110, as the "SYNDICATION AGENT" for the Lenders;

        and

        Back Bay Funding, LLC, a Delaware limited liability company, with offices at 40 Broad Street, Boston, MA 02109 (the "TRANCHE B LENDER") and those Persons who in the future are those Persons (if any) who become a "TRANCHE B LENDER" in accordance with the provisions of Article XVII, below;

        and

        Enhanced Retail Funding, LLC, a Delaware limited liability company, with offices at 40 Broad Street, Boston, MA 02109 and Goldman Sachs Credit Partners L.P., with offices at 85 Broad Street, New York, New York, 10004 and those Persons who in the future are those Persons (if any) who become a "TRANCHE C LENDER" in accordance with the provisions of Article XVII, below; (collectively, the "TRANCHE C LENDER", together with the Tranche A Lenders and the Tranche B Lender, the "LENDERS");

        and

        Restoration Hardware, Inc., a Delaware corporation as a borrower (the "LEAD BORROWER" and the "PARENT") and The Michaels Furniture Company, Inc., a California corporation, also a borrower (individually, a "BORROWER", and, together with the Lead Borrower, the "BORROWERS"), each of which has its principal executive offices at 15 Koch Road, Suite J, Court Madera, California 94925


in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:

ARTICLE I. -- DEFINITIONS:

        As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

        "ACCELERATION": With respect to any Indebtedness, its becoming due and payable prior to its stated maturity. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

        "ACCELERATION NOTICE":  Written notice as follows:

               (a) From the Administrative Agent to the Collateral Agent as
                   provided in Section 13.1.

               (b) From the SuperMajority Lenders, as provided in Section 13.2.

               (c) From the Tranche B Lender, as provided in Section 13.3.

               (d) From the Tranche C Lender, as provided in Section 13.5.

               The Administrative Agent shall provide copies of any Acceleration Notice to each Lender, as applicable.

        "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as now or hereafter defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

        "ACH": Automated clearing house.

        "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

        "ACTUAL/PROJECTED EBITDA PERCENTAGE": As of any determination date, the quotient of (i) Borrowers' EBITDA for the preceding 12 months divided by (ii) Borrowers' projected EBITDA for the corresponding time period.

        "ADMINISTRATIVE AGENT": Defined in the Preamble.

        "AFFILIATE":

               (a) With respect to any two Persons (other than a Subsidiary), a relationship in which (i) one holds, directly or indirectly, not less than Five Percent (5%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to elect a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or
               (iii) the same third Person holds, directly or indirectly, not less than Five Percent (5%) of their respective capital stock, beneficial interests, partnership interests or other equity interests; or has directly or indirectly the right to elect the majority of directors of both such parties; or

               (b) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of any Borrower; could have such enterprise's tax returns or financial statements consolidated with the Lead Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Lead Borrower is a member; controls or is controlled by the Lead Borrower.

        "AGENT": When not preceded by "Administrative" or "Collateral", the term
               "Agent" refers collectively and individually to the Administrative Agent and the Collateral Agent, but not the Co-Administrative Agent.

        "AGENT'S COVER": Defined in Section 12.3(c)(i).

        "AGENT'S FEE": Defined in Section 2.14.

        "AGENT FEE LETTER": That certain letter of even date by and between the Administrative Agent and the Lead Borrower.

        "AGENT'S RIGHTS AND REMEDIES":  Defined in Section 11.6.

        "AGREEMENT": This Sixth Amended and Restated Loan and Security
               Agreement, and it may be modified, amended, supplemented or restated from time to time.

        "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of
               Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Collateral Agent, to reflect the appraiser's estimate of the net realization on the Liquidation of the Cost of the Borrowers' Inventory.

        "ASSIGNING LENDER": Defined in Section 17.1(a).

        "ASSIGNMENT AND ACCEPTANCE": Defined in Section 17.2(a).

        "AUTHORIZED OFFICER": The Lead Borrower's President, Treasurer, Chief
               Financial Officer, or Chief Administrative Officer duly authorized by the Lead Borrower's Board of Directors, or, in the case of Borrowing Base Certificates, such person as is authorized by the Board of Directors of the Lead Borrower.

        "AVAILABILITY": Defined in Section 2.1(e).

        "AVAILABILITY RESERVES": Such reserves as the Collateral Agent from time to time determines in the Collateral Agent's reasonable discretion as being appropriate to reflect the impediments to the Collateral Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                      (i) Rent (based upon past due rent and/or whether or not a
               Landlord's Waiver, acceptable to the Collateral Agent, has been received by the Collateral Agent)(initially which shall be 2 months rent for each location located in a Landlord State).

                      (ii) Customer Credit Liabilities (initially which shall be
               50% of the amount for such items as reflected on the Borrowers' stock ledger).

                      (iii) Past due taxes and other governmental charges,
               including ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Collateral Agent in the Collateral.

                      (iv) Import Landing Costs (initially which shall be 50% of such amount as reflected on the Borrowers' stock ledger).

                      (v) Landing Costs (initially which shall be 50% of 15% of
               Eligible Prepaid Inventory).

                      (vi) Deposits on special orders (initially which shall be
               50% of total special order deposit amounts as reflected on the Borrowers' balance sheet; effective December 1, 2000, such reserve shall be 100% of total special order deposit amounts as reflected on the Borrowers' balance sheet.

                      (vii) Payables (based upon payables which are past the
               Borrowers' historical payment terms consistent with past practices).

        "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

        "BASE": The Base Rate announced from time to time by Fleet National Bank
               (or any successor in interest to Fleet National Bank). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Administrative Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set. In all events, interest that is determined by reference to Base (or any successor to Base) shall be calculated on a 365/366-day year and actual days elapsed.

        "BASE MARGIN": As determined pursuant to the applicable section of the Margin Pricing Grid set forth in Section 2.11(a)(vi).

        "BASE MARGIN LOAN": Each Tranche A Loan while bearing interest at the
               Base Margin Rate.

        "BASE MARGIN RATE": The aggregate of Base plus the Base Margin per annum.

        "BLOCKED ACCOUNT": Any DDA into which the contents of any other DDA is transferred.

        "BLOCKED ACCOUNT AGREEMENT": An agreement, in form satisfactory to the Collateral Agent, which agreement recognizes the Collateral Agent's Collateral Interest in the contents of the DDA which is the subject of such agreement and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Collateral Agent.

        "BORROWERS": Defined in the Preamble.

        "BORROWER DEFAULT": Any Borrowing Base Default, Tranche B Payment
               Default, or General Default.

        "BORROWING BASE": Defined in Section 2.1(f).

        "BORROWING BASE CERTIFICATE": Defined in Section 5.4.

        "BORROWING BASE DEFAULT": Any failure of the Borrowers to maintain the unpaid balance of the Loan Account at an amount not in excess of Borrowing Base for Two (2) consecutive days.

        "BUSINESS DAY": Any day (with any references herein to time of day requirements meaning such times based on Los Angeles time) other than (a) Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or Los Angeles, California are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Agent is not open to the general public to conduct business.

        "BUSINESS PLAN": The Borrowers' three (3) year forecasted (i)
               Consolidated balance sheets, (ii) Consolidated and consolidating profit and loss statements, (iii)

               Consolidated cash flow statements, and (iv) projected borrowing base, each broken down by month and all prepared on a consistent basis with the Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions and otherwise in form and substance satisfactory to the Administrative Agent, and any revision, amendment, or update of such business plan, provided such revision, amendment, or update has been accepted in writing by the Administrative Agent.

        "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

        "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

        "CHANGE IN CONTROL": The occurrence of any of the following:

               (a) The failure of the Lead Borrower to own, beneficially and of record, 100% of the capital stock of all of the other Borrowers or such lesser amount of Michaels stock as shall occur by reason of the transfer of voting stock of Michaels to Michael Vermillion pursuant to the earn out terms in that certain Stock Purchase Agreement between the Lead Borrower and Michael Vermillion;

               (b) The occurrence of any event or circumstance such that the Lead Borrower does not have the power to elect all directors of all other Borrowers (other than the sale of stock to Michael Vermillion per the Stock Purchase Agreement referred to above); or

               (c) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC), directly or indirectly, of 20% or more of the issued and outstanding capital stock of the Parent having the right to vote for the election of directors of the Parent; or

               (d) More than one-third of the persons who were directors of the Parent on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Parent, and the board of directors as thereafter constituted is not reasonably acceptable to the Administrative Agent; or

               (e) Stephen Gordon ceases for any reason to be actively involved in the day-to-day management of the Borrowers' business.

        "CHATTEL PAPER": Has the meaning given that term in the UCC.

        "CLOSING DATE": The date on which all the conditions precedent in
               Article III of this Agreement are satisfied and the initial Tranche A Loans, the Tranche B Loan and the Tranche C Loan are made under this Agreement.

        "COLLATERAL": Defined in Section 8.1.

        "COLLATERAL AGENT": FRF and FCC.

        "COLLATERAL INTEREST": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

        "COMBINED A & C COMMITMENTS": The sum of the Tranche A Loan Commitments and the Tranche C Loan Ceiling (as reduced by any payments made on account of the principal amount of the Tranche C Debt).

        "COMBINED MAJORITY CONSENT PLUS": Consent of the Combined Majority
               Lenders Plus.

        "COMBINED MAJORITY LENDERS": At any time that any Tranche C Obligations are outstanding, the Tranche A Lenders (other than Delinquent Tranche A Lenders) and the Tranche C Lender, together holding 51% or more of the Combined A & C Commitments. At all other times, the Majority Lenders.

        "COMBINED MAJORITY LENDERS PLUS": At any time that any Tranche C
               Obligations are outstanding, the Combined Majority Lenders plus the Tranche B Lender. At any other time, the Majority Lenders Plus.

        "COMBINED SUPERMAJORITY LENDERS": At any time that any Tranche C
               Obligations are outstanding, Tranche A Lenders (other than Delinquent Tranche A Lenders) and the Tranche C Lender, together holding 66-2/3% or more the Combined A & C Commitments (other than Tranche A Loan Commitments held by a Delinquent Tranche A Lender). At all other times the SuperMajority Lenders.

        "COMBINED SUPERMAJORITY CONSENT PLUS": Consent of the Combined
               SuperMajority Lenders Plus.

        "COMBINED SUPERMAJORITY LENDERS PLUS": At any time that any Tranche C
               Obligations are outstanding, the Combined SuperMajority Lenders plus the Tranche B Lender. At any other time, the SuperMajority Lenders Plus.

        "COMBINED UNANIMOUS CONSENT": The Consent of all Tranche A Lenders
               (other than Delinquent Tranche A Lenders), the Tranche B Lender and Tranche C Consent.

        "CONCENTRATION ACCOUNT": The deposit account established by the Administrative Agent over which the Administrative Agent has sole dominion and control.

        "CONSENT": Actual written consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from an Agent of a proposed course of action to be followed by that Agent without that Agent having received from such Lender's written notice of that Lender's objection to such course of action, provided that that Agent may rely on such passage of time as consent by a Lender only if that Agent's written notice states that consent will be deemed to have been given if no objection is received within such time period.

        "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement, or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the corporations which constitute the Parent and its Subsidiary.

        "COST": The lower of

               (a) the calculated cost of Inventory purchases, as determined from invoices received by the Borrowers and reflected in the Borrowers' purchase journal or stock ledger, based upon the Borrowers' accounting practices in effect on the date on which this Agreement was executed; and

               (b) the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system), determined in accordance with the retail method of accounting and reflecting the Borrowers' historic business practices.

               "Cost" does not include Inventory capitalization costs or other non-purchase price charges (such as freight and UNICAP) used in the Borrowers' calculation of cost of goods sold.

        "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by any Agent's attorneys, and all reasonable costs incurred by any Agent including, without limitation, reasonable costs and expenses associated with any bankruptcy or insolvency proceeding or travel on behalf of any Agent, where such costs and expenses are directly or indirectly related to or in respect of that
               Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the rights and remedies of any Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" shall also include the reasonable costs and expenses similar to the foregoing incurred by the Tranche B Lender and Tranche C Lenders and the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and, Costs of Collection that pertain to the Tranche A Obligations shall bear interest at the then effective Base Margin Rate, and Costs of Collection that pertain to the Tranche B Obligations or the Tranche C Obligations shall bear interest at rate of interest then currently applicable for Tranche B Loans and Tranche C Loans, respectively.

        "CUSTOMER CREDIT LIABILITY": Gift certificates, deposits, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

        "DDA": Any checking or other demand depository account maintained by any of the Borrowers other than an Exempt DDA.

        "DELINQUENT TRANCHE A LENDER": Defined in Section 12.3(c).

        "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

        "DISBURSEMENT ACCOUNT": Defined in Section 7.3(a)(iii).

        "DOCUMENTS": Has the meaning given that term in the UCC.

        "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

        "EBITDA": The Borrowers' Consolidated earnings (excluding extraordinary gains and gains from the sale of assets other than in the ordinary course of business) before interest, taxes, depreciation, amortization and other non-cash charges properly deducted in determining earnings in accordance with GAAP, each as determined in accordance with GAAP.

        "ELIGIBLE ASSIGNEE": In the case of an assignment by a Tranche A Lender, a bank, insurance company, or company engaged in the business of making commercial loans organized under the laws of the United States of America, or a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, having a combined capital and surplus in excess of $250,000,000.00, or any Affiliate of any Tranche A Lender, or any Person to whom a Tranche A Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Tranche A Lender's rights of a material portion of such Tranche A Lender's portfolio of asset based credit facilities. In the case of an assignment by a Tranche B Lender or a Tranche C Lender, any Person except, so long as no Event of Default exists or has occurred and is continuing, such Person shall not be a competitor of the Borrowers.

        "ELIGIBLE INVENTORY": All of the following:

               Such of the Borrowers' Inventory at such locations, and of such types, character, qualities and quantities, as the Collateral Agent in its reasonable discretion from time to time determines to be acceptable Collateral for Borrowing Base purposes, as to which the Collateral Agent has a perfected security interest that is prior and superior to all claims and all Encumbrances (other than Permitted Encumbrances, subject to the Collateral Agent's right to establish Reserves therefor).

        "ELIGIBLE IN TRANSIT INVENTORY": That portion of the Lead Borrower's
               Inventory (without duplication of Eligible Inventory or Eligible L/C Inventory) for which the Lead Borrower has paid, title to which passed to the Lead Borrower, which has been received by the Lead Borrower or its bailee, and which has been shipped from a foreign location to the Lead Borrowers' warehouse provided that

               (a) Such Inventory is of such types, character, qualities and quantities as the Collateral Agent in its reasonable discretion from time to time determines to be Eligible Inventory;

               (b) The documents which relate to such shipment name the Collateral Agent as consignee of the subject Inventory and, if required by the Collateral Agent, the Collateral Agent has control over the documents which evidence ownership of the subject Inventory such as by providing a customs brokers agreement to the Collateral Agent); and

               (c) Such Inventory has not yet been delivered to the Lead Borrower's warehouse and has been in transit from the applicable foreign location for no more than 45 calendar days.

        "ELIGIBLE L/C INVENTORY": That portion of the Lead Borrower's Inventory
               (without duplication of Eligible Inventory and Eligible Prepaid Inventory) the purchase of which is supported by a documentary L/C then having an initial expiry of sixty (60) days or less days provided that

               (a) Such Inventory is of such types, character, qualities and quantities as the Collateral Agent in its reasonable discretion from time to time determines to be Eligible Inventory;

               (b) The documentary L/C which relate to such shipment name the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory such as by providing a customs brokers agreement to the Collateral Agent); and

               (c) Such Inventory has not yet been delivered to the Lead Borrower's warehouse and has been in transit from the applicable foreign location for no more than 45 calendar days.

        "ELIGIBLE PREPAID INVENTORY": That portion of the Lead Borrower's
               Inventory which consists of Eligible In Transit Inventory and Eligible L/C Inventory.

               Eligible Prepaid Inventory shall not include the following:

                      (i)    Landed Inventory.

                      (ii) From and after twenty-eight (28) days of the Closing Date, Eligible In Transit Inventory.

        "ELIGIBLE RECEIVABLES": Such of Michaels Accounts and accounts receivable as arise in the ordinary course of Michaels business for goods sold and/or services rendered by Michaels, which Accounts and accounts receivable have been reasonably determined by the Collateral Agent to be satisfactory and have been earned by performance and are owed to Michaels by such of Michaels trade customers as the Collateral Agent determines to be satisfactory, in the Collateral Agent's reasonable discretion in each instance.

        "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

        "ENCUMBRANCE": Each of the following:

                      (a) Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of Accounts or Chattel Paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                      (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

        "END DATE": The date upon which both (a) all Liabilities have been indefeasibly paid in full and (b) all obligations of all Lenders to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

        "ENVIRONMENTAL LAWS": All of the following:

                      (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                      (b) The common law relating to damage to Persons or property from Hazardous Materials.

        "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrowers' business, and any and all accessions or additions thereto, and substitutions therefor.

        "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE": Any Person which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is part of a group including the Borrowers or the Parent and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

        "EVENTS OF DEFAULT": Defined in Article X. Each reference to an "Event of Default" is to an Event of Default that has not been duly waived by the requisite Lenders or by the Administrative Agent as applicable. In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred, other than with respect to any post-default interest which accrued prior to such waiver and with respect to any reimbursement obligation in respect of any Costs of Collection.

        "EXEMPT DDA": A depository account maintained by any Borrower, the only contents of which may be transfers from the Disbursement Account and actually used solely for payroll of the Borrowers.

        "EXTENDED BORROWING BASE DEFAULT": Any failure of the Borrowers to maintain the unpaid balance of the Loan Account at an amount not in excess of the Borrowing

        Base for Sixty (60) consecutive days due to the existence of Permissible Overloans.

        "FCC": Fleet Capital Corporation, and its successors and assigns.

        "FEBRUARY 2000 AGREEMENT": Defined in Section 20.22.

        "FEDERAL FUNDS EFFECTIVE RATE": For any day, a fluctuating per annum interest rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on that date (or on the then next succeeding Business Day, if not one) by the Federal Reserve Bank of New York, provided that if such a rate is not so published for a day which is a Business Day, Federal Funds Effective Rate shall be the average of quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

        "FISCAL YEAR 2000": Defined in Section 5.12(b)(i).

        "FISCAL YEAR 2001": Defined in Section 5.12(b)(ii).

        "FIXTURES": Has the meaning given that term in the UCC.

        "FRF": Fleet Retail Finance Inc., and its successors and assigns.

        "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Administrative Agent, (a) the Lead Borrower's compliance with the financial performance covenants imposed pursuant to Section 5.12 shall be determined as if such Material Accounting Change had not taken place and (b) the Lead Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by its chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

        "GENERAL DEFAULT": The occurrence of any Event of Default, other than any Event of Default which also constitutes a Borrowing Base Default, an Extended Borrowing Base Default or a Tranche C Payment Default.

        "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrowers; credit memoranda in favor of the Borrowers; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrowers to enforce the foregoing; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, copyrightable materials, copyright registrations and applications, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; registrations, applications for registration of the foregoing; and all other intangible property of the Borrowers in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrowers or credit extended or services performed, by the Borrowers, whether intended for an individual customer or the general business of the Borrowers, or used or useful in connection with research and development by the Borrowers.

        "GOODS": Has the meaning given that term in the UCC.

        "GROSS MARGIN": With respect to the subject accounting period for which being calculated, the decimal equivalent of the following (determined in accordance with the cost method of accounting):

                        Sales (Minus) Cost of Goods Sold
                        --------------------------------
                                      Sales

        "GUARANTOR": Restoration Hardware Canada, Incorporated.

        "GUARANTY": That certain Guaranty executed by Guarantor of even date herewith.

        "GUARANTOR SECURITY DOCUMENTS": That certain pledge executed by the Lead
               Borrower whereby it pledges at least 66.66% of the voting capital stock of the Guarantor and such other documents as the Collateral Agent may require in order for the Collateral Agent to be granted a first priority lien, charge and security interest in all assets of the Guarantor, provided that the granting and perfection of such lien, charge, and security interest does not cause the Lead Borrower or any Subsidiary to incur significant adverse tax consequences.

        "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances or petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

        "IMPORTLANDING COSTS": To the extent not included in the Stated Amount of an L/C, Landing Costs for Inventory, the purchase of which is supported by such L/C, or customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" in transit Inventory and which is not included in invoices for prepaid Inventory.

        "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                      (a) Money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money (whether or not such obligations are convertible into equity);

                      (b) Any letter of credit or acceptance transaction (including, without limitation, the Stated Amount of all outstanding letters of credit and acceptances issued for the account of such Person, and (without duplication) any amount for which such Person would be obligated to provide reimbursement or for which such Person is liable in connection with a letter of credit or acceptance transaction);

                      (c) The provision of recourse in connection with the sale or discount of Accounts or Chattel Paper of such Person;

                      (d) On account of recourse or repayment obligations with respect to deposits or advances;

                      (e) As lessee under Capital Leases;

                      (f) In connection with any sale and leaseback transaction.

        "INDEBTEDNESS" also includes:

                      (a) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                      (b) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                      (c) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

        "INDEMNIFIED PERSON": Defined in Section 20.13.

        "INDEX BUSINESS DAY": Any day which is both a Business Day and a day on which the principal market in Libor deposits in London in which Fleet National Bank or its successors participate is open for dealings in United States Dollar deposits.

        "INDEX LOAN": Any Tranche A Loan which bears interest at a Index Rate.

        "INDEX MARGIN": As determined pursuant to the applicable section of the Margin Pricing Grid set forth in Section 2.11(a)(vi), for loans initiated on or after the date when so set, that is to say Index contracts in effect at the time of increases/decreases in margin will remain in effect at the margin originally utilized when the contract was opened. The margin in effect at a given time will apply to contracts opened at that time, and shall be based upon the Margin Pricing Grid.

        "INDEX OFFER RATE": With respect to any Index Loan, the rate of interest
               (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Fleet National Bank, by first-class banks in the London interbank market in which Fleet National Bank participates at or about 10:00AM (California Time) two (2) Index Business Days before the first day of the Interest Period for the subject Index Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

        "INDEX RATE": That per annum rate (calculated on a 360-day year and actual days elapsed) equal to the Index Offer Rate plus the Index Margin except that, in the event that the Administrative Agent determines that any Tranche A Lender may be subject to the Reserve Percentage, the "Index Rate" shall mean, with respect to any Index Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Index Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:

                      (a) is the decimal equivalent of the following fraction:

                                Index Offer Rate
                                ----------------
                           1 minus Reserve Percentage

                      (b) is the applicable Index Margin.

        "INSTRUMENTS": Has the meaning given that term in the UCC.

        "INTEREST PAYMENT DATE": With reference to:

                      (a) Each Index Loan: (i) having an Interest Period of one, two, or three months, the last day of the Interest Period relating thereto, the Termination Date and the End Date;
                      (ii) having an Interest Period of six months, the last day of the third month of such Interest Period, the last day of such Interest Period, the Termination Date, and the End Date.

                      (b) Each Base Margin Loan: the first day of each month; the Termination Date; and the End Date.

        "INTEREST PERIOD":

                      (a) With respect to each Index Loan: Subject to Subsection
                      (b), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Index Loan and ending on the day that corresponds numerically to such date, one, two, three or six months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2.5(b)) to the Administrative Agent.

                      (b) The setting of Interest Periods is in all instances subject to the following:

                             (i) Any Interest Period for a Index Loan which would otherwise end on a day that is not a Index Business Day shall be extended to the next succeeding Index Business Day, unless that succeeding Index Business Day is in the next calendar month, in which event such Interest Period shall end on the last Index Business Day of the month during which the Interest Period ends.

                             (ii) Subject to Subsections (iii) and (iv), below, any Interest Period applicable to a Index Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Index Business Day of the month during which that Interest Period ends.

                             (iii) Any Interest Period which would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date.

                             (iv) The Lead Borrower shall not select, renew, or convert any interest rate for a Tranche A Loan such that, in addition to interest at the Base Margin Rate, there are more than six (6) Interest Periods applicable to Index Loans at any one time.

        "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrowers, or used or consumed or to be used or consumed in the Borrowers' business; Goods of said description in transit; returned, repossessed and rejected Goods of said description; and all Documents (whether or not negotiable) which represent any of the foregoing.

        "INVENTORY ADVANCE RATE": The following percentages during the periods indicated in the chart below:


PERIOD                      PERCENTAGE
------                      ----------
Closing Date --                  72%
December 15, 2000
December 16, 2000 --             68%
Tranche A Maturity Date


        "INVENTORY APPRAISAL CAP": 85% of the Appraised Inventory Liquidation
               Value.

        "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Collateral Agent in the Collateral Agent's reasonable discretion with respect to the determination of the saleability, at Retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                             (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

                             (ii)   Seasonality.

                             (iii) Shrinkage, which initially shall be the amount equal to that percentage of actual shrink in excess of the percentage accrued by the Borrowers.

                             (iv)   Imbalance.

                             (v)    Change in Inventory character.

                             (vi)   Change in Inventory composition.

                             (vii)  Change in Inventory mix.

                             (viii) Markdowns (both permanent and point of sale).

                             (ix) Retail mark ons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

                             (x)     Damaged goods.

                             (xi)    Consigned goods.

                             (xii) Any non-merchandise Inventory (such as labels, bags, and packaging materials).

                             (xiii)  Return to vendor merchandise.

                             (xiv)   Packaways.

                             (xv) RAW Inventory (i.e. Inventory delivered to vendors on a temporary basis for such work as assembly).

                             (xvi)   Catalogue and photo sample Inventory.

                             (xvii)  Inventory subject to open L/C's.

                             (xviii) Inventory owned by the Lead Borrower's Affiliate in Canada.

                             (xix) Eligible PrePaid Inventory, which initially shall be the following amounts during the following periods: (a) 25% of the Cost of Eligible In Transit Inventory for the period commencing with the 14th day following the Closing Date and ending on the 21st day following the Closing Date and (b) 50% of the Cost of Eligible In Transit Inventory for the period commencing with the 22nd day following the Closing Date and ending on the 28th day following the Closing Date.

        "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

        "ISSUER": The issuer of any L/C.

        "LANDLORD STATE": Initially Washington, Virginia, and Pennsylvania and such other states in which a landlord's claim for rent has priority over the Encumbrances of the Collateral Agent in the Collateral.

        "LANDING COSTS": Customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" in transit Inventory, without duplication of Import Landing Costs.

        "LANDED INVENTORY": Eligible Prepaid Inventory that has been received by the Borrowers at the Borrowers' warehouse or distribution center located in the United States and recorded in the Borrowers' stock ledger. For the initial 45 days following the Closing Date, Eligible Prepaid Inventory shall be deemed Landed Inventory 30 days following the wire transfer payment date for such Inventory.

        "L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

        "LEAD BORROWER": Defined in the Preamble.

        "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which any Borrower is entitled to the use or occupancy of any space.

        "LEASEHOLD INTEREST": Any interest of the Borrowers as lessee under any Lease.

        "LENDERS": The Tranche A Lenders, the Tranche B Lender, and the Tranche
               C Lender, collectively and individually.

        "LENDERS' SPECIAL COUNSEL": Includes the following (in addition to counsel for the Agents):

                      (a) A single counsel, selected by the Administrative Agent following the occurrence of an Event of Default, to represent the interests of the Tranche A Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

                      (b) A single counsel, selected by the Tranche B Lender, to represent the interests of the Tranche B Lender in connection with the negotiation, drafting, modification, amendment, restatement, enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

                      (c) A single counsel, selected by the Tranche C Lender, to represent the interests of the Tranche C Lender in connection with the negotiation, drafting, modification, amendment, restatement, enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

        "LIABILITIES": Includes, without limitation, the following:

                      (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents:

                             (i) Any and all direct and indirect liabilities, debts, and obligations of the Borrowers to any Agent or any Lender, each of every kind, nature, and description.

                             (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrowers to an Agent or any Lender (including all future advances whether or not made pursuant to a commitment by an Agent or Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which an Agent or any Lender, may hold against the Borrowers.

                             (iii) All notes and other obligations of the Borrowers now or hereafter assigned to or held by the Administrative Agent or any Lender, each of every kind, nature, and description.

                             (iv) All interest, fees, and charges and other amounts which may be charged by the Agents or any Lender, to the Borrowers and/or which may be due from the Borrowers to the Agents or any Lender, from time to time.

                             (v) All costs and expenses incurred or paid by the Agents or any Lender, in respect of any agreement between the Borrowers and any of the Agents or any Lender, or instrument furnished by the Borrowers to the any of the Agents or any Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees (including reasonable fees and expenses of Lenders' Special Counsel), and all court and litigation costs and expenses).

                             (vi) Any and all covenants of the Borrowers to or with the Agents or any Lender, and any and all obligations of the Borrowers to act or to refrain from acting in accordance with any agreement between the Borrowers and the Agents or any Lender, or instrument furnished by the Borrowers to the Agents or any Lender.

                             (vii) Each of the foregoing as if each reference to "the Agents or any Lender," were to each Affiliate of the Agents or any Lender.

                      (b) Any and all direct or indirect liabilities, debts, and obligations of the Borrowers to any Agent or any Affiliate of any Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrowers pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

        "LIQUIDATION": The exercise, by the Collateral Agent, of those rights and remedies accorded to the Collateral Agent under the Loan Documents and applicable law as a creditor of the Borrowers following and on account of the occurrence of an Event of Default. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

        "LOAN ACCOUNT": Defined in Section 2.8.

        "LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Article III, below, each instrument and document executed and/or delivered as contemplated by Article III, hereof, (including without limitation the fee letters by and between any of the Agents and the Borrowers or any of the Lenders and the Borrowers, and the Warrant Agreement) and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with any Agent or any Affiliate of any Agent or, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by any Agent or any Affiliate of any Agent, as each may be amended from time to time.

        "MAJORITY CONSENT": Consent of Majority Lenders.

        "MAJORITY LENDERS": Tranche A Lenders (other than Delinquent Tranche A
               Lenders) holding 51% or more (but at no time no less than two Tranche A Lenders) of the Tranche A Loan Commitments (other than any Tranche A Loan Commitments held by Delinquent Tranche A Lenders).

        "MAJORITY LENDERS PLUS": Majority Lenders plus the Tranche B Lender.

        "MARGIN PRICING GRID": Provides for quarterly adjustment to the interest rate to be charged on Tranche A Loans based upon Actual to Projected EBITDA Percentage and is shown in Section 2.11(a)(vi).

        "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, if such change has a material effect on the Borrowers' financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place, or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5.12, where such a breach would not have occurred if such change had not taken place or visa versa.

        "MATERIAL ADVERSE CHANGE": Any event, fact, circumstance, change in, or effect on, the business of any Borrower, which individually or in the aggregate or on a cumulative basis with any other events, facts, circumstances, changes in, or effects on, the Borrowers or the Collateral, taken as a whole which:

                      (a) Would reasonably be expected to materially adversely affect (i) the ability of the Borrowers to (A) operate or conduct its business in all material respects in the manner in which such business is currently operated or conducted, or (B) to perform its obligations under the Loan Documents or (ii) the assets, properties, business, prospects, profitability, operations, or condition (financial or otherwise) of the Borrowers.

                      (b) Would reasonably be expected to have a Material Adverse Effect on the value, enforceability, or collectibility of the Collateral.

        "MATERIAL ADVERSE EFFECT": A result, consequence, or outcome which constitutes a Material Adverse Change.

        "MICHAELS": The Michaels Furniture Company, Inc., a Borrower hereunder.

        "MICHAELS PLEDGE": That Pledge Agreement of even date herewith by and between the Lead Borrower and the Collateral Agent, on behalf of the Lenders, whereby the Lead Borrower pledges 100% of the voting stock in Michaels, or such lesser amount of Michaels stock as shall occur by reason of the transfer of voting stock of Michaels to Michael Vermillion pursuant to the earn out terms in that certain Stock Purchase Agreement between the Lead Borrower and Michael Vermillion.

        "MONITORING FEE": Defined in section 2.15(a).

        "NET TRANCHE A LOANS": The result of (a) the unpaid principal balance of all Tranche A Loans minus (b) the then unpaid principal balance of all SwingLine Loans.

        "NET CAPITAL EXPENDITURES": Capital Expenditures net of actual cash received from landlords for tenant improvements relating to the Borrowers' leased store locations.

        "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Collateral Agent to own or manage any Post Foreclosure Asset.

        "NONCONSENTING TRANCHE A LENDER": Defined in Section 16.15(a).

        "NOTICE ADDRESS": With respect to the Administrative Agent, as provided in Section 18.1.

               With respect to either Collateral Agent, as provided in Section 18.1.

               With respect to any Tranche A Lender, as indicated adjacent to such Lender's signature at the foot of this Agreement. With respect to any Person who becomes a Tranche A Lender hereafter pursuant to Section 17.2, as indicated in the Assignment and Acceptance of such Person.

               With respect to the Tranche B Lender, as provided in Section
               18.1.

               With respect to the Tranche C Lender, as provided in Section
               18.1.

               Each Notice Address is subject to change as provided in Section 18.1.

        "OVERALL INVENTORY APPRAISAL CAP": 92% of the Appraised Inventory
               Liquidation Value.

        "OVERALL INVENTORY ADVANCE RATE": The following percentages during the periods indicated in the chart below:

PERIOD                   PERCENTAGE
------                   ----------
December 16th --             72%
February 15th

February 16th --             74%
September 15th

September 16th --            79%
December 15th

        "OVERLOAN": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, at the time it is made,
               (a) it is in excess of the Borrowing Base or (b) exceeds Availability immediately prior to the making of such loan, advance, or providing of credit support.

        "PARTICIPANT": Defined in Section 20.16, hereof.

        "PERMISSIBLE OVERLOANS": Tranche A Loans which are Overloans, which aggregate no more than Five Percent (5%) of the Borrowing Base at any one time outstanding, where such loans (without duplication) are either (a) Protective Advances or (b) made when Availability equals zero and are not extant for more than sixty (60) consecutive days during any 12 month period absent consent of the Combined SuperMajority Lenders Plus pursuant to Section 16.5, hereof; provided however, in no event shall the making of any Permissible Overloan cause any Tranche A Lender to exceed that Tranche A Lender's Tranche A Dollar Commitment. For the purposes of determining whether a Permissible Overloan is outstanding for more than sixty (60) consecutive days, any reduction of the Loan Account so that no Permissible Overloan is then outstanding must be in effect for not less than ten (10) consecutive days in order for such reduction to terminate the running of such sixty (60) consecutive day period.

        "PERMITTED ENCUMBRANCES": The following:

                      (a) Encumbrances in favor of the Collateral Agent pursuant to the terms of the Loan Documents.

                      (b) Those Encumbrances (if any) listed on EXHIBIT 4.7, annexed hereto.

                      (c) Liens securing the payment of taxes, either not yet overdue or the validity of which is being contested in good faith by the Borrowers and for which the Borrowers have established adequate cash reserve; non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent such liens secure (i) indebtedness that is not overdue, (ii) indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested by the Borrowers in good faith by appropriate proceedings diligently pursued, in each instance prior to the commencement of foreclosure or other similar proceedings and provided that adequate reserves therefor have been set aside on the Borrowers' books (provided, however, that the inclusion of any of the foregoing as "Permitted Encumbrances" shall not affect their respective relative priorities vis a vis the security interests created herein), or (iii) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.

                      (d) Deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.

                      (e) Landlord's liens arising by operation of law where waivers have not been obtained.

                      (f) Purchase money security interests or capitalized equipment leases on any property acquired or held by the Borrowers in the ordinary course of business and securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided however that (i) any such Encumbrance attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Encumbrance attaches solely to the property so acquired in such transaction and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property.

        "PERMITTED INVESTMENT": An investment which fulfills any of the following numbered criteria and which is pledged to the Collateral Agent for the benefit of the Lenders pursuant to a control or similar agreement acceptable to the Collateral Agent:

                      (a) Debt entitled to the full faith and credit of the United States with maturities not to exceed one hundred and eighty-one (181) days.

                      (b) Banker's acceptances accepted, savings accounts made available, repurchase agreements entered into, and certificates of deposit issued by the Collateral Agent or any bank whose most senior debt has been assigned an investment grade credit rating by a nationally recognized credit rating service.

                      (c) Commercial paper rated A-1/P-1.

                      (d) Money market accounts or funds within the meaning of Rule 2a-7 of the Investment Company Act of 1940, in effect as of the date of this Agreement.

        "PERMITTED SUBDEBT": Indebtedness of the Borrowers which (a) is on such terms and conditions as are acceptable to the SuperMajority Lenders Plus and (b) is subordinated to the Liabilities pursuant to a written agreement which is reasonably satisfactory to the SuperMajority Lenders Plus.

        "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

        "POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which is acquired by the Collateral Agent or a Nominee on account of the "bidding in" on behalf of the Lenders at a foreclosure of Collateral as part of a Liquidation.

        "PREPAID INVENTORY CAP": Ten Percent (10%) of the Cost of Eligible
               Inventory (net of Inventory Reserves).

        "PRO RATA": With respect to any Tranche A Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Tranche A Lender's Tranche A Dollar Commitment and the denominator of which shall be the aggregate of all of the Tranche A Lenders' Tranche A Dollar Commitments, as adjusted from time to time in accordance with the provisions of Section 17.1 hereof, provided that, if all Tranche A Loan Commitments have been terminated, the numerator shall be the unpaid amount of such Tranche A Lender's Tranche A Loans and its interest in L/C exposure and the denominator shall be the aggregate amount of all unpaid Tranche A Loans and L/C exposure.

        "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC (defined below), and proceeds of all Collateral.

        "PROTECTIVE ADVANCES": The aggregate of Tranche A Loans and expenditures and incurrences of obligations by the Administrative Agent which are made or undertaken in the Administrative Agent's discretion or at the direction of the Collateral Agent to protect or preserve the Collateral Interests which secure the Liabilities and the Collateral Agent's rights upon default or otherwise, or which any Agent determines in that Agent's discretion (such as preservation of the Borrowers' infrastructure), are appropriate to facilitate a Liquidation, provided, however, "Protective Advances", when made, together with other Permissible Overloans, shall not exceed Five Percent (5%) of the Borrowing Base in the aggregate at any time.

        "PUT RIGHTS": The right of the holder of the Warrants to put the Warrants to the Borrowers for cash.

        "PUT RIGHT DEBT": The aggregate of the Borrowers' Liabilities, obligations, and indebtedness (including any interest or fees related thereto) to the holder of the Warrants on account of such holder exercising the Put Rights.

        "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

        "RECEIVABLES ADVANCE RATE": 85%.

        "RECEIVABLES COLLATERAL": Any right to payment with respect to any of the Collateral.

        "RECEIVABLES RESERVES": Such Reserves as may be established from time to time by the Administrative Agent, at the direction the Collateral Agent in the Collateral Agent's reasonable discretion based upon the Collateral Agent's determination of the collectability in the ordinary course and of the creditworthiness of the Eligible Receivables. Without limiting the generality of the foregoing, Receivables Reserves may include (but are not limited to) reserves based on the following:

                             (i) The aggregate of all Accounts which are more than 90 days past invoice or are due or unpaid for more than 60 days from the due date.

                             (ii) The aggregate of all Accounts for which 25% or more of Accounts from the Account Debtor are deemed subject to reserves hereunder or not deemed Eligible Receivables.

                             (iii) That portion of Eligible Receivables owed by any Account Debtor which exceed ten percent (10%) of all Eligible Receivables.

                             (iv) The aggregate of all Accounts which arise out of the sale by the Borrowers of goods consigned or delivered to the Borrowers or to an Account Debtor on sale or return terms (whether or not compliance has been made with the applicable provisions of
                             Article 2 of the Uniform Commercial Code).

                             (v) The aggregate of all Accounts which arise out of any sale made on a basis other than upon terms usual to the business of the Borrowers.

                             (vi) The aggregate of all Accounts which arise out of any sale made on a "bill and hold," dating, or delayed shipping basis.

                             (vii) The aggregate of all Accounts which are owed by any Account Debtor whose principal place of business is not within the continental United States.

                             (viii) The aggregate of all Accounts which are owed by any Affiliate, including Restoration.

                             (ix) The aggregate of all Accounts to the extent that the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback as determined by the Agent in its discretion.

                             (x) The aggregate of all Accounts which are evidenced by a promissory note or other documentation evidencing modified payment terms.

                             (xi) The aggregate of all Accounts which are owed by any Person employed by, or a salesperson of, the Borrowers.

                             (xii) The Account Debtor is also a Michaels creditor or supplier, and the Account Debtor has disputed liability with respect to such Account, and the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Michaels, or the Account otherwise is or may become subject to any right of setoff by an Account Debtor who is also a Michaels creditor or supplier.

                             (xiii) The goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account or the Account does not otherwise represent a final sale.

                             (xiv) There exists any agreement with the Account Debtor for any deduction therefrom, including finance charges and reserves for rebates and advertising, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to the Account.

        "REGISTER":  Defined in Section 17.2(c).

        "REQUIREMENT OF LAW": As to any Person:

                      (a) (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

                      (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and

                      (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

        "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Tranche A Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Tranche A Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Index Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

        "RESERVES": The following: Receivables Reserves; Availability Reserves;
               and Inventory Reserves.

        "RESTORATION": Restoration Hardware, Inc.

        "RETAIL": The current ticket price aggregated by SKU of the Eligible
               Inventory, as reflected in the Borrowers' Consolidated stock ledger except that to the extent that Eligible Inventory is not reflected in the stock ledger, "Retail" shall be determined using such Consolidated non-stock ledger inventory systems of the Borrowers as the Agent shall deem adequate for such purpose in its reasonable discretion.

        "REVOLVING CREDIT": Defined in Section 2.1(a).

        "SEC": The United States Securities and Exchange Commission, or any successor thereto.

        "STATED AMOUNT": The maximum amount for which an L/C may be honored, less any amounts already drawn thereunder.

        "STANDSTILL PERIOD":

               (a) In the case of the Tranche B Lender, a period initiated by written notice by the Tranche B Lender to the Administrative Agent in accordance with Section 13.4(a), which period is 15 days for any Borrowing Base Default or Tranche B Payment Default and 30 days for any General Default.

               (b) In the case of the Tranche C Lender, a period initiated by written notice by the Tranche C Lender to the Administrative Agent in accordance with Section 13.6(a), which period is 30 days for any Tranche C Payment Default and for any Extended Borrowing Base Default which is continued for longer than the initial sixty
               (60) consecutive day period during which Permissible Overloans may be outstanding by Combined SuperMajority Consent Plus pursuant to Section 16.5(b), and 60 days for any General Default.

        "STORES": All of the Borrowers' present and future retail locations, including without limitation, those locations listed on EXHIBIT
               4.6 as retail locations.

        "SUBSIDIARY": (a) Any corporation or limited liability company of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors or membership interests is owned or controlled, directly or indirectly, by a Person and/or by one or more of its Subsidiary, and (b) any partnership in which a Person and/or one or more Subsidiary of such Person shall have a general partnership interest or any other interest (whether in the form of voting or participation in profits or capital contribution), in each case, of more than fifty percent (50%).

        "SUPERMAJORITY CONSENT": Consent of the SuperMajority Lenders.

        "SUPERMAJORITY LENDERS": Tranche A Lenders (other than Delinquent
               Tranche A Lenders) holding 66-2/3% or more the Tranche A Loan Commitments (other than Tranche A Loan Commitments held by a Delinquent Tranche A Lender).

        "SUPERMAJORITY LENDERS PLUS": SuperMajority Lenders plus the Tranche B
               Lender.

        "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

        "SWINGLINE": The facility pursuant to which the SwingLine Lender may advance SwingLine Loan to the Borrower aggregating up to the SwingLine Loan Ceiling.

        "SWINGLINE LENDER": FCC.

        "SWINGLINE LOAN CEILING": Seven Million Five Hundred Thousand Dollars
               ($7,500,000.00) (subject to increase as provided in Section 2.7(a)), which amount shall be a sublimit of the Tranche A Ceiling.

        "SWINGLINE LOANS": Defined in Section 2.7(a).

        "SWINGLINE NOTE": Defined in Section 2.7(c).

        "TRANCHE A COMMITMENT": With respect to each Tranche A Lender, that respective Tranche A Lender's Tranche A Dollar Commitment.

        "TRANCHE A CEILING": The aggregate amount of the Tranche A Commitments of all Tranche A Lenders which shall equal One Hundred Million Dollars ($100,000,000.00).

        "TRANCHE A DEBT": The aggregate of the Borrowers' Liabilities, obligations, and indebtedness of any character to the Tranche A Lenders that arise from or are related to Tranche A Loans (including without limitation any Costs of Collection of the Tranche A Lenders), other than Tranche A Fees.

        "TRANCHE A DOLLAR COMMITMENT": As set forth on EXHIBIT 2.24(a), annexed hereto (as such amounts may change in accordance with the provisions of this

               Agreement). The aggregate of Tranche A Dollar Commitments shall not exceed $100,000,000.00.

        "TRANCHE A EARLY TERMINATION FEE": Defined in Section 2.17(a).

        "TRANCHE A FEES" All fees (such as a fee on account of the execution of an amendment of the Loan Agreement or the Tranche A Early Termination Fee) payable by the Borrowers in respect of the Tranche A Loans, including any fee payable on account of cash management services and the issuance of L/C's relating to this Agreement and any fee payable as provided in the Agent Fee Letter, and any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under this Agreement or the other Loan Documents.

        "TRANCHE A LENDERS": Each Tranche A Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Tranche A Lender" in accordance with the provisions of this Agreement.

        "TRANCHE A LOAN": Defined in Section 2.1(a).

        "TRANCHE A NOTE": Defined in Section 2.9(a).

        "TRANCHE A MATURITY DATE": June 30, 2003.

        "TRANCHE A OBLIGATIONS": The aggregate of Tranche A Debt and Tranche A
               Fees.

        "TRANCHE A PERCENTAGE COMMITMENT": As set forth on EXHIBIT 2.24(a), annexed hereto reflecting, with respect to any Tranche A Lender, the ratio of (i) the amount of the Tranche A Dollar Commitment of such Tranche A Lender to (ii) the aggregate amount of the Tranche A Dollar Commitments of all Tranche A Lenders (as such percentage may change in accordance with the provisions of this Agreement).

        "TRANCHE A SENIOR COLLATERAL": All Collateral which is not Tranche B
               Senior Collateral or Tranche C Senior Collateral.

        "TRANCHE A TERMINATION DATE": The earliest of (a) the Tranche A Maturity
               Date; or (b) the occurrence of any event described in Section 10.11, below; or (c) the date set as the Tranche A Termination Date in a notice by the Administrative Agent to the

               Lead Borrower on account of the occurrence of any Event of Default other than as described in Section 10.11, below.

        "TRANCHE B ANNIVERSARY FEE": Defined in Section 2.13(c).

        "TRANCHE B COMMITMENT FEE": Defined in Section 2.13(a).

        "TRANCHE B CONSENT": Consent of the Tranche B Lender.

        "TRANCHE B CURRENT PAY INTEREST": Defined in Section 2.11(b)(i).

        "TRANCHE B DEBT": The aggregate of the Borrowers' Liabilities, obligations, and indebtedness of any character to the Tranche B Lender arising from or related to the Tranche B Loan (including without limitation any Costs of Collection of the Tranche B Lender), other than Tranche B Fees.

        "TRANCHE B DEBT PAYMENT": Any payment of principal, interest (whether payable in cash or otherwise), fees, premium, or otherwise on account of the Tranche B Debt.

        "TRANCHE B DEFERRED INTEREST": Defined in Section 2.11(b)(i).

        "TRANCHE B EARLY TERMINATION FEE": Defined in Section 2.17(b).

        "TRANCHE B FEES" All fees (such as Tranche B Commitment Fee, Tranche B
               Anniversary Fee, Tranche B Early Termination Fee and any fee on account of the execution of an amendment of the Loan Agreement) payable by the Borrowers in respect of the Tranche B Loan, other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under this Agreement or the other Loan Documents.

        "TRANCHE B FEE LETTER": That certain letter of even date by and between the Lead Borrower and the Tranche B Lender.

        "TRANCHE B INTEREST": Defined in Section 2.11(b)(i).

        "TRANCHE B LENDER": Defined in the Preamble, together with its successors and assigns.

        "TRANCHE B LOANS": Defined in Section 2.1(b).

        "TRANCHE B LOAN CEILING": $5,000,000.00.

        "TRANCHE B MATURITY DATE": June 30, 2003.

        "TRANCHE B NOTE": Defined in Section 2.9(b).

        "TRANCHE B OBLIGATIONS": The aggregate of Tranche B Debt and Tranche B
               Fees.

        "TRANCHE B PAYMENT DEFAULT" The failure of the Borrowers to have made any Tranche B Debt Payment prior to the expiry of any grace period applicable to such payment.

        "TRANCHE B SENIOR COLLATERAL": (i) Equipment and Fixtures located at the
               Lead Borrower's Warehouses; (ii) each item of Collateral now or hereafter owned by Michaels (other than Accounts and Inventory, and all products, Proceeds, substitutions and accessions of or to any of the foregoing), wherever located, and all products, Proceeds, substitutions and accessions of or to any of the foregoing; (iii) all the capital stock of Michaels, which shall be pledged to the Collateral Agent pursuant to the Michaels Pledge; and (iv) all presently existing or hereafter existing assets of Guarantor pursuant to the Guarantor Security Documents.

        "TRANCHE B TERMINATION DATE": The earliest of (a) the Tranche B Maturity
               Date; or (b) the occurrence of any event described in Section 10.11, below; or (c) the date set as the Tranche B Termination Date in a notice by the Administrative Agent to the Lead Borrower on account of the occurrence of any Event of Default other than as described in Section 10.11, below.

        "TRANCHE C ANNIVERSARY FEE": Defined in Section 2.13(d).

        "TRANCHE C COMMITMENT FEE": Defined in Section 2.13(b).

        "TRANCHE C CONSENT": Consent of the holders of 80% of the Tranche C
               Debt.

        "TRANCHE C DEBT": The aggregate of the Borrowers' Liabilities, obligations, and indebtedness of any character to the Tranche C Lenders (including without limitation any Costs of Collection of the Tranche C Lenders), other than the Put Right Debt and Tranche C Fees.

        "TRANCHE C DEBT PAYMENT": Any payment of principal, interest (whether payable in cash or otherwise), fees, premium, or otherwise on account of the Tranche C Debt.

        "TRANCHE C EARLY TERMINATION FEE": Defined in Section 2.17(c).

        "TRANCHE C FEES" The Tranche C Closing Fee, Tranche C Anniversary Fee,
               Tranche C Commitment Fee, Tranche C Early Termination Fee and all other fees (such as a fee on account of the execution of an amendment of the Loan Agreement) payable by the Borrowers in respect of the Tranche C Loans, other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under this Agreement or the other Loan Documents.

        "TRANCHE C FEE LETTER": That certain letter of even date by and between the Lead Borrower and the Tranche C Lender.

        "TRANCHE C LENDER(s)": Defined in the Preamble, together with their successors and assigns.

        "TRANCHE C LOANS": Defined in Section 2.1(c).

        "TRANCHE C LOAN CEILING": $6,000,000.00.

        "TRANCHE C MATURITY DATE": December 31, 2001.

        "TRANCHE C NOTE": Defined in Section 2.9(c).

        "TRANCHE C OBLIGATIONS": The aggregate of Tranche C Debt, the Put Right
               Debt (if then or previously exercised and outstanding) and Tranche C Fees.

        "TRANCHE C PAYMENT DEFAULT" The failure of the Borrowers to have made any Tranche C Debt Payment prior to the expiry of any grace period applicable to such payment.

        "TRANCHE C SENIOR COLLATERAL": Equipment located at the Borrowers'
               Stores.

        "TRANCHE C TERMINATION DATE": The earliest of (a) the Tranche C Maturity
               Date; or (b) at the option of the Tranche C Lender, the occurrence of a Change in Control, or (c) the occurrence of any event described in Section 10.11, below; or (d) the date set as the Tranche C Termination Date in a notice by the Administrative Agent to the Lead Borrower on account of the occurrence of any Event of Default other than as described in Section 10.11, below.

        "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed pursuant to Section 18.1, except that no change of the wire instructions for Transfers to any Lender shall be effective without the consent of the Administrative Agent.

        "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106) as used herein in the context of any definitions; otherwise, as in effect from time to time in Massachusetts.

        "UNANIMOUS TRANCHE A CONSENT": The Consent of all Tranche A Lenders other than Delinquent Tranche A Lenders.

        "UNUSED LINE FEE": Defined in Section 2.16.

        "WAREHOUSE": The Borrowers' distribution centers and warehouses listed in Exhibit 4.6 hereto, and any future locations at which the Borrowers store Inventory for shipment to its Stores or directly to customers.

        "WARRANT": The right of the Tranche C Lender (or their assignees) to purchase stock of the Lead Borrower pursuant to the Warrant Agreement.

        "WARRANT AGREEMENT": That certain Warrant Agreement dated as of
               September 27, 2000, by and among the Lead Borrower and the Tranche C Lender.

        "WORKING CAPITAL LOANS": The aggregate of the Revolving Credit, the
               Tranche B Loan and the Tranche C Loan.

ARTICLE II. -  THE WORKING CAPITAL LOANS

        2.1 ESTABLISHMENT OF WORKING CAPITAL LOANS.

               (a) The Tranche A Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Tranche A Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as follows:

Subject to the terms hereof, each Tranche A Lender agrees to make available from time to time until the Tranche A Maturity Date its Pro Rata share of advances (each, a "TRANCHE A LOAN") in each instance equal to its applicable Tranche A Percentage Commitment of Availability, up to a maximum amount of its applicable Tranche A Dollar Commitment. The obligations of each Tranche A Lender hereunder shall be several and not joint.

               (b) Subject to the terms hereof, the Tranche B Lender agrees to advance to the Borrowers on the Closing Date amounts equal to the Tranche B Loan Ceiling (the "TRANCHE B LOAN").

               (c) Subject to the terms hereof, the Tranche C Lender agrees to advance to the Borrowers on the Closing Date amounts equal to the Tranche C Loan Ceiling (the "TRANCHE C LOAN").

               (d) Tranche A Loans shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Collateral Agent by reference to Borrowing Base Certificates furnished as provided in Section 5.4 below. The Collateral Agent shall advise the Administrative Agent of its determination of the Borrowing Base and Availability no later than 1:30 PM California time on any day it is furnished a Borrowing Base Certificate in accordance with Section 5.4 below.

               (e) As used herein "AVAILABILITY" refers at any time to the result of the following:

                      (i)    Borrowing Base.

                                 Minus

                      (ii) the then unpaid principal balance of all Tranche A Loans outstanding (including, without duplication, the unpaid principal balance of any SwingLine Loans).

                                 Minus

                      (iii)  the then Stated Amount of all L/C's.

               (f) As used herein "BORROWING BASE" refers at any time to the least of 2.1(f)(i), 2.1(f)(ii) or 2.1(f)(iii), where

                      (i) the Tranche A Loan Ceiling plus the Tranche B Loan Ceiling.

                      (ii)   the result of the following:

                             (A) The Cost of Eligible Inventory of the Lead Borrower (net of Inventory Reserves) multiplied by the Inventory Advance Rate, not to exceed the Inventory Appraisal Cap. plus

                             (B) The Cost of Eligible PrePaid Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate, not to exceed the PrePaid Inventory Cap.

                                    plus

                             (C)    The product of the Cost of Eligible
                                    Inventory of Michaels (net of Inventory
                                    Reserves) multiplied by 25%, which, together with the result of subsection 2.1(f)(ii)(D), shall not exceed $2,000,000.00.

                                    plus

                             (D) The product of the face amount of Eligible Receivables (net of Receivable Reserves) multiplied by the Receivable Advance Rate, which, together with the result of subsection 2.1(f)(ii)(C), shall not exceed $2,000,000.00.

                                    minus

                             (E)    The then aggregate of the Availability
                                    Reserves.

                      (iii)  the result of the following:

                             (A) The Cost of Eligible Inventory of the Lead Borrower (net of Inventory Reserves) multiplied by the Overall Inventory Advance Rate, not to exceed the Overall Inventory Appraisal Cap.

                                    plus

                             (B) The Cost of Eligible PrePaid Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate, not to exceed the PrePaid Inventory Cap.

                                    plus

                             (C)    The product of the Cost of Eligible
                                    Inventory of Michaels (net of Inventory
                                    Reserves) multiplied by 25%, which, together with the result of subsection
                                    2.1(f)(iii)(D), shall not exceed
                                    $2,000,000.00.

                                    plus

                             (D) The product of the face amount of Eligible Receivables (net of Receivable Reserves) multiplied by the Receivable Advance Rate, which, together with the result of subsection 2.1(f)(iii)(C), shall not exceed $2,000,000.00.

                                    minus

                             (E)    The then aggregate of the Availability
                                    Reserves.

                                    minus

                             (F) The unpaid principal balance of the all outstanding Tranche B Loans and all accrued and unpaid Tranche B Deferred Interest.

               (g) Intentionally Left Blank.

               (h) The commitment of each Tranche A Lender to provide such loans, advances, and financial accommodations is subject to Section 2.2.

               (i) The proceeds of borrowings of Working Capital Loans shall be used (i) solely for working capital purposes and (ii) for the Borrowers' Capital Expenditures, all solely to the extent permitted by this Agreement. No proceeds of Working Capital Loans may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement.

        2.2 ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS)

               (a) No Tranche A Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an Overloan.

               (b) The Tranche A Lenders' obligations, among themselves, are subject to Section 12.3(a) (which relates to each Tranche A Lender's making amounts available to the Administrative Agent) and to Sections 16.1(d) and 16.5(b) (which relate to Permissible Overloans).

               (c) The Tranche A Lenders' providing of an Overloan on any one occasion does not affect the obligations of the Borrowers hereunder (such as the Borrowers' obligation to immediately repay any amount which otherwise constitutes an Overloan) nor shall it obligate the Tranche A Lenders to do so on any other occasion.

        2.3 RISKS OF VALUE OF COLLATERAL.

        Any reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by any Agent or any Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agents in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Working Capital Loans.

        2.4 COMMITMENT TO MAKE TRANCHE A LOANS AND SUPPORT LETTERS OF CREDIT.

        Subject to the provisions of this Agreement, the Tranche A Lenders shall make a loan or advance under the Revolving Credit and the Administrative Agent shall endeavor to have an L/C issued for the account of the Borrowers, in each instance if duly and timely requested by the Lead Borrower as provided herein provided that:

               (a) No Overloan would be extant.

               (b) The Revolving Credit has not been suspended as provided in
Section 2.5(h).

        2.5 TRANCHE A LOAN REQUESTS.

               (a) Requests for loans and advances under the Revolving Credit shall be made by the Lead Borrower to the Administrative Agent as provided herein.
               (b) Subject to the provisions of this Agreement, the Lead Borrower may from time to time borrow, repay and reborrow under this Section
2.5. Each Tranche A Loan shall be made on notice by the Lead Borrower to the Administrative Agent. Each notice must be given by no later than the following:

                      (i) In the case of a Tranche A Loan which is to be a Base
               Margin Loan (which shall include the conversion of an Index
               Loan): By 10:30 AM, California time, on the Business Day on which such Tranche A Loan is to be made. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Index Loan, shall not be less than $10,000.00.

                      (ii) In the case of a Tranche A Loan which is to be an
               Index Loan (which shall include the continuation of, or the conversion of a Base Margin Loan to an Index Loan): By 10:30 AM, California time, three (3) Index Business Days prior to the first day of the Interest Period being requested. Index Loans and conversions to Index Loans shall each be not less than $1,000,000.00 and in increments of $100,000.00 in excess of such minimum.

                      (iii) Any Index Loan which matures while a Suspension
               Event is extant may be converted, at the option of the Administrative Agent, to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Loan is to be continued as a Index Loan.

               (c) Any request for a Tranche A Loan or for the conversion of a Tranche A Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Index Business Day, as applicable. Each request for a Tranche A Loan or for the conversion of a Tranche A Loan shall be made in such manner as may from time to time be acceptable to the Administrative Agent.

               (d) Intentionally Left Blank.

               (e) The Lead Borrower may request that the Administrative Agent cause the issuance of L/C's for the account of the Borrowers as provided in
Section 2.20.

               (f) The Administrative Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Administrative Agent.

               (g) A request by the Lead Borrower for a loan or advance or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                      (i) There has been no Material Adverse Change in the
               Borrowers' Consolidated financial condition from the most recent financial information furnished Administrative Agent or any Lender pursuant to this Agreement.

                      (ii) Each Borrower is in compliance with, and has not
               breached any of, its covenants contained in this Agreement.

                      (iii) All or a portion of any loan or advance so requested will be set aside or adequate reserves will otherwise be established by the Borrowers to the extent necessary to pay when due to all of the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                      (iv) Each representation which is made herein or in any of the Loan Documents is then true and complete as of and as if made on the date of such request (unless such representation relates to an earlier date, in which event such representation shall be true as of such earlier date).

                      (v) No Suspension Event is then extant.

               (h) Upon the occurrence from time to time of any Suspension Event neither the Administrative Agent on behalf of Tranche A Lenders nor the SwingLine Lender shall be obligated to make any loans or advance, to provide any financial accommodation hereunder, or to issue any L/C, or to accept any request of the Lead Borrower that any Index Loan be made or any Base Margin Loan be converted to an Index Loan.

        2.6 MAKING OF TRANCHE A LOANS

               (a) A loan or advance under the Revolving Credit shall be made by the Transfer of the proceeds of such loan or advance to the Disbursement Account or as otherwise instructed by the Lead Borrower.

               (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent and the applicable Tranche A Lenders for the amount thereof immediately) upon the Administrative Agent's initiation of the Transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower) or the charging of the amount of such loan to the Loan Account (in all other circumstances).

               (c) There shall not be any recourse to or liability of the Administrative Agent or any Tranche A Lender (except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or any Tranche A Lender, respectively, as determined by a court of competent jurisdiction), on account of:

                      (i) Any delay in the making of any loan or advance
               requested under the Revolving Credit.

                      (ii) Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                      (iii) Any delay in the receipt, and/or any loss, of funds
               which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Lead Borrower.

        2.7 SWINGLINE LOANS.

               (a) For ease of administration of Tranche A Loans, Tranche A Loans which are Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE Loans") in accordance with the procedures set forth in this Agreement for the making of Tranche A Loans. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling (which SwingLine Loan Ceiling is subject to amendment from time to time, by reasonable advance notice by the Administrative Agent to the Lead Borrower).

               (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a Tranche A Loan under the Revolving Credit.

               (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2.7 ("SWINGLINE NOTE"), executed by the Lead Borrower on behalf of itself and the other Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of the SwingLine Note shall be required to establish or prove any Liability. Upon the Lead Borrower being provided with an affidavit (which shall include an indemnity reasonably satisfactory to the Lead Borrower) from the SwingLine Lender to the effect that the SwingLine Note has been lost, mutilated, or destroyed, the Lead Borrower shall on behalf of itself and the other Borrowers execute and deliver a replacement of any SwingLine Note to the SwingLine Lender.

               (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Tranche A Loans and are secured as "Liabilities".

               (e) SwingLine Loans may be subject to periodic settlement with the Tranche A Lenders as provided in Section 12.2 of this Agreement.

        2.8 THE LOAN ACCOUNT.

               (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Administrative Agent in which a record shall be kept of all Tranche A Loans.

               (b) The Administrative Agent may also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Administrative Agent, the SwingLine Lender, and each Tranche A Lender on account of the Liabilities and of all credits against such amounts so owed.

               (c) All credits against the Liabilities shall be conditional upon receipt of final payment to the Administrative Agent for the account of each Tranche A Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Tranche A Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

               (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest (except for interest charged on Index Loans, which, absent the occurrence of an Event of Default, shall be charged on the maturity date of the Index contract), and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

               (e) The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agents or any Lender is entitled from the Borrowers pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.8(e) on account of the Administrative Agent shall bear interest at the rate then applicable to Base Margin Loans. Such charge by the Administrative Agent shall not constitute a waiver of the Administrative Agent's right or the Borrowers' obligations under Section 2.10(b).

               (f) Any statement rendered by the Administrative Agent or any Lender to the Borrowers concerning the Liabilities shall, in the absence of manifest error, be considered correct and accepted by the Borrowers and shall be conclusively binding upon the Borrowers unless the Lead Borrower provides the Administrative Agent or such Lender with written objection thereto within twenty
(20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Administrative Agent's and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

        2.9 THE NOTES.

               (a) The Borrowers' obligation to repay the Tranche A Loans, with interest as provided herein, may be evidenced by Notes (each, a "TRANCHE A NOTE") in form and substance acceptable to the Administrative Agent executed by the Lead Borrower on behalf of itself and the other Borrowers, one payable to each Tranche A Lender. No Tranche A Note shall be required, however, to establish or prove any Liability. Upon the Lead Borrower being provided with an affidavit (which shall include an indemnity reasonably satisfactory to the Lead Borrower) from the subject Tranche A Lender to the effect that a Tranche A Note (having previously been provided by the Borrowers) has been lost, mutilated, or destroyed, the Lead Borrower on behalf of itself and the other Borrowers shall execute and deliver a replacement thereof to such Tranche A Lender.

               (b) The Borrowers' obligation to repay the Tranche B Loan, with interest as provided herein, shall be evidenced by a Note (a "TRANCHE B NOTE") in the form of EXHIBIT 2.9(b), annexed hereto, executed by the Lead Borrower on behalf of itself and the other Borrowers, payable to the Tranche B Lender. Neither the original nor a copy of the Tranche B Note shall be required, however, to establish or prove any Liability. Upon the Lead Borrower being provided with an affidavit (which shall include an indemnity reasonably satisfactory to the Lead Borrower) from the subject Tranche B Lender to the effect that the Tranche B Note has been lost, mutilated, or destroyed, the Lead Borrower on behalf of itself and the other Borrowers shall execute and deliver a replacement thereof to the Tranche B Lender.

               (c) The Borrowers' obligation to repay the Tranche C Loan, with interest as provided herein, shall be evidenced by a Note (a "TRANCHE C NOTE") in the form of EXHIBIT 2.9(c), annexed hereto, executed by the Lead Borrower on behalf of itself and the other Borrowers, payable to a Tranche C Lender. Neither the original nor a copy of the Tranche C Note shall be required, however, to establish or prove any Liability. Upon the Lead Borrower being provided with an affidavit (which shall include an indemnity reasonably satisfactory to the Lead Borrower) from the subject Tranche C Lender to the effect that the Tranche C Note has been lost, mutilated, or destroyed, the Lead Borrower on behalf of itself and the other Borrowers shall execute and deliver a replacement thereof to the Tranche C Lender.

        2.10   PAYMENT OF THE WORKING CAPITAL LOANS.

               (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Tranche A Termination Date.

               (b) The Borrowers, without notice or demand from the Administrative Agent or any Tranche A Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that there is no Overloan outstanding.
               (c) The Borrowers shall repay the then entire unpaid balance of the Revolving Credit and all other Liabilities (including the Put Right Debt, if then or previously exercised and outstanding) on the Tranche A Termination Date.

               (d) The Borrowers may prepay the principal balance of the Tranche B Loan prior to the Tranche B Maturity Date pursuant to Section 2.10(j), below. Any amounts prepaid on account of the Tranche B Loan cannot be reborrowed.

               (e) The Borrowers shall repay the then entire unpaid balance of the Tranche B Obligations on the Tranche B Termination Date.

               (f) The Borrowers shall prepay the principal balance of the Tranche C Loan prior to the Tranche C Maturity Date pursuant to Section 2.10(k)(i) and (ii), below and may prepay the principal balance of the Tranche C Loan prior to the Tranche C Maturity Date pursuant to Section 2.10(k)(iii), below. Any amounts prepaid on account of the Tranche C Loan cannot be reborrowed.

               (g) The Borrowers shall repay the then entire unpaid balance of the Tranche C Obligations on the Tranche C Termination Date subject to and only to the extent permitted by Section 2.10(l), below; it being understood and agreed that the Borrowers' failure to repay the balance of the Tranche C Obligations on the Tranche C Termination Date shall be an Event of Default, notwithstanding the provisions of Section 2.10(l), below. The Borrowers shall pay the Put Right Debt, if the Put Rights are exercised by the holder of the Warrants after the Tranche C Termination Date, subject to and only to the extent permitted by Section 2.10(m), below. The Borrowers shall not have the obligation nor the right to pay the Put Right Debt prior to the Tranche C Termination Date. Except for regularly scheduled payments of interest and subject to the provisions of Section 14.6, the Tranche C Lender shall apply payments received on account of the Tranche C Obligations in the following order of priority: first, to the Tranche C Debt, second, to the Tranche C Fees, third, to the Put Right Debt (if the Put Rights had theretofore been exercised).

               (h) The Administrative Agent shall endeavor to cause payments, pursuant to Sections 2.10(a), and 2.10(b) to be applied in the order and priority set forth in Section 12.4(a). The Administrative Agent shall endeavor to cause those application of payments (if any), pursuant to Sections 2.10(a) and 2.10(b) against Index Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse the Borrowers from any indemnification obligation under Section 2.10(i).

               (i) Upon the request of any Agent, the Borrowers shall indemnify the subject Agent and Lender and hold the subject Agent and each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) which the subject Agent or such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of any of the following:

                      (i) Default by the Borrowers in payment of the principal
               amount of or any interest on any Index Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Tranche A Lender in order to maintain its Index Loans.

                      (ii) Default by the Borrowers in making a borrowing or
               conversion after the Lead Borrower has given (or is deemed to have given) a request for a Tranche A Loan or a request to convert a Tranche A Loan from one applicable interest rate to another.

                      (iii) The making of any payment on an Index Loan or the
               making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Tranche A Lender as "breakage fees".

               (j) Upon thirty (30) days prior written notice by the Lead Borrower to the Tranche B Lender, the balance of the Tranche B Debt may be prepaid in whole or in part at any time, following indefeasible payment in full of the Tranche C Debt as follows:

                      (i) With the net proceeds of the sale of equity
               securities, the issuance of which is otherwise permitted in this Agreement.

                      (ii) With the net proceeds of Permitted SubDebt.

                      (iii) With proceeds of advances under the Loan Account,
               provided that, each of the conditions set forth in Section 2.10(k)(iii), below, is satisfied.

               (k) Upon thirty (30) days prior written notice by the Lead Borrower to the Tranche C Lender, the balance of the Tranche C Debt:

                      (i) Shall be prepaid with the net proceeds of the sale of
               equity securities, the issuance of which is otherwise permitted in this Agreement.

                      (ii) Shall be prepaid with the net proceeds of Permitted
               SubDebt.

                      (iii) May be prepaid with proceeds of advances under the
               Loan Account, provided that, each of the following conditions is met:

                             (A) Such prepayment is not less than $250,000.00 or an integer multiple of $100,000.00.

                             (B) Availability, immediately following the making of such payment, is not less than $15 million (less any amounts paid in cash to the Administrative Agent (for the benefit of the Tranche A Lenders or the Tranche B Lender), the Tranche A Lenders or the Tranche B Lender for any incremental interest or fees not otherwise provided for pursuant to terms of this Agreement as of the Closing Date).

                             (C) The Borrowers have, as of December 1, 2001, a minimum of $23,000,000 of EBITDA based upon a rolling historical 12 months, calculated in accordance with the financial statements provided under Section 5.6(a)(ii)(G) (which $23,000,000 minimum shall be reduced by any amounts paid in cash to the Administrative Agent (for the benefit of the Tranche A Lenders or the Tranche B Lender), the Tranche A Lenders or Tranche B Lender for any incremental interest or fees not otherwise provided for pursuant to terms of this Agreement as of the Closing
                                    Date).

                             (D) The Administrative Agent shall have been provided with the following:

                                    (I)     A Certificate by an Authorized
                                            Officer of the Lead Borrower that,
                                            with the exception of those accounts
                                            which are subject of a good faith
                                            dispute, the Borrowers' accounts
                                            payable, taken as a whole, are
                                            materially consistent with the
                                            Borrowers' historical accounts
                                            payable.

                                    (II)    No Suspension Event is then extant
                                            and no Event of Default shall have
                                            occurred or will occur by reason of
                                            the making of such repayment.

               (l) The entire balance of the Tranche C Obligations shall be paid at the Tranche C Termination Date as follows:

                      (i) With the net proceeds of the sale of equity
               securities, the issuance of which is otherwise permitted in this Agreement.

                      (ii) With the net proceeds of Permitted SubDebt.

                      (iii) With advances under the Loan Account, providing that each of the conditions set forth in Section 2.1(k)(iii)(B), 2.1(k)(iii)(C) and 2.1(k)(iii)(D) are satisfied.

               (m) The Put Right Debt, if the Put Rights are exercised by the holder of the Warrants after the Tranche C Termination Date, shall be paid as follows:

                      (i) With the net proceeds of the sale of equity
               securities, the issuance of which is otherwise permitted in this Agreement.

                      (ii) With the net proceeds of Permitted SubDebt.

                      (iii) With advances under the Loan Account, providing that each of the conditions set forth in Section 2.1(k)(iii)(B), 2.1(k)(iii)(C) and 2.1(k)(iii)(D) are satisfied.

        2.11   INTEREST ON WORKING CAPITAL LOANS.

               (a) Tranche A Loans.

                      (i) Each Tranche A Loan shall bear interest at the Base Margin Rate (determined based upon a 365/366-day year and actual days elapsed) unless and until it is made as, or is converted to, an Index Loan pursuant to
Section 2.5 hereof.

                      (ii) Each Tranche A Loan which consists of an Index Loan shall bear interest at the applicable Index Rate (determined based upon a 360-day year and actual days elapsed).

                      (iii) Subject to, and in accordance with, the provisions of this Agreement, the Borrowers may cause all or a part of the unpaid principal balance of Tranche A Loans to bear interest at the Base Margin Rate or the Index Rate as specified from time to time by the Lead Borrower.

                      (iv) The Lead Borrower shall not select, renew, or convert any interest rate for a Tranche A Loan such that, in addition to interest at the Base Margin Rate, there are more than six (6) Index Periods applicable to the Index Loans at any one time.

                      (v) The Borrowers shall pay accrued and unpaid interest on each Tranche A Loan in arrears on the applicable Interest Payment Date therefor. Following the occurrence of any Event of Default (and whether or not an Agent exercises such Agent's rights on account thereof), all Tranche A Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the SuperMajority Lenders at a rate which is the aggregate in the case of Base Margin Loans, of the then applicable Base Margin Rate plus two percent (2%) per annum, and in the case of Index Loans, the then applicable Index Rate plus two percent (2%) per annum.

                      (vi) Interest shall accrue on the principal amount of the Base Margin Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Base Margin Rate applicable based upon the Margin Pricing Grid set forth below. Interest shall accrue on the principal amount of the Index Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Index Rate applicable based upon the Margin Pricing Grid set forth below:

                               MARGIN PRICING GRID

    ---------------------------------------------------------------------------------------
          TIER            Actual/Projected EBITDA          INDEX MARGIN      BASE MARGIN
                                 Percentage               (Basis Points)     (Percentage)
    ---------------------------------------------------------------------------------------

    ---------------------------------------------------------------------------------------
           I             >95% of the Business Plan            2.50%             1.00%
    ---------------------------------------------------------------------------------------
           II          >90%<=95% of the Business Plan         2.75%             1.00%
    ---------------------------------------------------------------------------------------
          III            <=90% of the Business Plan           3.00%             1.25%
    ---------------------------------------------------------------------------------------

The interest rate shall be set at no less than Tier III until the Administrative Agent's receipt and satisfactory review of the Borrowers' February 3, 2001 quarterly Officer's Compliance Certificate. At such time, and quarterly thereafter, the interest rate shall be adjusted as provided above based on the Actual/Projected EBITDA Percentage, in each case as determined by the Administrative Agent based upon the Borrowers' fiscal quarter-end financial statements, effective immediately upon such determination by the Administrative Agent which shall be made promptly following receipt of such financial statements.

               (b) Tranche B Loan.

                      (i) Subject to Section 2.11(b)(ii), the Tranche B Loan
               shall bear interest, until repaid, fixed at Fifteen and One Half Percent (15.5%) per annum (determined based upon a 360-day year and actual days elapsed), payable as follows:

                             (A) Subject to the deferral of the payment of a portion of interest pursuant to Section 2.11(b)(i)(B)), below, interest on the unpaid principal balance of the Tranche B Loan shall be payable monthly in arrears, on the first Business Day of each month, and on Tranche B Maturity Date ("TRANCHE B CURRENT PAY INTEREST").

                             (B) The Borrowers shall have the option to pay all or a portion of the interest payable on the Tranche B Loan in excess of 12.5% per annum by adding such excess amount to the principal amount outstanding under the Tranche B Note on the first Business Day of each calendar month ("TRANCHE B DEFERRED INTEREST"). The Lead Borrower shall give the Tranche B Lender an irrevocable notice that it will exercise such right at least three (3) Business Days prior to any date on which an interest payment on the Tranche B Loan is due as to which such right is to be exercised.

                      (ii) Following the occurrence and during the continuance
               of any Event of Default (and whether or not an Agent exercises such Agent's rights on account thereof), Tranche B Interest shall accrue at the rate of 17.5% per annum and such interest shall be payable on demand.

               (c) Tranche C Loan.

                      (i) Subject to Section 2.11(c)(ii), the Tranche C Loan
               shall bear interest at Sixteen Percent (16%) per annum (determined based upon a 360-day year and actual days elapsed), payable on the first day of each month in arrears, and on the Tranche C Maturity Date.

                      (ii) Following the occurrence and during the continuance
               of any Event of Default (and whether or not an Agent exercises such Agent's rights on account thereof), the Tranche C Loan shall bear interest, at rate of Eighteen Percent (18%) per annum, and such interest shall be payable upon demand.

               (d) As among the Lenders, interest shall accrue on their respective Liabilities in accordance with the priorities of Section 14.6 notwithstanding whether such interest is allowable by a court of competent jurisdiction.

        2.12 INTENTIONALLY LEFT BLANK.

        2.13 COMMITMENT FEES; TRANCHE B ANNIVERSARY FEE; TRANCHE C ANNIVERSARY FEE.

               (a) In addition to any other fee or expense to be paid by the Borrowers on account of the Tranche B Loan, the Borrowers shall pay the Tranche B Lender the "TRANCHE B COMMITMENT FEE" as and when provided in the Tranche B Fee Letter. Upon the termination of the Revolving Credit or upon the occurrence of any Event of Default described in Section 10.11 or at instruction of the Tranche B Lender upon the occurrence of any other Event of Default, any remaining installments of the applicable Tranche B Anniversary Fee shall be immediately due and payable.

               (b) In addition to any other fee or expense to be paid by the Borrowers on account of the Tranche C Loan, the Borrowers shall pay the Tranche C Lender the "TRANCHE C COMMITMENT FEE" as and when provided in the Tranche C Fee Letter. Upon the termination of the Revolving Credit or upon the occurrence of any Event of Default described in Section 10.11 or at instruction of the Tranche C Lender upon the occurrence of any Tranche C Payment Default, any remaining installments of the applicable Tranche C Commitment Fee shall be immediately due and payable.

               (c) In addition to any other fee or expense to be paid to the Borrowers on account of the Tranche B Loan, the Borrowers shall pay the Tranche B Lender the "TRANCHE B ANNIVERSARY FEE" as and when provided in the Tranche B Fee Letter.

               (d) In addition to any other fee or expense to be paid to the Borrowers on account of the Tranche C Loan, the Borrowers shall pay the Tranche C Lender the "TRANCHE C ANNIVERSARY FEE" as and when provided in the Tranche C Fee Letter.

        2.14 ADMINISTRATIVE AGENT'S FEE.

        In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "AGENT'S FEE" , as and when provided in the Agent Fee Letter.

        2.15 MONITORING FEE.

        In addition to any other fee or expense to be paid by the Borrowers on account of the Tranche B Loan, the Borrowers shall pay the Tranche B Lender a "MONITORING FEE" in accordance with the terms of the Tranche B Fee Letter.

        2.16 UNUSED LINE FEE.

        In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent, for the Pro Rata benefit of the Tranche A Lenders, the "UNUSED LINE FEE". The Unused Line Fee shall equal 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Tranche A Termination Date) between the Tranche A Loan Ceiling and the unpaid principal balance of all the aggregate of all outstanding Tranche A Loans. The Unused

Line Fee shall be paid in arrears, on the first Business Day of each quarter after the execution of this Agreement and on the Tranche A Termination Date.

        2.17   EARLY TERMINATION FEES.

               (a) In the event that the Tranche A Termination Date occurs, for any reason, prior to the Tranche A Maturity Date, the Borrowers shall pay the Administrative Agent for the Pro Rata benefit of the Tranche A Lenders the "TRANCHE A EARLY TERMINATION FEE" determined and payable as follows:

                      (i) 0.5% of the Tranche A Loan Ceiling in effect on the
               date of this Agreement, if such termination occurs prior to the end of the first anniversary date of this Agreement.

                      (ii) 0.25% of the Tranche A Loan Ceiling in effect on the
               date of this Agreement, if such termination occurs after the first anniversary date of this Agreement but prior to the Tranche A Maturity Date.

               (b) In the event that the Tranche B Termination Date occurs, for any reason, prior to the Tranche B Maturity Date, the Borrowers shall pay the Tranche B Lender the "TRANCHE B EARLY TERMINATION FEE" as and when provided in the Tranche B Fee Letter.

               (c) In the event that the Tranche C Termination Date occurs, for any reason, prior to the Tranche C Maturity Date, the Borrowers shall pay the Tranche C Lender the "TRANCHE C EARLY TERMINATION FEE" as and when provided in the Tranche C Fee Letter.

        2.18   CONCERNING FEES.

        The Borrowers shall not be entitled to any credit, rebate or repayment of any commitment fee, Agent's Fee, Monitoring Fee, Unused Line Fee, any early termination fee, or any other fee earned by the Administrative Agent or any Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's or any Lender's respective obligation to make loans and advances hereunder.

        2.19   DISCRETION OF AGENTS AND LENDERS.

               (a) Each reference in the Loan Documents to the exercise of discretion or the like by an Agent or any Lender shall be to that Person's exercise of its reasonable judgment, based upon that Person's consideration of any such factor as that Person, taking into account information of which that Person then has actual knowledge.

               (b) In the exercise of such judgment, the Agents and each Lender also may take into account any of the following factors:

                      (i) Those included in, or tested by, the definitions of
               "Eligible Accounts," "Eligible Inventory," "Eligible PrePaid Inventory", "Eligible In Transit Inventory", "Eligible L/C Inventory", "Retail," and "Cost";

                      (ii) Changes to the current financial and business climate of the industry in which the Borrowers compete (having regard for the Borrowers' position in that industry);

                      (iii) Changes to macroeconomic conditions which have a
               material effect on the Borrowers' cost structure;

                      (iv) Material changes in or to the mix of the Borrowers'
               Inventory;

                      (v) Changes reflecting seasonality with respect to the
               Borrowers' Inventory and patterns of retail sales; and

                      (vi) Changes in such other factors as any Agent and/or any
               Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

               (c) The burden of establishing the failure of the Agents or any Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrowers' and may be made only be clear and convincing evidence.

        2.20   PROCEDURES FOR ISSUANCE OF L/C'S.

               (a) The Lead Borrower may request that the Administrative Agent cause the issuance of L/C's for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Administrative Agent.

               (b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Lead Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in
Section 2.5(h) and if so issued:

                      (i) The aggregate Stated Amount of all L/C's then
               outstanding (giving effect to the L/C whose issuance is requested), does not exceed Ten Million Dollars ($10,000,000.00);

                      (ii) The expiry of the requested L/C is not later than the earlier of thirty (30) days prior to the Tranche A Maturity Date or the following:

                             (A) For standby L/C's: One (1) year from initial issuance.

                             (B) For documentary L/C's: Sixty (60) days from issuance; and

                      (iii) The Borrowing Base would not be exceeded upon the
               issuance of the requested L/C.

               (c) The Lead Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

               (d) There shall not be any recourse to, nor liability of, the Administrative Agent or any Tranche A Lender on account of

                      (i) Any delay or refusal by an Issuer to issue an L/C; or

                      (ii) Any action or inaction of an Issuer on account of or
               in respect to, any L/C.

               (e) The Borrowers shall reimburse the Issuer for the amount of any drawing honored under an L/C on the same day on which such drawing takes place. The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrowers, the Issuer, or any Tranche A Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then continuing or such advance would result in an Overloan being extant. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2.10(b) hereof.

        2.21   FEES FOR L/C'S.

               (a) The Borrowers shall (i) pay to the Administrative Agent , ratably for the account of each Tranche A Lender, a fee, on account of each L/C procured by the Administrative Agent, quarterly in arrears, and on the Tranche A Termination Date and on the End Date, equal to 1.5% per annum of the average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid except that, following the occurrence of any Event of



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

Default, such fee shall be increased by two percent (2%) per annum, and (ii) pay to the Administrative Agent for its own account, monthly in advance, the fees and charges set forth on EXHIBIT 2.19 hereto and all out of pocket expenses of the Administrative Agent such as telex charges, postage, courier service and the like, which fees and charges in each case shall be deemed fully earned upon issuance or amendment (as applicable) of each such L/C.

               (b) In addition to the fee to be paid as provided in Section 2.21(a), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by the Administrative Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

               (c) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                      (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Tranche A Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                      (ii) impose on any Issuer any other condition or
               requirements relating to any such letters of credit;

and the result of any event referred to in Section 2.21(c)(i) or 2.21(c)(ii), above, shall be to increase the cost to any Tranche A Lender or any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Lead Borrower of a certificate of an officer of the subject Tranche A Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Tranche



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

A Lender or the subject Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 2.21(c)(i) or 2.21(c)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate (and in the absence of manifest error) shall be conclusive and binding on the Borrowers.

        2.22   CONCERNING L/C'S.

               (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                      (i) The performance by any beneficiary under any L/C of
               that beneficiary's obligations to any Borrower.

                      (ii) The form, sufficiency, correctness, genuineness,
               authority of any person signing, falsification, or the legal effect of, any documents called for under any L/C if such documents on their face appear to be in order.

               (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

               (c) Unless the Lead Borrower on behalf of itself and the other Borrowers instructs any Issuer otherwise, in the particular instance, the Lead Borrower hereby authorizes any Issuer to:

                      (i) Select an advising bank;

                      (ii) Select a paying bank; and

                      (iii) Select a negotiating bank.

               (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C or the drawing thereunder which includes payment instructions if the Issuer initiates the method of payment called for thereby (or initiates any other commercially reasonable and comparable method). None of the Administrative Agent, any Tranche A Lender, or the Issuer shall have any



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

responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

               (e) The Administrative Agent's, each Tranche A Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

               (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Lead Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

               (g) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                      (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto;

                      (ii) Any amendment or waiver of, or consent to the
               departure from, any L/C;

                      (iii) The existence of any claim, set-off, defense, or
               other right which the Borrowers may have at any time against the beneficiary of any L/C; and

                      (iv) Any good faith honoring of a drawing under any L/C,
               which drawing possibly could have been dishonored.

               (h) With respect to any documentary L/C, all bills of lading shall be assigned to or in the name of the Issuer, and all originals shall be delivered to the Issuer, all in form and substance as is requested by the Issuer.

        2.23   CHANGED CIRCUMSTANCES.

               (a) The Administrative Agent may give the Lead Borrower notice that:

                      (i) The Administrative Agent has made the good faith
               determination (which determination shall be final and conclusive) on any date on which the Index

               Rate would otherwise be set that adequate and fair means do not exist for ascertaining such rate;

                      (ii) The Administrative Agent shall have determined in
               good faith (which determination shall be final and conclusive) that

                             (A) the continuation of, or conversion of any Tranche A Loan to, an Index Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Administrative Agent or any Tranche A Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                             (B) The indices on which the interest rates for Index Loans are based shall no longer represent the effective cost to the Administrative Agent or any Tranche A Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

               (b) In the event that the Administrative Agent gives the Lead Borrower notice of an occurrence described in Section 2.23(a), then, until the Administrative Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                      (i) The obligation of the Administrative Agent or each
               Tranche A Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Tranche A Loans shall be suspended.

                      (ii) Any notice which the Lead Borrower had given the
               Administrative Agent with respect to any Index Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant



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

               to Section 2.23(b), shall be deemed at the option of the Administrative Agent to not having been given.

        2.24   LENDERS' COMMITMENTS.

               (a) Subject to Section 17.1 (which provides for assignments and assumptions of commitments), each Tranche A Lender's "TRANCHE A PERCENTAGE COMMITMENT", and "TRANCHE A DOLLAR COMMITMENT" is set forth on EXHIBIT 2.24(a).

               (b) The obligations of each Tranche A Lender are several and not joint. No Tranche A Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of the following:

                      (i) that Tranche A Lender's Tranche A Percentage
               Commitment of the subject loan or advance or of Availability; and

                      (ii) that Tranche A Lender's unused Tranche A Dollar
               Commitment.

               (c) No Tranche A Lender shall have any liability to the Borrowers on account of the failure of any other Tranche A Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

               (d) The Tranche A Dollar Commitments, Tranche A Percentage Commitments , and identities of the Tranche A Lenders may be changed, from time to time by the reallocation or assignment of Tranche A Dollar Commitments and Tranche A Percentage Commitments amongst the Tranche A Lenders or with other Persons who become "Tranche A Lenders", provided, however unless an Event of Default has occurred (in which event, no consent of the Lead Borrower is required) any assignment to a Person not then a Tranche A Lender shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Administrative Agent with written objection, not more than five (5) Business Days after the Administrative Agent shall have given the Lead Borrower written notice of a proposed assignment.

               (e) Upon written notice given the Lead Borrower from time to time by the Administrative Agent, of any assignment or allocation referenced in
Section 2.24(d):

                      (i) The Lead Borrower, on behalf of itself and the other
               Borrowers, if required by the Administrative Agent shall execute one or more Tranche A Notes



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

               (which notes shall replace any Tranche A Notes theretofore provided by the Borrowers) to reflect such changed Tranche A Dollar Commitments, Tranche A Percentage Commitments, and identities and shall deliver such Tranche A Notes to the Administrative Agent (which promptly thereafter shall cancel and deliver to the Lead Borrower the Tranche A Notes so replaced, if any). In the event that the Administrative Agent does not require the delivery of Tranche A Notes or that in the event that a Tranche A Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrowers, the Administrative Agent, in lieu of causing the Lead Borrower to execute one or more new Tranche A Notes, may issue the Administrative Agent's Certificate confirming the resulting Tranche A Dollar Commitments and Tranche A Percentage Commitments.

                      (ii) Such change shall be effective from the effective
               date specified in such written notice and any Person added as a Tranche A Lender shall have all rights and privileges of a Tranche A Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Tranche A Lender is a signatory and any person removed as a Tranche A Lender shall be relieved of any obligations or responsibilities of a Tranche A Lender hereunder thereafter.

        2.25   DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT.

               (a) Each Borrower hereby designates the Lead Borrower as that Borrower's agent to obtain Working Capital Loans hereunder, the proceeds of which shall be available to each Borrower for the same uses as set forth in
Section 2.1(h), above. As the disclosed principal for its agent, each Borrower shall be obligated to the Agents and the Lenders on account of Working Capital Loans as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any other Borrower.

               (b) The proceeds of each Working Capital Loan shall be deposited in the Disbursement Account or as otherwise indicated by the Lead Borrower. Neither the Agents nor any Lender shall have any obligation as to the application of such proceeds.



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

ARTICLE III. - - CONDITIONS PRECEDENT:

        As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, the procurement of any L/C hereunder, the making of the first loan under the Revolving Credit, and the making of the Tranche B Loan and the Tranche C Loan, each of the documents respectively described in Sections 3.1 through and including 3.4 (each in form and substance satisfactory to the Administrative Agent, the Tranche B Lender and the Tranche C Lender), shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 3.5 through and including 3.13, shall have been satisfied:

        3.1 CORPORATE DUE DILIGENCE.

               (a) A Certificate of corporate good standing issued with respect to each Borrower by the Secretary of State of the State in which that Borrower was organized.

               (b) Certificates of qualification to do business as a foreign corporation, issued by the Secretary(ies) of State of each State in which such Borrower's conduct of business or ownership of assets of requires such qualification.

               (c) A Certificate of each Borrower's respective Secretary as to the due adoption and continued effectiveness of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, such certificate to set forth the text of each such resolution in an attachment thereto.

        3.2 OPINION.

        An opinion of counsel to the Borrowers in form and substance satisfactory to the Agents, the Tranche B Lender and the Tranche C Lender.

        3.3 OFFICERS' CERTIFICATES.

        Certificates executed by the President, the Chief Financial Officer, or Chief Administrative Officer of the Borrowers and stating that the representations and warranties made by the Lead Borrower to the Administrative Agent and the Lenders in the Loan Documents are true and complete as of the date of such certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both), would be an Event of Default or a Suspension Event.



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

        3.4 ADDITIONAL DOCUMENTS.

        Such additional instruments and documents as the Agents, the Tranche B Lender, the Tranche C Lender, or their respective counsel reasonably may require or request including, without limitation, the following:

               (a) This Agreement, duly executed.

               (b) Those notifications and agreements described in Sections 7.1 and 7.2 (which relate to cash management).

               (c) Tranche A Notes, if required, payable to each Tranche A Lender in the amount of such Lender's Tranche A Dollar Commitment.

               (d) Tranche B Note, payable to the Tranche B Lender in the amount of the Tranche B Loan Ceiling.

               (e) Tranche C Note, payable to the Tranche C Lender in the amount of the Tranche C Loan Ceiling.

               (f) Michaels Pledge, fully executed, and undated stock powers, and original stock certificates.

               (g) The Agent Fee Letter, the Tranche B Fee Letter, the Tranche C Fee Letter, fully executed.

               (h) The Warrant Agreement, fully executed.

               (i) Warehouse Lien Waivers for Landlord States, fully executed in form and substance satisfactory to the Collateral Agent (or a reserve is established by the Administrative Agent within 30 days of the Closing Date in such amount as the Collateral Agent may require).

               (j) Insurance endorsements as required by Section 4.9(a) of this Agreement.

               (k) Blocked Account Agreements, fully executed.

               (l) Customs Broker Agreements, fully executed, if required by the Collateral Agent.

               (m) The Guaranty, fully executed.

               (n) The Guarantor Security Documents, fully executed, and undated stock powers and original stock certificates.

        3.5 REPRESENTATIONS AND WARRANTIES.



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

        Each of the representations made by or on behalf of the Borrowers in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrowers shall be true and complete as of the date as of which such representation or warranty was made.

        3.6 MINIMUM DAY ONE AVAILABILITY.

        After giving effect to the first funding under the Revolving Credit, the funding of the Tranche B Loan and the funding of the Tranche C Loan and the sum of all then held checks (if any), accounts payable which are beyond credit terms then accorded the Borrowers, overdrafts, any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, Availability shall not be less than $10,000,000.00.

        3.7 ALL FEES AND EXPENSES PAID.

        All fees due at or immediately after the first funding under the Revolving Credit, the Tranche B Loan and the Tranche C Loan, and all costs and expenses incurred by the Agents, and each of the Lenders in connection with the establishment of the Working Capital Loans contemplated hereby (including the fees and expenses of counsel to each of the Agents and the Lender's Special Counsel) shall have been paid in full.

        3.8 NO SUSPENSION EVENT.

        No Suspension Event shall then exist.

        3.9 NO ADVERSE CHANGE.

        No event shall have occurred or failed to occur, which occurrence or failure is or could have a Material Adverse Effect upon the Borrowers' financial condition when compared with such financial condition at August 29, 2000.

        3.10 ACCOUNTS PAYABLES.

        As of the Closing Date, no more than $2,000,000 of the Borrowers' accounts payable are not within stated invoice terms (i.e. 30 days) or within payment terms established by the Borrowers in the ordinary course of business consistent with past practices.

        3.11 DUE DILIGENCE.



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

        Satisfactory completion of all due diligence by each Tranche C Lender (including, without limitation, commercial finance examinations and appraisals of inventory), and each Tranche C Lender is satisfied (in its sole discretion) with the results of such due diligence in all respects.

        3.12   LEGAL DUE DILIGENCE.

        Completion of the legal due diligence investigation by counsel to each Agent and the Tranche B Lender and the Tranche C Lender, with results satisfactory to each such counsel, Agent and Lender in their sole discretion in all respects.

        3.13   CLOSING DATE.

        The Closing Date shall have occurred on or before September 29, 2000.

        No document shall be deemed delivered to the Administrative Agent or any Tranche A Lender until received and accepted by the Administrative Agent at its offices in Sherman Oaks, California. No document shall be deemed delivered to the Collateral Agent or the Tranche B Lender or Tranche C Lender until received and accepted by each such party at its respective offices identified in Section
18.1 (Notice Provisions). Under no circumstances shall this Agreement take effect until executed and accepted by the Agents and the Tranche B Lender and the Tranche C Lender at its respective head office.

ARTICLE IV. - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

        To induce each Lender to establish the Working Capital Loans contemplated herein and to induce each Lender to make loans and advances and to provide financial accommodations under this Agreement (each of which loans shall be deemed to have been made in reliance thereupon) the Borrowers, in addition to all other representation, warranties, and covenants made by the Borrowers in any other Loan Document, represent, warrant, and covenant as follows:

        4.1 PAYMENT AND PERFORMANCE OF LIABILITIES.

        The Borrowers shall pay each Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

        4.2 DUE ORGANIZATION. CORPORATE AUTHORIZATION. NO CONFLICTS.

               (a) Each Borrower presently is and shall hereafter remain in good standing as a Delaware corporation (in the case of the Lead Borrower) and a California corporation (in the case of Michaels) organized under the laws of its incorporation indicated in EXHIBIT 4.2 to this Agreement and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of that Borrower's assets or operation of that Borrower's business, such qualification may be necessary, except where the failure to so qualify would have no more than a de minimus adverse effect on the business or assets of that Borrower.

               (b) Each Affiliate is listed on EXHIBIT 4.2. The Lead Borrower shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

               (c) No Borrower shall change its State of incorporation or its taxpayer identification number.

               (d) Each Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

               (e) The execution and delivery by each Borrower or by the Lead Borrower of each Loan Document on behalf of each Borrower that is a party thereto, such Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by such Borrower to secure the Liabilities), such Borrower's performance under such Loan Document, the borrowings hereunder, and the use of the proceeds thereof:

                        (i) Have been duly authorized by all necessary corporate
                action on the part of such Borrower;

                        (ii) Do not, and will not, contravene in any material
                respect any provision of any Requirement of Law or obligation of such Borrower; and

                        (iii) Will not result in the creation or imposition of,
                or the obligation to create or impose, any Encumbrance upon any assets of such Borrower pursuant to any Requirement of Law or obligation of such Borrower, except pursuant to the Loan Documents.


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

               (f) The Loan Documents have been duly executed and delivered by the Lead Borrower on behalf of itself and the other Borrowers and are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, or other laws relating to or affecting generally the enforcement of creditor's rights by general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

        4.3 TRADE NAMES.

                (a) EXHIBIT 4.3 is a listing of:

                        (i) All names under which each Borrower has conducted
                its business within the past five (5) years, and

                        (ii) All entities and/or persons with whom each Borrower
                has consolidated or merged within the past five (5) years, or from whom each Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or Person's assets within the past five (5) years.

               (b) The Lead Borrower will provide the Agents with not less than twenty-one (21) days' prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which such Borrower is conducting its business at the execution of this Agreement and such Borrower will not effect such change unless such Borrower is then in compliance with all provisions of this Agreement.

        4.4 INFRASTRUCTURE.

               (a) The Borrowers have and will maintain a sufficient infrastructure to conduct their business as presently conducted and as contemplated to be conducted.

               (b) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrowers' conduct of the Borrowers' business.

               (c) The conduct by the Borrowers of the Borrowers' business does not presently infringe (nor will the Borrowers conduct their business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

        4.5 INTENTIONALLY DELETED.

        4.6 LOCATIONS.

               (a) The Collateral, and the books, records, and papers of the Borrowers pertaining thereto, are kept and maintained solely at the Borrowers' chief executive offices and those locations which are listed on EXHIBIT 4.6(a), which includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrowers own the subject location) and of all service bureaus with which any such records are maintained.

               (b) The Borrowers shall not remove any of the Collateral from such chief executive office or those locations listed on EXHIBIT 4.6(a) except to:

                        (i) accomplish sales of Inventory in the ordinary course
                of business;

                        (ii) move Inventory from one such location to another
                such location; or

                        (iii) utilize such of the Collateral as is removed from
                such locations in the ordinary course of business (such as motor vehicles).

               (c) No Borrower will execute any lease, commit to, or become legally obligated to, open any additional Stores unless each of the following conditions is satisfied with respect thereto:

                        (i) Such commitment or obligation is in the ordinary
                course of business.

                        (ii) Such commitment or obligation is not, and does not
                result in, a violation of this Agreement.

                        (iii) Not less than 30 days' prior written notice of the
                opening of the subject Store is given to the Agents.

                        (iv) The Borrowers have used their best efforts to
                obtain a landlord's waiver from the landlord of the subject Store, which waiver is in form reasonably satisfactory to the Collateral Agent.


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

                        (v) Such commitment or obligation will not result in the
                opening of more than the following number of Stores during the Borrowers' fiscal year indicated:

                                (A)     Fiscal Year 2000: 13 Stores.

                                (B)     Fiscal Year 2001: 2 Stores plus 1
                                        additional Store for each integer
                                        multiple of $1,500,000 by which
                                        Borrowers' actual Consolidated EBITDA
                                        for Fiscal Year 2000 exceeds
                                        $20,000,000.

                                (C)     Fiscal Year 2002: 10 Stores plus 1
                                        additional Store for each integer
                                        multiple of $1,500,000 by which the
                                        Borrowers' actual Consolidated EBITDA
                                        for Fiscal Year 2001 exceeds
                                        $31,000,000.

               (d) The Borrowers shall use their reasonable efforts to provide the Collateral Agent with Landlord Waivers or subordinations, in a form acceptable to the Collateral Agent for each of the Borrowers' locations in any of the Landlord States. The Administrative Agent, at the direction of the Collateral Agent, shall establish an Availability Reserve for each such location as to which such a waiver is not so delivered, which Availability Reserve shall be reduced or eliminated upon delivery of a waiver for such location.

               (e) The Borrowers will not:

                        (i) Alter, modify, or amend any Lease except in the
                ordinary course of business and in a manner that will not have a Material Adverse Effect on the Borrowers.

                        (ii) Commit to close any location at which the Borrowers
                maintains, offers for sales, or stores any of the Collateral, provided, however, the Borrowers may close up to Two (2) Stores during any Twelve (12) month period, provided further, that there does not exist an Event of Default and there would not exist an Event of Default after giving effect to the closure.

               (f) Except as otherwise disclosed pursuant to, or permitted by, this Section 4.6, and except for goods in control of a customs broker who has entered into a Customs Brokers Agreement, no tangible personal property of any of the Borrowers is in the care or custody of any


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

third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

        4.7 TITLE TO ASSETS.

               (a) The Borrowers are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances other than Encumbrances listed on EXHIBIT 4.7 and other Permitted Encumbrances.

               (b) The Borrowers do not and shall not have possession of any property on consignment to the Borrowers.

               (c) The Borrowers shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                        (i) Equipment which is merely incidental to the conduct
                of the Borrowers' business.

                        (ii) Equipment, the acquisition or right to use of which
                has been consented to by the Administrative Agent, which consent may be conditioned (in the Collateral Agent's discretion) upon the Collateral Agent's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Collateral Agent.

        4.8 INDEBTEDNESS.

               (a) The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:

                        (i) Any Indebtedness on account of the Working Capital
                Loans;

                        (ii) The Indebtedness (if any) listed on EXHIBIT 4.8,
                annexed hereto;

                        (iii) Indebtedness secured by purchase money security
                interests not otherwise described in this Section 4.8; and

                        (iv) Capital Leases in addition to those listed on
                Exhibit 4.8 or Exhibit 4.11, for the acquisition of Equipment not exceeding $5,000,000.00 outstanding at any one time.


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

               (b) The Borrowers shall not permit more than the lesser of 25% or $2,000,000 of that portion of the aggregate of their Indebtedness for the purchase of goods or services which is not the subject of a good faith dispute to remain unpaid beyond stated invoice terms (i.e. 30 days) or more than then current trade terms provided to the subject Borrower by the supplier of such goods and services in the ordinary course of the subject Borrower's business consistent with past practices.

        4.9 INSURANCE.

               (a) EXHIBIT 4.9, is a schedule of all insurance policies owned by the Borrowers or under which the Borrowers are the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrowers are in default or violation of any such policy.

               (b) The Borrowers shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Collateral Agent.

               (c) All insurance carried by the Borrowers shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Agents and all such insurance which covers the Collateral shall include an endorsement in favor of the Collateral Agent on behalf of the Lenders, which endorsement shall provide that the insurance, to the extent of the Collateral Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrowers or by the failure of the Borrowers to comply with any warranty or condition of the policy.

               (d) The coverage reflected on EXHIBIT 4.9 presently satisfies the foregoing requirements, it being recognized by the Borrowers, however, that such requirements may change hereafter to reflect changing circumstances.

               (e) The Borrowers shall furnish the Collateral Agent from time to time with certificates or other evidence satisfactory to the Collateral Agent regarding compliance by the Borrowers with the foregoing requirements.

               (f) In the event of the failure by the Borrowers to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, provided, however, the

Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance.

               (g) The Lead Borrower shall advise the Collateral Agent of each claim in excess of $50,000.00 made by any Borrower under any policy of insurance which covers the Collateral and will permit the Collateral Agent, at the Collateral Agent's option in each instance, to the exclusion of the Borrowers, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrowers hereby appoint the Collateral Agent as the Borrowers' attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Collateral Agent any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Collateral Agent. The Collateral Agent shall not be liable on account of any exercise pursuant to said power except where there has been a final judicial determination (in a proceeding in which the Collateral Agent had an opportunity to be heard) that such exercise was conducted in a grossly negligent manner or in willful misconduct. The Administrative Agent shall apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in the order set forth in Section
14.6 of this Agreement.

        4.10 LICENSES.

        Each license, distributorship, franchise, and similar agreement issued to the Borrowers, or to which any of the Borrowers is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. No Borrower has received any notice or threat of cancellation of any such license or agreement.

        4.11 LEASES.

        EXHIBIT 4.11 is a schedule of all presently effective Capital Leases.
Exhibit 4.11 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and neither the Parent nor the Borrowers have received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrowers hereby authorize the Collateral Agent at any time and from time to time to contact any of the Borrowers' landlords in order to confirm the continued compliance by any Borrower with the terms and conditions of the Lease(s) between such Borrower and that landlord and to discuss such issues, concerning such Borrower's occupancy under such Lease(s), as the Collateral Agent may determine.

        4.12 REQUIREMENTS OF LAW.

        The Borrowers are in compliance with, and shall hereafter comply with and use their respective assets in compliance with, all Requirements of Law except where the failure of such compliance will not have more than a de minimus adverse effect on such Borrower's business or assets. No Borrower has received any notice of any violation of any Requirement of Law (other than of a violation which has no more than a de minimus adverse effect on such Borrower's business or assets), other than any such violations that have not been cured or otherwise remedied.

        4.13 LABOR RELATIONS.

               (a) No Borrower has been and is presently a party to any collective bargaining or other labor contract.

               (b) There is not presently pending and, to the Borrowers' knowledge, there is not threatened any of the following:

                        (i) Any strike, slowdown, picketing, work stoppage, or
                employee grievance process;

                        (ii) Any proceeding against or affecting any Borrower
                relating to the alleged violation of any Requirement of Law pertaining to labor relations or National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Borrower, which, if determined adversely to such Borrower could have more than a de minimus adverse effect on such Borrower;

                        (iii) Any lockout of any employees by any Borrower, (and
                no such action is contemplated by any Borrower); or

                        (iv) Any application for the certification of a
                collective bargaining agent.


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

               (c) No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.

               (d) Each Borrower:

                        (i) Has complied in all material respects with all
                Requirements of Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

                        (ii) Is not liable for the payment of more than a de
                minimus amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for such Borrower's failure to comply with any Requirement of Law referenced in Section 4.12.

        4.14 MAINTAIN PROPERTIES.

        Each Borrower shall:

               (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted);

               (b) Not suffer or cause the waste or destruction of any material part of the Collateral;

               (c) Not use any of the Collateral in violation of any policy of insurance thereon; and

               (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                        (i) The sale of Inventory in compliance with this
                Agreement;

                        (ii) The disposal of Equipment which is obsolete, worn
                out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of such Borrower; and

                        (iii) The turning over to the Administrative Agent of
                all Receipts as provided herein.


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

        4.15 TAXES.

               (a) The Borrowers have received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of the Borrowers' federal income tax returns for all tax years through and including the Borrowers' taxable year referenced on EXHIBIT 4.15, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid, settled or otherwise resolved. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

               (b) The Borrowers have received written notice from the respective state and local taxing authorities to which the Borrowers are subject that such authorities have completed their respective examination of the Borrowers' returns for all state and local income, excise, sales, and other taxes for which the Borrowers are liable for the respective tax years referenced on EXHIBIT 4.15, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

               (c) Except as disclosed on EXHIBIT 4.15, there are no examinations of or with respect to the Borrowers presently being conducted by the Internal Revenue Service or any other taxing authority.

               (d) The Borrowers have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrowers by reason of withholding


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

from employees' pay or by reason of the Borrowers' receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrowers; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrowers are obligated to so file.

               (e) At its option, the Administrative Agent may, but shall not be obligated to, or at the instruction of the Collateral Agent, shall, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrowers or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrowers' Employee Benefit Plan as the Administrative Agent or Collateral Agent, in that Agent's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Administrative Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have made such payment.

        4.16 NO MARGIN STOCK.

        The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

        4.17 ERISA.

        Neither the Borrowers nor any ERISA Affiliate ever has or hereafter shall:

               (a) Violate or fail to be in full compliance with Employee Benefit Plan maintained by the Borrowers;

               (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrowers;


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

               (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA);

               (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrowers on account thereof pursuant to ERISA;

               (e) Accumulate any material funding deficiency within the meaning of ERISA;

               (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrowers on account thereof pursuant to ERISA; or

               (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA.

        4.18 HAZARDOUS MATERIALS.

               (a) The Borrowers have never:

                        (i) Been legally responsible for any release or threat
                of release of any Hazardous Material; or

                        (ii) Received notification of any release or threat of
                release of any Hazardous Material from any site or vessel occupied or operated by the Borrowers and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

               (b) The Borrowers shall:

                        (i) Dispose of any Hazardous Material only in compliance
                with all Environmental Laws; and

                        (ii) Not store on any site or vessel occupied or
                operated by the Borrowers and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrowers' business and is in compliance with all Environmental Laws.

               (c) The Lead Borrower shall provide the Agents with written notice upon obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrowers may be liable.


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

        4.19 LITIGATION.

        Except as described in EXHIBIT 4.19 there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to such Borrower, would have more than a de minimus adverse effect upon such Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

        4.20 DIVIDENDS; INVESTMENTS; CORPORATE ACTION.

        The Borrowers shall not:

               (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrowers' capital stock other than dividends by Michaels to the Parent;

               (b) Redeem, retire, purchase, or acquire any of the Parent's capital stock or any of the Parent's securities;

               (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity other than Permitted Investments;

               (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity;

               (e) Consolidate any of the Borrowers' operations with those of any other corporation or other entity;

               (f) Organize or create any Affiliate;

               (g) Subordinate any debts or obligations owed to the Borrowers by any third party to any other debts owed by such third party to any other Person; or

               (h) Acquire any assets other than in the ordinary course and conduct of the Borrowers' business as conducted at the execution of this Agreement.

        4.21 LOANS.

        The Borrowers shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

               (a) Advance payments made to the Borrowers' suppliers in the ordinary course; and

               (b) Advances to the Borrowers' officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrowers, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrowers.

        4.22 PROTECTION OF ASSETS.

        The Administrative Agent may in its discretion, and upon the instruction of the Collateral Agent, shall from time to time, discharge any tax or Encumbrance on any of the Collateral, or take any other action which such Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agents shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which that Agent has had an opportunity to be heard), from which finding no further appeal is available, that such Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this Section 4.22. The obligation of the Borrowers to pay such amounts is a Liability.

        4.23 LINE OF BUSINESS.

        The Borrowers shall not engage in any business other than the business in which they are currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business
Plan).

        4.24 AFFILIATE TRANSACTIONS.

        The Borrowers shall not make any payment, nor give any value to any Affiliate except for goods and services actually purchased by the Borrowers from, or sold by the Borrowers to, such Affiliate for a price and on terms which shall

               (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

               (b) be no be less favorable to the Borrowers than those which would have been charged and imposed in an arms length transaction.

               (c) be distributions of proceeds of Working Capital Loans to Michaels.

        4.25 FURTHER ASSURANCES.

               (a) The Borrowers are not the owners of, nor have they any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article III) will not be subject to perfected Collateral Interests in favor of the Collateral Agent, for the benefit of the Lenders (subject only to Permitted Encumbrances), to secure the Liabilities.

               (b) The Borrowers will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Collateral Agent, for the benefit of the Lenders, to secure the Liabilities (subject only to Permitted Encumbrances).

               (c) The Borrowers shall execute and deliver to the Agents such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agents may request: to carry into effect the provisions and intent of this Agreement; to protect and perfect the Collateral Agent's Collateral Interests in the Collateral; to comply with all applicable statutes and laws; and to facilitate the collection of the Receivables Collateral. The Borrowers shall execute all such instruments as may be required by the Collateral Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

               (d) The Borrowers hereby designate the Collateral Agent as and for the Borrowers' true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Collateral Agent's Collateral Interests in the Collateral.

               (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4.25 shall be sufficient for filing to perfect the security interests granted herein.

        4.26 ADEQUACY OF DISCLOSURE.

               (a) All financial statements furnished to the Agents and to each Lender by the Borrowers have been prepared in accordance with GAAP consistently applied and present fairly the Consolidated condition of the Parent and its Subsidiaries at the date(s) thereof and the Consolidated results of operations and cash flows of the Parent and its Subsidiaries for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

               (b) The Borrowers do not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Parent's Consolidated financial statements furnished to the Agents and to each Lender prior to the execution of this Agreement.

               (c) No document, instrument, agreement, or paper now or hereafter given the Agents and to each Lender by or on behalf of the Borrowers or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agents and to each Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrowers which has, or which, in the foreseeable future could have, a Material Adverse Effect on the financial condition of the Borrowers or any such guarantor which has not been disclosed in writing to the Agents and to each Lender.

        4.27 NO RESTRICTIONS ON LIABILITIES.

        No Borrower shall enter into or become subject to, directly or indirectly, any agreement prohibiting or restricting (other than with respect to Permitted Subdebt), in any manner (including, without limitation, by way of covenant, representation, or event of default) any of the following:

               (a) The granting of Collateral Interests in favor of the Collateral Agent and the Lenders on any asset of any Borrower; or

               (b) The incurrence of any of the Liabilities.

        4.28 OTHER COVENANTS.

        No Borrower shall indirectly do or cause to be done any act which, if done directly by such Borrower or Borrowers, would breach any covenant contained in this Agreement.

ARTICLE V. - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

        5.1 MAINTAIN RECORDS.


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

        The Borrowers shall:

               (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.

               (b) Timely provide the Agents with those financial reports, statements, and schedules required by this Article V or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the period(s) covered therein.

               (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

               (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Agents and instruct such accountants to fully cooperate with, and be available to, the Agents to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agents.

               (e) Not change their respective fiscal years, tax identification numbers, or state of incorporation.

        5.2 ACCESS TO RECORDS.

               (a) The Borrowers shall accord the Agents, Tranche B Lender and Tranche C Lender and their respective representatives access from time to time as the Agents, Tranche B Lender and Tranche C Lender and such representatives may require to all properties owned by or over which any Borrower has control. The Collateral Agent, Tranche B Lender and Tranche C Lender and such representatives shall have the right, and the Borrowers will permit the Collateral Agent, Tranche B Lender and Tranche C Lender and their respective representatives from time to time as Collateral Agent, Tranche B Lender and Tranche C Lender and their respective representatives may request, to examine, inspect, copy, and make extracts from any and all of the

Borrowers' books, records, electronically stored data, papers, and files. The Borrowers shall make all of the Borrowers' copying facilities available to the Collateral Agent, Tranche B Lender and Tranche C Lender and their respective representatives.

               (b) The Borrowers hereby authorize the Collateral Agent and the Collateral Agent's representatives to:

                        (i) Inspect, copy, duplicate, review, cause to be
                reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrowers, and agree to direct any service bureau, contractor, accountant, or other person, who maintains such information for the Borrowers fully to cooperate with the Collateral Agent and the Collateral Agent's representatives with respect thereto.

                        (ii) Verify at any time the Collateral or any portion
                thereof, including verification with Account Debtors, and/or with the Borrowers' computer billing companies, collection agencies, and accountants and to sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Collateral.

        5.3 IMMEDIATE NOTICE TO AGENTS.

               (a) The Lead Borrower shall provide the Agents, Tranche B Lender and Tranche C Lender with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                        (i) Any change in the Parent's officers.

                        (ii) The completion of any physical count of all or a
                material portion of the Borrowers' Inventory (together with a copy of the results thereof certified by the Lead Borrower).

                        (iii) Any cessation by the Borrowers of their making
                payment to its creditors generally as the Borrowers' debts become due.

                        (iv) Any failure by the Borrowers to pay rent at any of
                the Borrowers' locations, which failure continues for more than Three (3) days following the last day on which such rent was payable without more than a de minimus adverse effect to the Borrowers.

                        (v) Any Material Adverse Change in the business,
                operations, or financial affairs of the Borrowers.

                        (vi) The occurrence of any Suspension Event.

                        (vii) Any intention on the part of the Parent to
                discharge the Parent's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity.

                        (viii) Any litigation which, if determined adversely to
                the Borrowers, might have a Material Adverse Effect on the financial condition of the Borrowers.

               (b) The Lead Borrower shall:

                        (i) Provide the Agents, when so distributed, with copies
                of any materials distributed to the shareholders of the Parent (qua such shareholders).

                        (ii) Provide the Agents:

                                (A) When filed, copies of all filings of the Parent with the SEC.

                                (B)     When received, copies of all
                                        correspondence from the SEC, other than
                                        routine non-substantive general
                                        communications from the SEC.

                        (iii) Add the Collateral Agent as an addressee on all
                mailing lists maintained by or for the Borrowers.

                        (iv) At the request of the Collateral Agent, from time
                to time, provide the Collateral Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                        (v) Provide the Agents, when received by the Borrowers,
                with a copy of any management letter or similar communications from any accountant of the Borrowers.

        5.4 BORROWING BASE CERTIFICATE.

        The Lead Borrower shall provide the Agents by 11:30 a.m., California time, the more frequent of (i) weekly, each Monday for the previous week or (ii) with each request for a Tranche A Loan, with a Borrowing Base Certificate (in the form of EXHIBIT 5.4 as such form may be revised from time to time by the Collateral Agent), reflecting the Borrowers' condition on the last Business Day of the reporting period immediately prior to the date when furnished. Such Certificate shall be signed by an Authorized Officer and may be sent to the Agents by facsimile transmission.

        5.5 WEEKLY REPORTS.

        Weekly, on Wednesday of each week (as of the then immediately preceding Saturday) the Lead Borrower shall provide the Collateral Agent with a sales audit report and a flash sales report (each in such form as may be specified from time to time by the Collateral Agent), summary pages of the STS stock ledger, and STS stock ledger pages for the Lead Borrower's Canadian Affiliate. Such report may be sent to the Collateral Agent by facsimile transmission, provided that the original thereof is forwarded to the Collateral Agent on the date of such transmission. Weekly, on Monday of each week (as of the then preceding Saturday) Lead Borrower shall provide the Agents, the Tranche A Lenders, Tranche B Lender and Tranche C Lender a flash sales report and Borrowing Base Certificate.

        5.6 MONTHLY REPORTS.

               (a) Monthly, the Lead Borrower shall provide the Collateral Agent and at the request of a Tranche A Lender, the Tranche C Lender or Tranche B Lender, to the Tranche A Lender,the Tranche B Lender or Tranche C Lender, as the case may be, with original counterparts of the following (each in such form as the Collateral Agent from time to time may specify):

                        (i) Within Fifteen (15) days of the end of the previous
                month:

                                (A) A "Stock Ledger Inventory Report" and a Certificate (signed by the Lead Borrower's Authorized Officer) concerning the Borrowers' Inventory.

                                (B) A Merchandise Management Report on which is shown whether inventory levels are adequate to meet sales forecasts.

                                (C) Summary pages of the STS Stock Ledger by location.

                                (D)     Report of catalogue Inventory.

                                (E)     Report of Eligible PrePaid Inventory.


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

                                (F)     Report of Eligible Inventory of
                                        Michaels.

                        (ii) Within Thirty (30) days of the end of the previous
                month:

                                (A) Reconciliation of the above described Inventory Report and Inventory Certificate to Availability and to the general ledger as of the end of the subject month.

                                (B)     A Gross Margin Reconciliation.

                                (C)     A schedule of purchases from the
                                        Borrowers' ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Collateral Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.

                                (D)     An aging of the Borrowers' accounts
                                        payable.

                                (E)     A Store Activity Report.

                                (F)     The Officer's Compliance Certificate
                                        described in Section 5.9, a copy of
                                        which shall be sent by the Lead Borrower to the Administrative Agent.

                                (G)     An internally prepared financial
                                        statement of the Borrowers' financial
                                        condition and the results of its
                                        operations for, the period ending with
                                        the end of the subject month, which
                                        financial statement shall include, at a
                                        minimum, a balance sheet, income
                                        statement (on a store specific and on a
                                        "consolidated" basis), cash flow and
                                        comparison of same Store sales for the
                                        corresponding month of the then
                                        immediately previous year, a copy of
                                        which shall be sent by the Lead Borrower to the Administrative Agent.

               (b) For purposes of Section 5.6(a)(i) and (a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be August 2000.

        5.7 QUARTERLY REPORTS.

        Quarterly, within Forty Five (45) days following the end of each of the Borrowers' fiscal quarters, the Lead Borrower shall provide the Agents with the following:

               (a) An original counterpart of a management prepared financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year; and

               (b) The officer's compliance certificate described in Section
5.9.

               (c) A copy of the Borrowers' Report on Form 10-Q filed with the SEC.

        The Administrative Agent will provide copies of the foregoing to the Tranche A Lenders, the Tranche B Lender and the Tranche C Lender.

        5.8 ANNUAL REPORTS.

               (a) Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Agents with the following:

                        (i) An original signed counterpart of the Borrowers'
                Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows; and

                        (ii) The officer's compliance certificate described in
                Section 5.9.

                        (iii) A copy of the Borrowers' Report on Form 10-K filed
                with the SEC.

               (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrowers' fiscal years or the date on which such accountants commence their work on the preparation of the Borrowers' annual Consolidated financial statement, the Lead Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Administrative Agent) that:

                        (i) Such annual financial statement will be delivered by
                the Borrowers to the Agents (for subsequent distribution by the Administrative Agent to each Lender).

                        (ii) It is the primary intention of the Borrowers, in
                their engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article V.

                        (iii) The Borrowers have been advised that the Agents
                and each Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

               (c) Each annual statement shall be accompanied by such accountant's certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountants to believe that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

               (d) Annually, within thirty (30) days prior to the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Agents with an updated Business Plan.

        The Administrative Agent shall provide copies of the foregoing to the Tranche A Lenders, the Tranche B Lender and the Tranche C Lender.

        5.9 OFFICERS' CERTIFICATES.

        The Lead Borrower shall cause the Authorized Officer to certify, in the form attached hereto as EXHIBIT 5.9 (the "OFFICER'S COMPLIANCE CERTIFICATE"), in connection with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement that:

               (a) Such statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:

                        (i) usual year end adjustments (this exception shall not
                be included in the Certificate which accompanies such annual statement).

                        (ii) Material Accounting Changes (in which event, such
                certificate shall include a schedule (in reasonable detail) of the effect of each such Material

                Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5.12.

               (b) No Suspension Event has occurred or, if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

               (c) The Borrowers were in compliance (or had failed to comply) as of the date of the applicable statement with each of the financial performance covenants included in Section 5.12 hereof; such certification to be accompanied by calculations demonstrating such compliance or failure to comply.

        The Administrative Agent shall provide copies of the foregoing to the Tranche A Lenders, the Tranche B Lender and the Tranche C Lender upon their request.

        5.10 INVENTORIES, APPRAISALS, AND AUDITS.

               (a) The Collateral Agent may, at the expense of the Borrowers, participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers.

               (b) The Borrowers, at their own expense, shall cause each Store location to have not less than one (1) physical inventory in January of each year and one (1) in July of each year to be undertaken, consistent with current practice, while this Agreement is in effect (the scheduling of which shall be subject to the Collateral Agent's discretion), conducted by such inventory takers as are satisfactory to the Collateral Agent and following such methodology as may be satisfactory to the Collateral Agent.

                        (i) The Lead Borrower shall provide the Collateral Agent
                with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) within ten (10) days after its completion.

                        (ii) The Lead Borrower shall provide the Collateral
                Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) to the Borrowers' books and records within thirty (30) days following the completion of such inventory.

                        (iii) The Collateral Agent, in its discretion, following
                the occurrence of a Suspension Event, may cause such additional inventories to be taken as the Collateral Agent determines (each, at the expense of the Borrowers).

               (c) The Collateral Agent may obtain appraisals, from time to time (in all events, at the Borrowers' expense) conducted by such appraisers as are satisfactory to the Collateral Agent. The Collateral Agent contemplates obtaining three (3) appraisals during any twelve (12) months, but may obtain more in the event it deems it reasonably necessary in its discretion.

               (d) The Collateral Agent contemplates conducting Four (4) commercial finance audits (at the Borrowers' expense) of the Borrowers' books and records during any twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake such additional audits as the Collateral Agent determines (at the Borrowers' expense).

               (e) The Collateral Agent from time to time (in all events, at the Borrowers' expense) may undertake "mystery shopping" visits to all or any of the Borrowers' business premises. The Collateral Agent shall provide the Lead Borrower with a copy of any non-confidential results of such mystery shopping.

        The Collateral Agent shall provide copies of the foregoing to the Tranche A Lenders, the Tranche B Lender and the Tranche C Lender upon request.

        5.11 ADDITIONAL FINANCIAL INFORMATION.

               (a) In addition to all other information required to be provided pursuant to this Article V, the Lead Borrower promptly shall provide the Agents (and any guarantor of the Liabilities) and to the Tranche A Lenders, the Tranche B Lender and the Tranche C Lender, upon request, such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including financial reports and statements (including supporting schedules), as the Agents may from time to time request from the Lead Borrower.

               (b) The Lead Borrower may provide the Agents, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.

               (c) The Lead Borrower shall, no sooner than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrowers' fiscal years, furnish the Agents with an updated and extended forecast which shall go out at least through the end of the then next three fiscal years and shall include a Consolidated and consolidating income statement, a Consolidated balance sheet, and a Consolidated statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Borrowers' then current practices.

               (d) The Borrowers recognize that all appraisals, inventories, analysis, financial information, and other materials which the Agents may obtain, develop, or receive with respect to the Borrowers are confidential to the Agents and that, except as otherwise provided herein, the Borrowers are not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

        5.12 FINANCIAL PERFORMANCE COVENANTS.

        The Borrowers shall observe and comply with those financial performance covenants set forth below. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Collateral Agent may determine the Borrowers' compliance with such covenants based upon financial reports and statements provided by the Lead Borrower to the Collateral Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Collateral Agent.

               (a) MINIMUM INVENTORY LEVELS: At no time shall the Borrowers suffer or permit the Cost value of Eligible Inventory to be less than $60,000,000.00.

               (b) MINIMUM EBITDA:

                        (i) For fiscal year ending February 3, 2001 ("FISCAL
                YEAR 2000"), the Borrowers shall not suffer or permit their Consolidated EBITDA, tested on the last day of each fiscal quarter on a cumulative year-to-date basis for the fiscal quarter then ended, commencing as of the second fiscal quarter of Fiscal Year 2000, to be less than the following levels during the periods indicated:

PERIOD (FY 2000)/# QUARTERS        MIN. EBITDA
---------------------------        -----------
FIRST FISCAL QUARTER/1              ($5,000,000)
SECOND FISCAL QUARTER/2            ($10,000,000)

THIRD FISCAL QUARTER/3              ($8,500,000)
FOURTH FISCAL QUARTER/4             $16,000,000


                        (ii) For fiscal year ending February 2, 2002 ("FISCAL
                YEAR 2001"), the Borrowers shall not permit or suffer to exist a Consolidated EBITDA, tested on the last day of each fiscal quarter, calculated on a rolling historical twelve (12) month basis, to be less than the following levels during the periods indicated:

PERIOD (FY 2001)              MIN. EBITDA
----------------              -----------
FIRST FISCAL QUARTER          $16,000,000

SECOND FISCAL QUARTER         $18,000,000

THIRD FISCAL QUARTER          $22,000,000

FOURTH FISCAL QUARTER         $29,000,000


                        (iii) Thereafter the Borrowers shall not permit or
                suffer to exist a Consolidated EBITDA, tested on the last day of each fiscal quarter, calculated on a rolling historical twelve
                (12) month basis, to be less $31,000,000.

               (c) Intentionally Left Blank.

               (d) CAPITAL EXPENDITURES: The Borrowers shall not permit or suffer to exist Capital Expenditures to be more than $24,500,000 for Fiscal Year 2000. The Borrower shall not permit or suffer to exist Net Capital Expenditures to be more than the following maxima:

                        (i) Fiscal Year 2001: $4,500,000 plus Fifty Percent
                (50%) of the amount by which the Borrowers' actual Consolidated EBITDA for Fiscal Year 2000 exceeds $20,000,000.

                        (ii) Fiscal Year 2002: $15,000,000 plus Fifty Percent
                (50%) of the amount by which the Borrowers' actual Consolidated EBITDA for Fiscal Year 2001 exceeds $31,000,000.

               (e) MINIMUM ACCOUNTS PAYABLE TO INVENTORY: The Borrowers shall not permit or suffer the ratio of its average merchandise accounts payable to Inventory, valued at Cost, determined on an average rolling historical two (2) month basis to be less than the following percentages during the periods indicated:

PERIOD                   PERCENTAGE
------                   ----------
JANUARY - JULY              37%
AUGUST - DECEMBER           40%


ARTICLE VI. - USE AND COLLECTION OF COLLATERAL:

        6.1 USE OF INVENTORY COLLATERAL.

               (a) The Borrowers shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrowers' business in the ordinary course and shall not engage in sales or other dispositions to creditors, sales or other dispositions in bulk, and any use of any of the Inventory in breach of any provision of this Agreement.

               (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrowers' customary return policy applicable to the return of Inventory purchased by the Borrowers' retail customers in the ordinary course, such Inventory may be returned to the Borrowers without the consent of the Administrative Agent.

        6.2 INVENTORY QUALITY.

        All Inventory now owned or hereafter acquired by the Borrowers is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

        6.3 ADJUSTMENTS AND ALLOWANCES.

        The Borrowers may grant such allowances or other adjustments to the Borrowers' Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Collateral Agent's prior written consent in each instance) as the Borrowers may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrowers pursuant to this Section 6.3 may be limited or terminated by the Collateral Agent at any time in the Collateral Agent's discretion.

        6.4 VALIDITY OF ACCOUNTS.

               (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers.

               (b) The Collateral Agent from time to time may verify the Receivables Collateral directly with the Borrowers' Account Debtors, such verification to be undertaken in keeping with commercially reasonable commercial lending standards.

               (c) The Borrowers have no knowledge of any impairment of the validity or collectibility of any of the Accounts and the Lead Borrower shall notify the Agent of any such fact immediately after any Borrower becomes aware of any such impairment.

               (d) The Borrowers shall not post any bond to secure any Borrowers' performance under any agreement to which any Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Borrower (other than to the Collateral Agent) in the event of such Borrower's failure so to perform.

        6.5 NOTIFICATION TO ACCOUNT DEBTORS.

        The Collateral Agent shall have the right (after an Event of Default has occurred) to notify any of the Borrowers' Account Debtors to make payment directly to the Collateral Agent and to collect all amounts due on account of the Collateral.

ARTICLE VII. - CASH MANAGEMENT; PAYMENT OF LIABILITIES:

        7.1 DEPOSITORY ACCOUNTS.

               (a) Annexed hereto as EXHIBIT 7.1 is a Schedule of all present DDA's, which includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

               (b) The Lead Borrower shall deliver the following to the Collateral Agent, as a condition to the effectiveness of this Agreement:

                        (i) Notification, executed on behalf of the Borrowers,
                to each depository institution with which any DDA is maintained (other than any Exempt DDA and the Blocked Account), in form satisfactory to the Collateral Agent of the

                Collateral Agent's interest in such DDA or, if requested by the Collateral Agent, control agreements with respect to each DDA.

                        (ii) A Blocked Account Agreement with any depository
                institution at which either of the following conditions applies:

                                (A)     Both any DDA (other than the
                                        Disbursement Account) and the
                                        Disbursement Account is maintained.

                                (B)     A Blocked Account is maintained.

               (c) The Borrowers will not establish any DDA hereafter (other than an Exempt DDA) unless, contemporaneous with such establishment, the Lead Borrower delivers the following to the Collateral Agent:

                        (i) Notification to the depository at which such DDA is
                established if the same would have been required pursuant to
                Section 7.1(b)(i) if the subject DDA were open at the execution of this Agreement;

                        (ii) A Blocked Account Agreement executed on behalf of
                the depository at which such DDA is established if the same would have been required pursuant to Section 7.1(b)(ii) if the DDA were open at the execution of this Agreement.

        7.2 CREDIT CARD RECEIPTS.

               (a) Annexed hereto as EXHIBIT 7.2, is a Schedule which describes all arrangements to which the Borrowers are a party with respect to the payment to the Borrowers of the proceeds of credit card charges for sales by the Borrowers.

               (b) The Borrowers shall deliver to the Collateral Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrowers, to each of the Borrowers' credit card clearinghouses and processors of notice (in form satisfactory to the Agent), which notice provides that payment of all credit card charges submitted by the Borrowers to that clearinghouse or other processor and any other amount payable to the Borrowers by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Collateral Agent. The Borrowers shall not change such direction or designation except upon and with the prior written consent of the Collateral Agent.

        7.3 THE CONCENTRATION, BLOCKED, AND DISBURSEMENT ACCOUNTS.

               (a) The following checking accounts have been or will be established (and are so referred to herein):

                        (i) The "CONCENTRATION ACCOUNT": Established by the
                Administrative Agent with Fleet National Bank.

                        (ii) The "BLOCKED ACCOUNT": Subject to Section 7.3(c),
                established by the Borrowers with Bank of America, N.A. into which deposits must be directed and from which the Borrowers shall not make disbursements.

                        (iii) The "DISBURSEMENT ACCOUNT": Established by the
                Borrowers with Bank of America, N.A., from which only disbursements may be made and into which only advances under the Revolving Credit may be deposited.

               (b) The contents of each DDA (other than the Disbursement Account) and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Administrative Agent's property, held for the benefit of the Lenders.

               (c) Within sixty (60) days of the Closing Date, the Borrowers shall close the Blocked Accounts and Disbursement Accounts existing on the date of this Agreement and establish such accounts with Fleet Bank. Thereafter the Borrowers shall not establish any Blocked Account hereafter except upon not less than thirty (30) days written notice to the Collateral Agent and the delivery to the Collateral Agent of a Blocked Account Agreement with respect thereto.

               (d) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Collateral Agent).

        7.4 PROCEEDS AND COLLECTION OF ACCOUNTS.

               (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrowers for the Collateral Agent, for the benefit of the Lenders, shall not be commingled with any of the Borrowers' other funds, and shall be deposited and/or transferred, no less frequently than daily, only to the Blocked Account or the Concentration Account. Permitted Investments shall be pledged to the Collateral Agent for the benefit of the Lenders.

               (b) The Borrowers shall cause the ACH or wire transfer to the Blocked or the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

                        (i) The contents of each DDA (other than any Exempt
                DDA). Each such transfer to be net of any minimum balance, not to exceed $1,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained and for petty cash purposes.

                        (ii) The proceeds of all credit card charges not
                otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Collateral Agent on each Business Day on which any such transfer is made.

               (c) Whether or not any Liabilities are then outstanding, the Borrowers shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $750.00, as may be required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained.

               (d) In the event that, notwithstanding the provisions of this
Section 7.4, the Borrowers receive or otherwise have dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrowers for the Collateral Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of the Borrowers other than as instructed by the Collateral Agent.

        7.5 PAYMENT OF LIABILITIES.

               (a) In the absence of a Liquidation, on each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such minimum balances as may be required by the bank at which the Concentration Account is maintained) in accordance with the priorities set forth in Section 12.4, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made one (1) Business Day after such transfer.

               (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                        (i) Funds shall be deemed to have been deposited to the
                Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Administrative Agent by 2:00PM (California time) on that Business Day.

                        (ii) Funds paid to the Administrative Agent, other than
                by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM (California time) on that Business Day.

                        (iii) If notice of a deposit to the Concentration
                Account (Section 7.5(b)(i)) or payment (Section 7.5(b)(ii)) is not available to the Administrative Agent until after 2:00PM (California time) on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM (California time) on the then next Business Day.

                        (iv) All deposits to the Concentration Account and other
                payments to the Administrative Agent are subject to clearance and collection.

               (c) The Administrative Agent shall transfer to the Disbursement Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7.5(a), above (less those amounts which are to be netted out, as provided therein) provided, however, in the event that a Suspension Event has occurred and is continuing or one or more L/C's are then outstanding then the Collateral Agent may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be returned to the Borrowers in the event that no Suspension Event is then continuing or applied towards the Liabilities following the occurrence of any Event of Default described in Section 10.11 or acceleration following the occurrence of any other Event of Default.

        7.6 THE DISBURSEMENT ACCOUNT.

        Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrowers upon, and other disbursements shall be made by the Borrowers solely from, the Disbursement Account.


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

ARTICLE VIII. - GRANT OF SECURITY INTEREST:

        8.1 GRANT OF SECURITY INTEREST.

        To secure the Borrowers' prompt, punctual, and faithful performance and payment of all and each of the Liabilities, each Borrower hereby grants to the Collateral Agent, for the benefit of the Lenders and the SwingLine Lender as their interests may appear herein and in the other Loan Documents, a continuing security interest in and to, and assigns to the Collateral Agent, for the benefit of the Lenders and the SwingLine Lender, the following, and each item thereof, whether now owned or now due, or in which that Borrower has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Collateral Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

               (a) All Accounts.

               (b) All Inventory.

               (c) All General Intangibles.

               (d) All Equipment.

               (e) All Goods.

               (f) All Fixtures.

               (g) All Chattel Paper.

               (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrowers' business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

               (i) All Investment Property, Instruments, Documents, Documents of Title, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

               (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (8.1(a) through 8.1(j)) or otherwise.


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

               (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8.1(a) through 8.1(k)), including the right of stoppage in transit.

               (l) Leasehold Interests.

        8.2 EXTENT AND DURATION OF SECURITY INTEREST.

        The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by the Borrowers to FCC, as agent pursuant to the February 2000 Agreement, and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full, the obligation of the Lenders to make loans and grant financial accommodations has been terminated, and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Collateral Agent.

ARTICLE IX. - COLLATERAL AGENT AS BORROWERS' ATTORNEY-IN-FACT:

        9.1 APPOINTMENT AS ATTORNEY-IN-FACT.

        The Borrowers hereby irrevocably constitute and appoint the Collateral Agent as the Borrowers' true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrowers, but for the benefit of the Agents, the Lenders and the SwingLine Lender. The rights and powers granted the Collateral Agent by this appointment include but are not limited to the right and power to:

               (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

               (b) Sign change of address forms to change the address to which the Borrowers' mail is to be sent to such address as the Collateral Agent shall designate; receive and open the Borrowers' mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrowers, or other legal representative of the Borrowers whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail.

               (c) Endorse the name of the Borrowers in favor of the Collateral Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the


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

name of the Borrowers on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

               (d) Sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Receivables Collateral; sign the Borrowers' name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

               (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.

               (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrowers.

               (g) Use, license or transfer any or all General Intangibles of the Borrowers.

        9.2 NO OBLIGATION TO ACT.

        The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9.1 herein, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrowers for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE X. - EVENTS OF DEFAULT:

        The occurrence of any event described in this Article X respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10.11, any and all Liabilities shall become due and payable without any further act on the part of the Administrative Agent. Upon the occurrence of any other Event of Default, the Administrative Agent may, and upon the instruction of the applicable Lenders pursuant to Article XIII declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of


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

Default shall also constitute, without notice or demand, a default under all other agreements between any Agent or any Lender and the Borrowers and instruments and papers heretofore, now or hereafter given any Agent or any Lender by the Borrowers.

        10.1 FAILURE TO PAY WORKING CAPITAL LOANS.

        The failure by the Borrowers to pay any amount when due with respect to the Working Capital Loans.

        10.2 FAILURE TO MAKE OTHER PAYMENTS.

        The failure by the Borrowers to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Working Capital Loans.

        10.3 FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD).

        The failure by the Borrowers to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in Section 10.1 or Section 10.2 hereof, and included in any of the following provisions hereof:

Section                     Relates to:
4.3(b)                      Notice of Name Change

4.6                         Location of Collateral

4.7                         Title to Assets

4.8                         Indebtedness

4.9                         Insurance Policies

4.15                        Pay taxes

4.20                        Dividends, Investments, Corporate
                            Actions

4.24                        Affiliate Transactions

4.25                        Further Assurances

6.1                         Use of Collateral

Article V                   Financial Performance Covenants
                            Section 5.12

Article VII                 Cash Management

        10.4 FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).

               (a) The failure by the Lead Borrower to provide the financial statements and reports required by the following Sections of this Agreement within the applicable grace period, if available as provided below, or when due if no such grace period is then available:


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

                                                                   NUMBER OF GRACE
SECTION            REQUIREMENT             GRACE PERIOD            PERIODS AVAILABLE
-------            -----------             ------------            -----------------
  5.4             Borrowing Base               2 days             4 per fiscal quarter
                  Certificate
  5.5             Weekly Reports               2 days             4 per fiscal quarter
  5.6             Monthly Reports              5 days             4 per fiscal year
  5.7             Quarterly Reports            5 days             1 per fiscal year
  5.8             Annual Statement        No Grace Period         No Grace Period

               (b) The failure by the Borrowers, upon Fifteen (15) days' written notice by the Administrative Agent to the Lead Borrower, to cure the Borrowers' failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 10.1, 10.2, 10.3, or 10.4(a), above.

        10.5 MISREPRESENTATION.

        The determination by the Administrative Agent that any representation or warranty at any time made by the Borrowers to the Agents or any Lender was not true or complete in all material respects when given or deemed to be given.

        10.6 ACCELERATION OF OTHER DEBT. BREACH OF LEASE.

               (a) The occurrence of any event such that any Indebtedness of any Borrower in excess of $300,000.00 to any creditor other than any Agent or any Lender could be accelerated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

               (b) The occurrence of any of the following with respect to Leases on which any Borrower is the lessee or is obligated:

                        (i) An aggregate of more than $200,000.00 in rent is
                then overdue.

                        (ii) Default and the expiry of any applicable grace
                period with respect to not more than two (2) Leases of Stores.

                        (iii) Default and the expiry of any applicable grace
                period of any Lease of any warehouse or distribution center.

        10.7 DEFAULT UNDER OTHER AGREEMENTS.

        The occurrence of any material breach or default under any agreement (including any Loan Document other than this Loan Agreement) between any Agent or any Lender, on the one


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

hand, and any Borrower, on the other hand, or instrument given to any Agent and/or any Lender (notwithstanding that the subject Agent or Lender may not have exercised all or any of its rights upon default under any such other agreement, instrument or paper.).

        10.8 UNINSURED CASUALTY LOSS.

        The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, or (b) sale (other than sales in the ordinary course of business) of any material portion of Collateral to which the requisite Consent of the Lenders has not been given hereunder.

        10.9 ATTACHMENT; JUDGMENT; RESTRAINT OF BUSINESS.

               (a) The service of process upon any Agent or any Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any Borrower on deposit with, or assets of any Borrower in the possession of, that Agent or any Lender or such Participant.

               (b) The entry of any judgment in excess of $300,000.00 against any Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

               (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

        10.10 BUSINESS FAILURE.

        Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by such Borrower, to initiate a program of partial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of such Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or


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

arrangement with creditors; and/or the initiation by or on behalf of such Borrower of the liquidation or winding up of all or any part of such Borrower's business or operations.

        10.11 BANKRUPTCY.

        The failure by any Borrower to generally pay its debts as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure.

        10.12 INDICTMENT - FORFEITURE.

        The indictment of, or institution of any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by that Borrower of its business in the ordinary course.

        10.13 CHALLENGE TO LOAN DOCUMENTS.

               (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

               (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.


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

        10.14 KEY MANAGEMENT.

        The death, disability, or failure of Stephen Gordon, Walter Parks, or Cornelia Hunter at any time to exercise that authority and discharge those management responsibilities with respect to the Borrowers as are exercised and discharged by such Person at the execution of this Agreement.

        10.15 CHANGE IN CONTROL.

        Any Change in Control.

ARTICLE XI. - RIGHTS AND REMEDIES UPON DEFAULT:

        Upon the occurrence of any Event of Default described in Section 10.11 and upon Acceleration, and at all times thereafter, the Collateral Agent shall have the following rights and remedies in addition to all of the rights, remedies, powers, privileges, and discretions available to Collateral Agent prior to the occurrence of an Event of Default. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Collateral Agent's exercise of any of such rights and remedies.

        11.1 RIGHTS OF ENFORCEMENT.

        The Collateral Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Collateral Agent shall have all and each of the following rights and remedies:

               (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Collateral Agent.

               (b) To give notice to any of the Borrowers' customs brokers to follow the instructions of the Collateral Agent as provided in any Customs Brokers Agreement.

               (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

               (d) To take possession of all or any portion of the Collateral.


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

               (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.

               (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

               (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

               (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents (without limitation of the rights and remedies of the Administrative Agent).

        11.2 SALE OF COLLATERAL.

               (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Collateral Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Collateral Agent's disposition of the Collateral.

               (b) The Collateral Agent, in the exercise of the Collateral Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Collateral Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither the Borrowers nor any Person claiming under or in right of the Borrowers shall have any interest therein.

               (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Lead Borrower with such notice as may be practicable under the circumstances), the Collateral Agent shall give the Lead Borrower at least ten (10) days prior written notice of the


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

date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrowers agree that such written notice shall satisfy all requirements for notice to the Borrowers which are imposed under the UCC or other applicable law with respect to the exercise of the Collateral Agent's rights and remedies upon default.

               (d) The Collateral Agent and any Lender may credit bid and may purchase the Collateral, or any portion of it, at any sale held under this
Article XI.

               (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

               (f) The Collateral Agent shall disburse the proceeds of any exercise of the Collateral Agent's Rights and Remedies to the Administrative Agent in accordance with Section 14.5(b) for disbursement by the Administrative Agent to the Lenders and application towards the Liabilities in accordance with the relative priorities set forth in Section 14.6.

        11.3 OCCUPATION OF BUSINESS LOCATION.

        In connection with the Collateral Agent's exercise of the Collateral Agent's rights under this Article XI, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by any Borrower, and may exclude the Borrowers from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Collateral Agent be liable to the Borrowers for use or occupancy by the Collateral Agent of any premises pursuant to this Article XI, nor for any charge (such as wages for the Borrowers' employees and utilities) incurred in connection with the Collateral Agent's exercise of the Collateral Agent's Rights and Remedies.

        11.4 GRANT OF NONEXCLUSIVE LICENSE.

        Each Borrower hereby grants to the Collateral Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which that Borrower now or hereafter has rights, such license being with respect to the Collateral


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

Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

        11.5 ASSEMBLY OF COLLATERAL.

        The Collateral Agent may require the Borrowers to assemble the Collateral and make it available to the Collateral Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and Borrowers.

        11.6 RIGHTS AND REMEDIES.

        The rights, remedies, powers, privileges, and discretions of each Agent hereunder, under any other Loan Document or under applicable law (herein, the "AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by any Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by that Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of that Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between that Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by any Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as each Agent may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE XII. - TRANCHE A FUNDINGS AND DISTRIBUTIONS:

        12.1 TRANCHE A FUNDING PROCEDURES.

               (a) Subject to Section 12.2, the Administrative Agent shall advise each Tranche A Lender, no later than 1:00PM (California Time) on a date on which any Tranche A Loan is to be made. Such advice, in each instance, may be by telephone or facsimile transmission, provided that


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

if such advice is by telephone, it shall be confirmed in writing and shall include a reference (as applicable) to the interest rate applicable to the proposed Tranche A Loan.

               (b) Subject to Section 12.2, each Tranche A Lender, by no later than the end of business on the day on which the subject Tranche A Loan is to be made, subject to that Tranche A Lender's Tranche A Dollar Commitment, shall Transfer that Tranche A Lender's Tranche A Percentage Commitment of the requested Tranche A Loan to the Administrative Agent as proceeds o advances under the Revolving Credit.

        12.2 SWINGLINE LOANS.

               (a) In the event that, when a Tranche A Loan is requested and the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Administrative Agent that the SwingLine Lender has determined to include up to the amount of the requested Tranche A Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Tranche A Loan to the Administrative Agent.

               (b) The SwingLine Loan shall be converted to a Tranche A Loan in which all Tranche A Lenders participate as follows:

                        (i) At any time and from time to time (but not less than
                on a weekly basis), the SwingLine Lender may advise the Administrative Agent that all of the SwingLine Loan is to be converted to a Tranche A Loan in which all Tranche A Lenders participate. The Administrative Agent will settle the SwingLine Loan the earlier of (a) Wednesday of each week or (b) when the SwingLine Loan exceeds $7,500,000.00.

                        (ii) At the initiation of a Liquidation, the then entire
                unpaid principal balance of the SwingLine Loan shall be converted to a Tranche A Loan in which all Tranche A Lenders participate.

        In either such event, the Administrative Agent shall advise each Tranche A Lender of such conversion as if, and with the same effect as if such conversion were the making of a Tranche A Loan as provided in Section 12.1.

               (c) The SwingLine Lender, in separate capacities, may also be the Administrative Agent and a Tranche A Lender.

               (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Tranche A Lender" for any of the following purposes:

                        (i) Except as otherwise specifically provided in the
                relevant Section, any distribution pursuant to Section 14.6.

                        (ii) Determination of whether the requisite Tranche A
                Lenders have Consented to action requiring such Consent.

        12.3 ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS.

               (a) Each Tranche A Lender shall make available to the Administrative Agent, as provided herein, that Tranche A Lender's Tranche A Percentage Commitment of the following:

                        (i) Each Tranche A Loan, up to the maximum amount of
                that Tranche A Lender's Tranche A Dollar Commitment of the Tranche A Loans.

                        (ii) Up to the maximum amount of that Tranche A Lender's
                Tranche A Dollar Commitment of each L/C drawing (to the extent that such L/C drawing is not "covered" by a Tranche A Loan as provided herein).

               (b) In all circumstances, the Administrative Agent may:

                        (i) Assume that each Tranche A Lender timely shall make
                available to the Administrative Agent that Tranche A Lender's Tranche A Percentage Commitment of each Tranche A Loan, notice of which is provided pursuant to Section 12.1.

                        (ii) In reliance upon such assumption, make available
                the corresponding amount to the Borrowers.

                        (iii) Assume that each Tranche A Lender timely shall
                pay, and shall make available, to the Administrative Agent all other amounts which that Tranche A Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

               (c) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available, a Tranche A Lender's Tranche A Percentage Commitment of one or more Tranche A Loans, L/C drawings, or any other amount to be made available hereunder or under any of the Loan Documents with respect to the Revolving Credit, which amount a Tranche A

Lender (a "DELINQUENT TRANCHE A LENDER") fails to provide to the Administrative Agent within one (1) Business Day of written notice of such failure, then:

                        (i) The amount which had been made available by the
                Administrative Agent is an "AGENT'S COVER".

                        (ii) All interest paid by the Borrowers on account of
                the Tranche A Loan or coverage of the subject L/C Drawing which consists of the Agent's Cover shall be retained by the Administrative Agent until the Agent's Cover, with interest, has been paid.

                        (iii) The Delinquent Tranche A Lender shall pay to the
                Administrative Agent, on demand, interest at a rate equal to the prevailing Federal Funds Effective Rate during the period during which such amount remains unpaid, on the principal balance of the Agent's Cover, from the date of the making of the Agent's Cover to until repaid.

                        (iv) The Administrative Agent shall have succeeded to
                all rights to payment to which the Delinquent Tranche A Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Agent's Cover together with interest until it is repaid by the applicable Delinquent Tranche A Lender. Such payments shall be deemed made first towards the amounts in respect of which the Agent's Cover was provided and only then towards amounts in which the Delinquent Tranche A Lender is then participating. For purposes of distributions to be made pursuant to Section 12.4 (which relates to ordinary course distributions) or Section 14.6 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Tranche A Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Tranche A Lender would otherwise have been entitled to a distribution.

                        (v) Subject to Section 12.3(c)(iv), the Delinquent
                Tranche A Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Tranche A Lender is then entitled, provided however there shall be


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                deducted from such amount and retained by the Administrative
                Agent any interest to which the Agent is then entitled on account of Section 12.3(c)(ii), above.

               (d) A Delinquent Tranche A Lender shall not be relieved, by virtue of any Agent's Cover or otherwise, of any obligation of such Delinquent Tranche A Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Tranche A Lender).

               (e) A Delinquent Tranche A Lender may cure its status as a Delinquent Tranche A Lender by paying the Administrative Agent the aggregate of the following:

                        (i) The Agent's Cover (to the extent not previously
                repaid by the Borrowers and retained by the Administrative Agent in accordance with Subsection 12.3(c)(iv), above) with respect to that Delinquent Tranche A Lender.

                        Plus

                        (ii) Any interest payable under Section 12.3(c)(ii),
                above (which relates to interest to be paid by that Delinquent Tranche A Lender).

                        Plus

                        (iii) All such costs and expenses as may be incurred by
                the Administrative Agent in the enforcement of the Administrative Agent's rights against such Delinquent Tranche A Lender.

        12.4 ORDINARY COURSE DISTRIBUTIONS.

               (a) Except as otherwise provided in Section 14.6, below (which relates to distributions on account of Liquidation), the Administrative Agent promptly shall distribute to the SwingLine Lender and the respective Tranche A Lenders, payments made by the Borrowers on account of the Tranche A Loans, to the extent such payments are actually received and collected by the Administrative Agent in the following order and priority:

                        (i) First: To the SwingLine Lender, up to the then
                unpaid principal balance of the SwingLine Loans.

                        (ii) Second: To the Tranche A Lenders, their respective
                Tranche A Percentage Commitments of such aggregate (which amounts shall be applied by


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                the Tranche A Lenders towards principal of the Net Tranche A
                Loans based upon the Administrative Agent's advice with such distribution).

               (b) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent's option), the Administrative Agent and each Tranche A Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

               (c) The Administrative Agent shall make distributions on account of interest as follows: (i) to the SwingLine Lender and to each Tranche A Lender, such Person's respective Pro Rata share of interest payments on the Tranche A Loans, (ii) to the Tranche B Lender payments of Tranche B Current Pay Interest, and (iii) to the Tranche C Lender. In all cases the Administrative Agent shall make distributions on account of interest when such interest is actually received and collected by the Administrative Agent (excluding the One Business Day settlement delay as provided for in Section 7.5(a), which shall be for the account of the Administrative Agent only). For purposes of calculating interest due to a Tranche A Lender, that Tranche A Lender shall be entitled to receive interest on the actual amount contributed by that Tranche A Lender towards the principal balance of the Tranche A Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Tranche A Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Tranche A Lender, until the Administrative Agent has distributed to that Tranche A Lender its Pro Rata share thereof.

               (d) The Administrative Agent shall distribute fees paid on account of the Tranche A Loans as follows:

                        (i) Unused Line Fee: To the Tranche A Lenders, Pro Rata,
                based upon their respective Tranche A Percentage Commitments.

                        (ii) Tranche A Early Termination Fees to the Tranche A
                Lenders, Pro Rata, based upon their respective Tranche A Percentage Commitments.

                        (iii) Any fees on account of the issuance of L/Cs to the
                extent distributable to the Tranche A Lenders.


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               (e) No Lender shall have any interest in, or right to receive any part of any interest which reflects "float" as described in the proviso included in Section 7.5(a). Any such float shall be for the account of the Administrative Agent only.

               (f) No Lender shall have any interest in, or right to receive any part of, the Agent's Fee set forth in Section 2.14 to be paid by the Borrowers to the Administrative Agent pursuant to the Loan Agreement.

               (g) Any amount received by the Administrative Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Tranche A Lenders, Pro Rata based upon their respective Tranche A Percentage Commitments at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

               (h) Each distribution pursuant to this Section 12.4 is subject to
Section 12.3(c), above (which relates to Delinquent Tranche A Lenders).

               (i) Except as otherwise provided in Section 14.6, below, the Administrative Agent promptly shall distribute to the Tranche B Lender and Tranche C Lender, as provided in this Section 12.4, payments made by the Borrower on account of the Tranche B Obligations and Tranche C Obligations, respectively, to the extent such payments are actually received and collected by the Administrative Agent, or are made available to the Administrative Agent.

               (j) The Administrative Agent shall distribute to the Tranche B Lender and the Tranche C Lender the payments on account of principal of, and interest on, the Tranche B Obligations and Tranche C Obligations (including the Put Right Debt) as received and collected by the Administrative Agent from the Borrowers or as made available by the Administrative Agent as the proceeds of advances under the Revolving Credit.

               (k) Any amount received by the Administrative Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) incurred with respect to, or on account of, the relationship contemplated by the Loan Agreement shall be distributed to, or retained by, the Administrative Agent, the Tranche B Lender or Tranche C Lender as provided in this Agreement.


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ARTICLE XIII. - ACCELERATION:

        13.1 ACCELERATION NOTICE BY ADMINISTRATIVE AGENT.

        The Administrative Agent may give the Collateral Agent an Acceleration Notice at any time following the occurrence of an Event of Default.

        13.2 ACCELERATION NOTICE BY SUPERMAJORITY LENDERS.

        The SuperMajority Lenders may give the Administrative Agent and the Collateral Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Tranche A Lenders are received by the Agents within a period of five (5) consecutive Business Days.

        13.3 ACCELERATION NOTICE BY THE TRANCHE B LENDER.

        The Tranche B Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice as follows:

               (a) At any time following the occurrence of an Event of Default which occurs after payment of all Tranche A Obligations and the obligation of the Tranche A Lenders to make advances and other financial accommodations hereunder has been terminated; or

               (b) At any time following the entry of an order for relief, under the Bankruptcy Code, with respect to any Borrower; or

               (c) At any time as permitted pursuant to Section 13.4 below.

        13.4 ACCELERATION RIGHT OF TRANCHE B LENDER.

               (a) Following the occurrence of any Borrower Default, the Tranche B Lender may initiate a Standstill Period by written notice to the Administrative Agent.

               (b) Upon the expiry of the relevant Standstill Period, the Tranche B Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice unless:

                        (i) If the relevant Borrower Default is a Borrowing Base
                Default, the Loan Account is not in excess of the Borrowing Base for at least Ten (10) consecutive days during the relevant Standstill Period; or

                        (ii) If the relevant Borrower Default is a Tranche B
                Payment Default, all then due Tranche B Debt Payments (other than those which would be due only if Tranche B Loans were accelerated) have been paid; or


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                        (iii) If the relevant Borrower Default is a General
                Default, such General Default has been duly waived by the Administrative Agent in accordance with this Agreement; or

                        (iv) Acceleration has been stayed by judicial or
                statutory process.

               (c) In the event that the Tranche B Lender is not permitted to give an Acceleration Notice in accordance with Section 13.4(b) above due to the occurrence of an event described in Sections 13.4(b)(i)-(iv), above, then the relevant Standstill Period shall be reset for any subsequent Borrower Default which triggers the mandatory acceleration right of the Tranche B Lender under this Section.

        13.5 ACCELERATION NOTICE BY THE TRANCHE C LENDER.

        The Tranche C Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice as follows:

               (a) At any time following the occurrence of an Event of Default which occurs after the Tranche A Termination Date.

               (b) At any time following the entry of an order for relief, under the Bankruptcy Code, with respect to any Borrower.

               (c) At any time permitted pursuant to Section 13.6 below.

        13.6 ACCELERATION RIGHT OF TRANCHE C LENDER.

               (a) Following the occurrence of any General Default, Extended Borrowing Base Default, or a Tranche C Payment Default, the Tranche C Lender may initiate a Standstill Period by written notice to the Administrative Agent.

               (b) Upon the expiry of the relevant Standstill Period, the Tranche C Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice unless:

                        (i) All then due Tranche C Debt Payments (other than
                those which would be due only if Tranche C Loans were accelerated) have been paid; or

                        (ii) Acceleration has been stayed by judicial or
                statutory process; or

                        (iii) If the relevant default is a General Default, such
                General Default has been duly waived by the Administrative Agent in accordance with this Agreement; or


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                        (iv) If the relevant default is an Extended Borrowing
                Base Default, the Loan Account is not in excess of the Borrowing Base for at least Ten (10) consecutive days during the relevant Standstill Period;

               (c) In the event that the Tranche C Lender is not permitted to give an Acceleration Notice in accordance with Section 13.6(b) above due to the occurrence of an event described in Sections 13.6 (b)(i)-(iv), above, then the relevant Standstill Period shall be reset for any subsequent default which triggers the acceleration right of the Tranche C Lender under this Section.

ARTICLE XIV. - LIQUIDATIONS

        14.1 ACCELERATION.

        Unless stayed by judicial or statutory process, the Administrative Agent shall Accelerate the Liabilities within a commercially reasonable time following:

               (a) The Administrative Agent's giving of an Acceleration Notice to the Collateral Agent as provided in Section 13.1.

               (b) The Administrative Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 13.2.

               (c) The Administrative Agent's receipt of an Acceleration Notice from the Tranche B Lenders, in compliance with Sections 13.3 or 13.4.

               (d) The Administrative Agent's receipt of an Acceleration Notice from the Tranche C Lenders, in compliance with Sections 13.5 or 13.6.

        14.2 INITIATION OF LIQUIDATION.

        Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Collateral Agent within a commercially reasonable time following Acceleration of the Liabilities.

        14.3 ACTIONS AT AND FOLLOWING INITIATION OF LIQUIDATION.

               (a) At the initiation of a Liquidation:

                        (i) The unpaid principal balance of the SwingLine Loan
                (if any) shall be converted, pursuant to Section 12.2, to a Tranche A Loan in which all Tranche A Lenders participate.

                        (ii) The Administrative Agent and the Tranche A Lenders
                shall "net out" each Tranche A Lender's respective contributions towards the Tranche A


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                Loans, so that each Tranche A Lender holds that Tranche A
                Lender's Tranche A Percentage Commitment of the Tranche A Loans and advances.

               (b) Following the initiation of a Liquidation, each Tranche A Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Tranche A Lender's Tranche A Percentage Commitment of such honoring.

        14.4 COLLATERAL AGENT'S CONDUCT OF LIQUIDATION.

               (a) Any Liquidation shall be conducted solely by the Collateral Agent with the advice and assistance of the Administrative Agent and the Lenders. Without in any way limiting the sole authority of the Collateral Agent to Liquidate Collateral in any order or manner that it deems appropriate, in its sole discretion, in the event that the Collateral Agent has the right to exercise its Rights and Remedies as against Inventory, Equipment and Fixtures, the Collateral Agent shall have the right to use such Equipment and Fixtures, as may be reasonably necessary, in the course of the Liquidation of the Inventory prior to Liquidating such Equipment and Fixtures.

               (b) The Collateral Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

               (c) The Collateral Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Collateral Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Collateral Agent determines as appropriate under the circumstances.

               (d) The Collateral Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Collateral Agent or by any Lender) unless indemnified to the Collateral Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by the Collateral Agent by reason of taking or continuing to take that course of action or action plan.

               (e) Each Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement or the other Loan Documents as the Collateral Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.


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        14.5 DISTRIBUTION OF LIQUIDATION PROCEEDS.

               (a) The Collateral Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of reasonably anticipated future expenses which may be incurred by the Collateral Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Collateral Agent anticipates may need to be paid.

               (b) The Collateral Agent shall distribute the proceeds of any Liquidation, net of any amount deposited into such fund reserve accounts, all reasonable costs and expenses of the Agents, any Costs of Collection of any Agent (which shall be distributed to the Agents) and of prior claims, to the extent available, to the Administrative Agent with such frequency as the Collateral Agent determines.

               (c) The Administrative Agent shall distribute the net proceeds of Liquidation, as distributed to the Administrative Agent by the Collateral Agent pursuant to Section 14.5(b), above in accordance with the relative priorities set forth in Section 14.6.

               (d) Each Lender, on the written request of the Collateral Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Collateral Agent and/or any Nominee, ratably, for any cost or expense reasonably incurred by the Collateral Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Collateral Agent.

        14.6 RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION.

        The relative priorities of security interests in the Collateral and to the proceeds of a Liquidation are as follows:

               (a) With respect to the Tranche A Senior Collateral:

                        (i) First: to the Agents on account of Costs of
                Collection of the Agents with respect to, or on account of, the Tranche A Senior Collateral; and then

                        (ii) Second: To the SwingLine Lender, on account of any
                SwingLine loans not converted to Tranche A Loans pursuant to
                Section 14.3(a); and then


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                        (iii) Third: To the Tranche A Lenders, Pro Rata, to the
                extent of the Tranche A Debt; and then

                        (iv) Fourth: To the Tranche A Lenders, Pro Rata, to the
                extent of the aggregate of all Tranche A Fees, other than the Tranche A Early Termination Fee; and then

                        (v) Fifth: To the Tranche B Lender to the extent of the
                Tranche B Debt; and then

                        (vi) Sixth: To the Tranche B Lender to the extent of the
                aggregate of all Tranche B Fees, other than the Tranche B Early Termination Fee; and then

                        (vii) Seventh: To the Tranche C Lender to the extent of
                the Tranche C Debt; and then

                        (viii) Eighth: To the Tranche C Lender to the extent of
                the aggregate of all Tranche C Fees, other than the Tranche C Early Termination Fee, and then

                        (ix) Ninth: To the Tranche A Lenders, Pro Rata, to the
                extent of the Tranche A Early Termination Fee; and then

                        (x) Tenth: To the Tranche B Lender to the extent of the
                Tranche B Early Termination Fee; and then

                        (xi) Eleventh: To the Tranche C Lender to the extent of
                the Tranche C Early Termination Fee; and then

                        (xii) Twelfth: To the Lenders on account of all other
                Liabilities in the following order: first to the Tranche A Lender, second to the Tranche B Lender, third to the Tranche C Lender; and then.

                        (xiii) Thirteenth: To the holder of the Warrants on
                account of Put Right Debt, if then or previously exercised and outstanding.

               (b) With respect to the Tranche B Senior Collateral:

                        (i) First: To the Agents on account of Costs of
                Collection of the Agents with respect to, or on account of, the Tranche B Senior Collateral; and then

                        (ii) Second: To the Tranche B Lender to the extent of
                the Tranche B Debt; and then


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                        (iii) Third: To the Tranche B Lender to the extent of
                the aggregate of all Tranche B Fees, other than the Tranche B Early Termination Fee; and then

                        (iv) Fourth: To the Tranche C Lender to the extent of
                the Tranche C Debt; and then

                        (v) Fifth: To the Tranche C Lender to the extent of the
                aggregate of all Tranche C Fees, other than the Tranche C Early Termination Fee; and then

                        (vi) Sixth: To the Tranche A Lenders, Pro Rata, to the
                extent of the Tranche A Debt; and then

                        (vii) Seventh: To the Tranche A Lenders, Pro Rata, to
                the extent of the aggregate of all Tranche A Fees, other than the Tranche A Early Termination Fee,; and then

                        (viii) Eighth: To the Tranche B Lender to the extent of
                the Tranche B Early Termination Fee; and then

                        (ix) Ninth: To the Tranche C Lender to the extent of the
                Tranche C Early Termination Fee; and then

                        (x) Tenth: To the Tranche A Lenders, Pro Rata, to the
                extent of the Tranche A Early Termination Fee; and then

                        (xi) Eleventh: To the holder of the Warrants on account
                of the Put Right Debt, if then or previously exercised and outstanding; and then

                        (xii) Twelfth: To the Lenders on account of all other
                Liabilities in the following order: first to the Tranche B Lender, second to the Tranche C Lender, third to the Tranche A Lender.

               (c) With respect to the Tranche C Senior Collateral:

                        (i) First: To the Agents on account of Costs of
                Collections of the Agents with respect to, or on account of, the Tranche C Senior Collateral.

                        (ii) Second: To the Tranche C Lender to the extent of
                the Tranche C Debt; and then

                        (iii) Third: To the Tranche C Lender to the extent of
                the aggregate of all Tranche C Fees, other than the Tranche C Early Termination Fee; and then


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                        (iv) Fourth: To the Tranche B Lender to the extent of
                the Tranche B Debt; and then

                        (v) Fifth: To the Tranche B Lender to the extent of the
                aggregate of all Tranche B Fees, other than the Tranche B Early Termination Fee; and then

                        (vi) Sixth: To the Tranche A Lenders, Pro Rata, to the
                extent of the Tranche A Debt; and then

                        (vii) Seventh: To the Tranche A Lenders, Pro Rata, to
                the extent of the aggregate of all Tranche A Fees, other than the Tranche A Early Termination Fee; and then

                        (viii) Eighth: To the Tranche C Lender to the extent of
                the Tranche C Early Termination Fee; and then

                        (ix) Ninth: To the Tranche B Lender to the extent of the
                Tranche B Early Termination Fee; and then

                        (x) Tenth: To the Tranche A Lenders, Pro Rata, to the
                extent of the Tranche A Early Termination Fee; and then;

                        (xi) Eleventh: To the holder of the Warrants on account
                of the Put Right Debt, if then or previously exercised and outstanding; and then

                        (xii) Twelfth: To the Lenders on account of all other
                Liabilities in the following order: first, the Tranche C Lender, second the Tranche B Lender, and third the Tranche A Lender.

ARTICLE XV. - THE AGENTS:

        15.1 APPOINTMENT OF AGENT.

               (a) Each Lender appoints and designates FCC as the "Administrative Agent" hereunder and under the Loan Documents.

               (b) Each Lender appoints and designates FCC and FRF as the "Collateral Agent" hereunder and under the Loan Documents.

               (c) Each Lender authorizes each Agent:

                        (i) To execute those of the Loan Documents and all other
                instruments relating thereto to which that Agent is a party.


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                        (ii) To take such action on behalf of the Lenders and to
                exercise all such powers as are expressly delegated to that Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

        15.2 RESPONSIBILITIES OF AGENTS.

               (a) Notwithstanding anything contained herein to the contrary, the Collateral Agent shall have sole responsibility and authority to establish Reserves. The Collateral Agent shall have the sole responsibility and authority for the conduct of any Liquidation and the distribution of the proceeds of such Liquidation to the Administrative Agent. FRF alone shall discharge all of the responsibilities and duties vested in the Collateral Agent pursuant to the terms of this Agreement until it resigns as Collateral Agent, and thereafter FCC, if it has not theretofor resigned as Collateral Agent, alone shall discharge such responsibilities any duties.

               (b) The Administrative Agent shall have responsibility and authority for the administration of the credit facilities contemplated by the Loan Documents and for all matters for which the Collateral Agent is not responsible. In all instances where the allocation of responsibility and authority, as between the Collateral Agent and the Administrative Agent are in doubt, the Administrative Agent shall be vested with such responsibility and authority.

               (c) Neither Agent shall have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement.

               (d) Neither Agents nor any of their Affiliates shall be responsible to any Lender for any of the following:

                        (i) Any recitals, statements, representations or
                warranties made by the Borrowers, or any other Person (other than for statements made herein or in writing by the Agents).

                        (ii) Any appraisals or other assessments of the assets
                of the Borrowers or of anyone else responsible for or on account of the Liabilities.

                        (iii) The value, validity, effectiveness, genuineness,
                enforceability, or sufficiency of the Agreement, the Loan Documents or any other document referred to or provided for therein.


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                        (iv) Any failure by the Borrowers, or any other Person
                (other than the Agent) to perform such Person's obligations under the Loan Documents.

               (e) Each Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the subject Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

               (f) Neither Agents, nor any of their directors, officers, or employees shall be responsible for any action taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

               (g) With respect to the repayment of the Liabilities, no Agent shall have any responsibility in any event for more funds than that Agent actually receives and collects.

               (h) The Agents, in their separate capacities as Lenders, shall have the same rights and powers hereunder as any other Lender.

               (i) The Agents shall not be required to perfect any Lien in Leasehold Interests, motor vehicles or rolling stock or responsible for any failure to do so.

        15.3 DISTRIBUTIONS BY THE AGENT.

               (a) The Administrative Agent, in that Agent's reasonable discretion based upon the Administrative Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

               (b) The Administrative Agent may disburse funds prior to determining that the sums which the Administrative Agent expects to receive have been finally and unconditionally paid to the Administrative Agent. If and to the extent that the Administrative Agent does disburse funds and it later becomes apparent that the Administrative Agent did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Administrative Agent made


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the funds available, on demand from the Administrative Agent, shall refund to the Administrative Agent the sum paid to that Person.

               (c) If, in the opinion of any Agent, the distribution of any amount received by that Agent might involve that Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then that Agent may refrain from making distribution until that Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

               (d) The proceeds of any Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that such Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 14.6.

               (e) Each Lender acknowledges that the crediting of the Liabilities with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Administrative Agent to any Lender.

               (f) In the event that a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid or disgorged, then each Lender to which any such distribution shall have been made shall repay, to the Administrative Agent which had made such distribution, that Lender's ratable share of the amount so adjudged or determined to be repaid or disgorged.

        15.4 DISPUTE RESOLUTION.

        Any dispute among the Lenders and/or any Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Agreement or the interpretation or administration of this or any other Loan Agreement which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk, Massachusetts, to the jurisdiction of which courts all parties hereto hereby submit.

        15.5 DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS.

        The Administrative Agent will forward to each Lender and the Collateral Agent, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document


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furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Borrowers pursuant to Article V of this Agreement, other than any of the following (provided that the failure of the Administrative Agent to distribute notices or other documents in accordance with this Agreement will not subject the Administrative Agent to any liability):

               (a) Routine communications associated with requests for Tranche A Loans and/or the issuance of L/C's.

               (b) Routine or nonmaterial communications.

               (c) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrowers.

        Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Administrative Agent.

        15.6 CONFIDENTIAL INFORMATION.

               (a) Each Lender will maintain, as confidential, all of the following:

                        (i) Proprietary approaches, techniques, and methods of
                analysis which are applied by any Agent in the administration of the credit facility contemplated by this Agreement.

                        (ii) Proprietary forms and formats utilized by any Agent
                in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.

                        (iii) Confidential information provided by the Borrowers
                pursuant to the Loan Documents, other than any information which becomes known to the general public through services other than that Lender.

               (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

        15.7 RELIANCE BY AGENT.

        Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by that Agent to be genuine


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

and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by that Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, each Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Lenders.

        15.8 NON-RELIANCE ON AGENTS AND OTHER LENDERS.

               (a) Each Lender represents to all other Lenders and to each Agent that such Lender:

                        (i) Independently and without reliance on any
                representation or act by any Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.

                        (ii) Has relied upon that Lender's review of the Loan
                Documents by that Lender and by counsel to Lender as that Lender deemed appropriate under the circumstances.

               (b) Each Lender agrees that such Lender, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.

               (c) Each Agent, in the discharge of that Agent's duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

               (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder (as to which, see Section 15.5), no Agent shall have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of that Agent or any Affiliate of that Agent.


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

               (e) Each Lender, at such Lender's request, shall have reasonable access to all nonpriviledged documents in the possession of an Agent, which documents relate to that Agent's performance of its duties hereunder.

        15.9 INDEMNIFICATION.

        Without limiting the liabilities of the Borrowers under any this or any of the other Loan Documents, each Lender shall indemnify each Agent, ratably, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against that Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by an Agent as to which a final judicial determination has been or is made (in a proceeding in which that Agent has had an opportunity to be heard) that the subject Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

        15.10 RESIGNATIONS OF AGENTS.

               (a) The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and to the Collateral Agent. Upon receipt of any such notice of resignation, the Lenders shall have the right to appoint a successor Administrative Agent by Combined Majority Consent Plus (and if no Event of Default has occurred, with the consent of the Lead Borrower not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the giving of notice by the resigning Administrative Agent, then the resigning Administrative Agent may appoint a successor Administrative Agent, which shall be a financial institution having a combined capital and surplus in excess of $250,000,000. The consent of the Lead Borrower otherwise required by this Section 15.10 shall not be required if an Event of Default has occurred.


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

               (b) Any Collateral Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Lenders and to the Administrative Agent. In the event of the resignation of one Collateral Agent, the surviving Collateral Agent shall act as the sole Collateral Agent. In the event that both Collateral Agents resign, or the surviving Collateral Agent subsequently resigns, the Lenders shall have the right to appoint a successor Collateral Agent by Consent of the Majority Lenders Plus and Tranche C Consent.

               (c) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Agent has had an opportunity to be heard) that such Agent had acted in a grossly negligent manner or in bad faith.

               (d) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Agent's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

ARTICLE XVI. - ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:

        16.1 ADMINISTRATION OF CREDIT FACILITIES.

               (a) Except as otherwise specifically provided in this Agreement (including without limitation this Article XVI), each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate, provided, however, that such Agent is not under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

               (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent's discretion, that Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lenders:

              ACTIONS DESCRIBED IN SECTION TYPE OF CONSENT REQUIRED

16.2                Majority Consent

16.3                Combined Majority Consent Plus
16.4                SuperMajority Consent
16.5                Combined SuperMajority Consent

                    Plus

16.6                Unanimous Tranche A Consent

16.7                Combined Unanimous Consent

16.8                Tranche B Consent

16.9                Tranche C Consent

16.10               Unanimous Tranche A Consent and
                    Tranche B Consent

16.11               SuperMajority Consent, Tranche B
                    Consent and Tranche C Consent
16.12               SwingLine Lender Consent

16.13               Agent's Consent

               (c) The rights granted to the Tranche A Lenders in those sections referenced in Section 16.1(b) shall not otherwise limit or impair any Agent's exercise of its discretion under the Loan Documents. By way of non-exclusive example, the Administrative Agent in its discretion, without any Consent of the Tranche A Lenders, may undertake any of the following:

                        (i) If a Suspension Event shall have occurred and be
                continuing, the Administrative Agent (among other things) may suspend the Revolving Credit in accordance with the relevant provisions of the Loan Agreement (whereupon any further Tranche A Loans shall be made and L/C's shall be issued, amended, or renewed in the sole discretion of the Administrative Agent as long as such Suspension Event exists and is continuing).

                        (ii) If an Event of Default has occurred, the
                Administrative Agent (among other things) may

                                (A)     Increase the rate of interest as
                                        provided in, and to the extent permitted by, the Loan Agreement; and/or

                                (B)     Give an Acceleration Notice to the
                                        Collateral Agent as provided in Section
                                        13.1.

               (d) The Lenders agree that any advance under the Revolving Credit which results in a Permissible Overloan may be made by the Administrative Agent in its discretion without the

Consent of the Lenders and that each Lender shall be bound thereby, provided that under such circumstances, a Permissible Overloan may not be outstanding for more than sixty (60) consecutive days, unless the Combined SuperMajority Lenders Plus, acting by Combined SuperMajority Consent Plus, otherwise agree to extend such period.

        16.2 ACTIONS REQUIRING MAJORITY CONSENT.

        Majority Consent is required for the amendment of, or waiver of compliance with, any provision of the Loan Documents or of this Agreement, other than as described in the following Sections of this Agreement.

ACTIONS DESCRIBED IN SECTION     TYPE OF CONSENT REQUIRED
----------------------------     ------------------------
              16.3                Combined Majority Consent Plus
              16.4                SuperMajority Consent
              16.5                Combined SuperMajority Consent
                                  Plus

              16.6                Unanimous Tranche A Consent

              16.7                Combined Unanimous Consent

              16.8                Tranche B Consent

              16.9                Tranche C Consent

              16.10               Unanimous Tranche A Consent and
                                  Tranche B Consent

              16.11               SuperMajority Consent, Tranche B
                                  Consent and Tranche C Consent
              16.12               SwingLine Lender Consent

              16.13               Agent's Consent

        16.3 ACTIONS REQUIRING COMBINED MAJORITY CONSENT PLUS.

        None of the following may take place without Combined Majority Consent
Plus:

               (a) Amendment or waiver of the effect of any provision of Article III of the Loan Agreement.

               (b) Amendment of, or waiver of a breach of or compliance with, any covenant or warranty included in any Loan Document, other than any financial performance covenant referenced in Section 5.12 of the Agreement and other than
Section 4.6(c) (as to which, see Section 16.5).

        16.4 ACTIONS REQUIRING SUPERMAJORITY LENDER CONSENT.

        None of the following may take place without SuperMajority Consent:

               (a) If a Suspension Event shall have occurred and be continuing, the SuperMajority Lenders, acting by SuperMajority Consent, may direct the Administrative Agent to suspend the making of Tranche A Loans (including any Permissible Overloans) as provided in, and to the extent permitted by, the Loan Agreement (whereupon, as long as such Suspension Event exists and is continuing, Tranche A Loans shall be made and L/C's shall be issued, amended, or renewed only with SuperMajority Consent).

               (b) If an Event of Default has occurred and not been duly waived by the requisite number of Lenders, the SuperMajority Lenders may direct the Administrative Agent to:

                        (i) Give the Collateral Agent an Acceleration Notice in
                accordance with Section 13.2; or

                        (ii) Increase the rate of interest with respect to
                Tranche A Loans to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

               (c) Any increase in the interest rate or fees chargeable with respect to the Tranche B Loan or Tranche C Loan, or the default rate with respect to either.

        16.5 ACTIONS REQUIRING COMBINED SUPERMAJORITY CONSENT PLUS.

        None of the following may take place without Combined SuperMajority Consent Plus:

               (a) Those actions, with respect to Permissible Overloans which are described in Section 16.1(d) as being subject to Combined SuperMajority Consent Plus.

               (b) To permit Permissible Overloans to be outstanding for more than sixty (60) consecutive days more than twice during any twelve (12) month period.

               (c) Amendment of, or waiver of a breach of or compliance with,
Section 4.6(c), 4.8(b) or any financial performance covenant included in Section
5.12 of this Agreement.

               (d) Any amendment of the "Events of Default" which are included in the Loan Agreement.

               (e) Any release of a material portion of the Collateral in connection with or in order to facilitate a Liquidation.

               (f) Any amendment to Section 2.10(k)(iii).

        16.6 ACTIONS REQUIRING UNANIMOUS TRANCHE A CONSENT.

        None of the following may take place without Unanimous Tranche A
Consent:

               (a) Increase in any Tranche A Lender's Tranche A Dollar Commitment or Tranche A Percentage Commitment (other than by reason of the application of Section 15.10 (which deals with NonConsenting Tranche A Lenders) or Section 16.1 (which deals with assignments and participations).

               (b) Decrease in any interest rate or Tranche A Fee payable to the Tranche A Lenders on account of the Tranche A Loans.

               (c) Extension of the Tranche A Maturity Date.

               (d) Forgiveness of all or any portion of the Tranche A Debt.

               (e) Any change in the definitions of "Majority Consent" and "SuperMajority Consent".

        16.7 ACTIONS REQUIRING OR DIRECTED BY COMBINED UNANIMOUS CONSENT

        None of the following may take place without Combined Unanimous Consent:

               (a) Any amendment of the definition of the terms "Borrowing Base" or "Availability" or of any Definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment, it being understood, however, that:

                        (i) The foregoing shall not limit the adjustment by the
                Collateral Agent of any Reserve in the Collateral Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

                        (ii) The foregoing shall not prevent the Administrative
                Agent, in its administration of the Revolving Credit, from restoring any component of the Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

               (b) Any release of any Person obligated on account of the Liabilities.

               (c) The making of any Tranche A Loan which, when made, results in an Overloan and is not a Permissible Overloan, provided, however, that

                        (i) No Consent shall be required in connection with the
                making of any Tranche A Loan to "cover" any honoring of a drawing under any L/C; and

                        (ii) Each Lender recognizes that subsequent to the
                making of a Tranche A Loan which does not constitute a Permissible Overloan, the unpaid principal balance of the Loan Account may exceed the Borrowing Base on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in Collateral value).

               (d) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permissible Overloan or to eliminate an Overloan.

               (e) Any amendment of Section 2.10, Section 12.4, Section 14.6 or this Article XVI.

               (f) Amendment of any of the following Definitions:

                        (i)     "Appraised Liquidation Value"

                        (ii)    "Change in Control"

                        (iii)   "Combined Majority Consent Plus"

                        (iv)    "Combined SuperMajority Consent Plus"

                        (v)     "Combined Unanimous Consent"

                        (vi)    "Consent"

                        (vii)   "Majority Consent"

                        (viii)  "Permissible Overloan"

                        (ix)    "Protective Advances"

                        (x)     "Standstill Period"

                        (xi)    "Tranche A Ceiling"

                        (xii)   "Tranche A Debt"

                        (xiii)  "Tranche A Loan"

                        (xiv)   "Tranche A Obligations"

                        (xv)    "Tranche A Senior Collateral"

                        (xvi)   "Unanimous Tranche A Consent"

               (g) Any release of a material portion of Collateral other than in connection with or in order to facilitate a Liquidation.

               (h) Any amendment to, or waiver of, Section 10.11.

        16.8 ACTIONS REQUIRING TRANCHE B CONSENT.

        None of the following may take place without the Consent of the Tranche B Lender.

               (a) Extension of the Tranche B Maturity Date.

               (b) Decrease in any interest rate or Tranche B Fee payable to the Tranche B Lender on account of the Tranche B Debt.

               (c) Any increase in the Base Margin or Index Margin, or fees chargeable, with respect to the Tranche A Loans or any increase in the interest rate or fees chargeable with respect to the Tranche C Loan, or the default rate with respect to either.

               (d) Forgiveness of all or any portion of the Tranche B Debt or Tranche B Fees.

               (e) Any change to the following Definitions:

                        (i) "Eligible Assignee" (solely as to assignability of Tranche B Debt)

                        (ii)    "Extended Borrowing Base Default"

                        (iii)   "General Default"

                        (iv)    "Permitted SubDebt"

                        (v)     "Tranche B Ceiling"


                        (vi)    "Tranche B Consent"

                        (vii)   "Tranche B Debt"

                        (viii)  "Tranche B Loans"

                        (ix)    "Tranche B Obligations"

                        (x)     "Tranche B Payment Default"

                        (xi)    "Tranche B Senior Collateral"

                        (xii)   "Tranche C Ceiling"

                        (xiii)  "Tranche C Debt"

                        (xiv)   "Tranche C Obligations"

                        (xv)    "Tranche C Payment Default"

                        (xvi)   "Tranche C Senior Collateral"

                        (xvii)  "Tranche C Termination Date"

        16.9 ACTIONS REQUIRING TRANCHE C CONSENT.

        None of the following may take place without Tranche C Consent.

               (a) Amendment or waiver of any provision of Article III of the Loan Agreement.

               (b) Extension of the Tranche C Maturity Date.

               (c) Decrease in any interest rate or Tranche C Fee payable to the Tranche C Lender.

               (d) Any increase in the Base Margin or Index Margin, or fees chargeable, with respect to the Tranche A Loans or any increase in the interest rate or fees chargeable with respect to the Tranche B Loan, or the default rate with respect to either.

               (e) Forgiveness of all or any portion of the Tranche C Debt or Tranche C Fees.

               (f) Any change to the following Definitions:

                        (i) "Eligible Assignee" (solely as to assignability of Tranche C Debt)

                        (ii)    "Extended Borrowing Base Default"

                        (iii)   "General Default"

                        (iv)    "Permitted SubDebt"

                        (v)     "Tranche B Ceiling"


                        (vi)    "Tranche B Debt"

                        (vii)   "Tranche B Loans"

                        (viii)  "Tranche B Obligations"

                        (ix)    "Tranche B Payment Default"


                        (x)     "Tranche B Senior Collateral"

                        (xi)    "Tranche C Ceiling"

                        (xii)   "Tranche C Debt"

                        (xiii)  "Tranche C Loans"

                        (xiv)   "Tranche C Obligations"

                        (xv)    "Tranche C Payment Default"

                        (xvi)   "Tranche C Senior Collateral"

                        (xvii)  "Tranche C Termination Date"

               (g) Amendment to, or waiver of, the following Sections of this
Agreement: Sections 10.1, 10.3(inclusive only of Sections 4.3(b), 4.6, 4.7, 4.8, 4.20, 4.24, 5.1, subsection 5.12(d) of Article V, and Article VII), 10.5, 10.10, 10.13, 10.14.

        16.10 INTENTIONALLY LEFT BLANK.

        16.11 ACTIONS REQUIRING SUPERMAJORITY CONSENT, TRANCHE B CONSENT AND TRANCHE C CONSENT.

        None of the following may take place without SuperMajority Consent, Tranche B Consent and Tranche C Consent:

               (a) Increase in the amounts the Borrowers are permitted to spend for Capital Expenditures pursuant to Section 5.12(c).

               (b) Increase in the minimum thresholds for EBITDA set forth in
Section 5.12(b).

               (c) Any change in this Section 16.11.

        16.12 ACTIONS REQUIRING SWINGLINE LENDER CONSENT.

        No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender in its capacity as the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

        16.13 ACTIONS REQUIRING AGENTS' CONSENT.

               (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects an Agent in its capacity as an Agent may be undertaken without the written consent of that Agent.

               (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of an Agent shall be effective without the written consent of that Agent.

               (c) No reduction of any fee due any Agent shall be effective without the written consent of that Agent.

        16.14 MISCELLANEOUS ACTIONS.

               (a) Notwithstanding any other provision of the within Agreement, no single Lender independently may exercise any right of action or enforcement against or with respect to the Borrower, including, without limitation, any right of set-off, except with Combined Unanimous Consent.

               (b) Each Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Lender unless that Agent shall first

                        (i) Receive such clear, unambiguous, written
                instructions as the Agent deems appropriate; and

                        (ii) Be indemnified to that Agent's satisfaction by the
                Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

               (c) Each Agent may establish reasonable procedures for the providing of direction and instructions from the Lenders to that Agent.

        16.15 NONCONSENTING TRANCHE A LENDER.

               (a) In the event that a Tranche A Lender (in this Section 16.15, a "NONCONSENTING TRANCHE A LENDER") does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this
Article XVI, then one or more Tranche A Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 17.1, below, of the NonConsenting Tranche A Lender's commitment hereunder on fifteen (15) days written notice to the Administrative Agent and to the NonConsenting Tranche A Lender.

               (b) At the end of such fifteen (15) days, the Tranche A Lenders who have given such written notice shall Transfer the following to the NonConsenting Tranche A Lender(in the case in which the Borrowers have theretofore furnished a Tranche A Note to the NonConsenting Tranche A Lender), only if the NonConsenting Tranche A Lender delivers the Tranche A Note held by the NonConsenting Tranche A Lender to the Administrative Agent:

                        (i) Such NonConsenting Tranche A Lender's Pro Rata share
                of the principal and interest of the Tranche A Loans to the date of such assignment;

                        (ii) All Tranche A Fees due to the NonConsenting Tranche
                A Lender to the date of such assignment; and

                        (iii) Any out-of-pocket costs and expenses for which the
                NonConsenting Tranche A Lender is entitled to reimbursement from the Borrowers.

               (c) In the event that the NonConsenting Tranche A Lender fails to deliver to the Administrative Agent the Tranche A Note held by the NonConsenting Tranche A Lender, if any, as provided in Section 16.10(b), then:

                        (i) The amount otherwise to be Transferred to the
                NonConsenting Tranche A Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Tranche A Lender upon delivery of the Tranche A Note held by that NonConsenting Tranche A Lender;

                        (ii) The Tranche A Note held by the NonConsenting
                Tranche A Lender shall have no force or effect whatsoever;

                        (iii) The NonConsenting Tranche A Lender shall cease to
                be a "Tranche A Lender"; and

                        (iv) The Tranche A Lender(s) which have Transferred the
                amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Tranche A Lender as "Tranche A Lender".

               (d) In the event that more than one (1) Tranche A Lender wishes to require such assignment, and unless such Tranche A Lender agrees to an alternate distribution, the NonConsenting Tranche A Lender's commitment hereunder shall be divided among such Tranche A Lenders, Pro Rata based upon their respective Tranche A Loan Commitments, with the Administrative Agent coordinating such transaction.

               (e) The Administrative Agent shall coordinate the retirement of the Tranche A Note held by the NonConsenting Tranche A Lender and the issuance of Tranche A Notes to those Tranche A Lenders which "take-out" such NonConsenting Tranche A Lender, provided, however, no processing fee otherwise to be paid as provided in Section 17.2(b) shall be due under such circumstances.

ARTICLE XVII. - ASSIGNMENT BY LENDERS:

        17.1 ASSIGNMENTS AND ASSUMPTIONS.

               (a) Except as provided herein, each Lender (in this Section 17.1, an "ASSIGNING LENDER") may assign to one or more Eligible Assignees (in this
Section 17.1, each an "ASSIGNEE LENDER") all or a portion of that Lender's interests, rights and obligations under this Agreement and the Loan Documents (including, in the case of Tranche A Lenders, all or a portion of its Tranche A Commitment) and the same portion of the loans at the time owing to it, and of the note held by the Assigning Lender, provided that, in the case of an Assigning Lender that is a Tranche A Lender:

                        (i) The Administrative Agent shall have given its prior
                written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Tranche A Lender's having a Tranche A Dollar Commitment of less than the "minimum hold" amount specified in Section 17.1(a)(iii) or if there would be more than Five (5) Tranche A Lenders.

                        (ii) Each such assignment shall be of a constant, and
                not a varying, percentage of all the rights and obligations under this Agreement of Assigning Lenders that are Tranche A Lenders.

                        (iii) Following the effectiveness of such assignment,
                the Tranche A Lender's Dollar Commitment of the Assigning Lender that is a Tranche A Lender (if not an assignment of all of such Tranche A Lender's Commitment) shall not be less than $10,000,000.00 (i.e., the "minimum hold").

        17.2 ASSIGNMENT PROCEDURES.

        This Section 17.2 describes the procedures to be followed in connection with an assignment effected pursuant to this Article XVII and permitted by
Section 17.1.

               (a) The parties to such an assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance substantially in the form of EXHIBIT 17.1, annexed hereto (an "ASSIGNMENT AND ACCEPTANCE").

               (b) The Assigning Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Note held by the subject Assigning Lender and the Administrative Agent's processing fee of $5,000.00, provided, however, no such processing fee


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shall be due where the Assigning Lender is one of the Lenders at the initial execution of this Agreement.

               (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and, in the case of an Assigning Lender that is a Tranche A Lender, a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Tranche A Lenders and of the Tranche A Percentage Commitment and Tranche A Dollar Commitment of each Tranche A Lender. The Register shall be available for inspection by the Tranche A Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Tranche A Lenders. The Administrative Agent and the Tranche A Lenders may treat each Person whose name is recorded in the Register as a "Tranche A Lender" hereunder for all purposes of this Agreement.

               (d) The Assigning Lender and Assignee Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

        17.3 EFFECT OF ASSIGNMENT.

               (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

                        (i) The Assignee Lender:

                                (A) Shall be a party to this Agreement and the Loan Documents (and to any amendments thereof) as fully as if the Assignee Lender had executed each.

                                (B)     Shall have the rights of a Lender
                                        hereunder, except in the case in which
                                        the Assigning Lender is a Tranche A
                                        Lender, in which case the Assignee
                                        Lender shall have the rights of a
                                        Tranche A Lender hereunder to the extent of the Tranche A Dollar Commitment and Tranche A Percentage Commitment assigned by such Assignment and Acceptance.


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                        (ii) The Assigning Lender shall be released from the
                Assigning Lender's obligations under this Agreement and the Loan Documents, except in the case in which the Assigning Lender is a Tranche A Lender, in which case the Assignee Lender shall be released from its obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

                        (iii) The Administrative Agent shall undertake to obtain
                and distribute replacement Notes to the subject Assigning Lender and Assignee Lender.

               (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

ARTICLE XVIII. - NOTICES:

        18.1 NOTICE ADDRESSES.

        All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days prior written notice to all others given by certified mail, return receipt requested:

                      If to the Administrative Agent:
                             Fleet Capital Corporation
                             15260 Ventura Boulevard, Suite 400
                             Sherman Oaks, California 91403
                             Attn: Loan Portfolio Manager
                             Fax: 818-382-4291

                      With copy to:
                             Orrick, Herrington & Sutcliffe, LLP
                             777 South Figueroa St, 32nd floor
                             Los Angeles, California 90017
                             Attn: Gary D. Samson, Esq.
                             Fax: 213-612-2499

                      If to the Collateral Agent:
                             Fleet Retail Finance Inc.
                             40 Broad Street


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                             Boston, Massachusetts 02109
                             Attn: James J. Ward, Director
                             Fax: 617-434-4312

                      With a copy to:
                             Brown Rudnick Freed & Gesmer
                             One Financial Center
                             Boston, MA 02111
                             Attention:  Peter J. Antoszyk, Esquire
                             Fax:  617-856-8201

                      If to Tranche A Lenders:
                             As provided in its Notice Address

                      If to the Tranche B Lender:
                             Back Bay Capital Funding, LLC
                             40 Broad Street
                             Boston, Massachusetts 02109
                             Attention: Kristan M. O'Connor, Vice President
                             Fax:  617-434-4312

                      With a copy to:
                             Brown Rudnick Freed & Gesmer
                             One Financial Center
                             Boston, MA 02111
                             Attention:  Peter J. Antoszyk, Esquire
                             Fax:  617 856-8201

                      If to the Tranche C Lender:
                             Enhanced Retail Funding, LLC
                             40 Broad Street
                             Boston, Massachusetts 02109
                             Attention: David Spector
                             Fax:  617-422-6573

                                       and

                             Goldman Sachs Credit Partners L.P.
                             85 Broad Street
                             New York, New York 1004
                             Attention:  Michael Gatto, Vice President

                             Fax:  212-902-3757

                       With a copy to:


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                             Salans Hertzfeld Heilbronn Christy & Viener
                             620 Fifth Avenue
                             New York, New York 10020
                             Attention: Mark B. Joachim, Esq.
                             Fax:  212-261-3037

                      If to the Borrowers, c/o of the Lead Borrower:

                             Restoration Hardware, Inc.
                             4040 Civic Center Drive, Suite 410
                             San Rafael, California 94903
                             Attention: Chief Financial Officer
                             Fax: 415-472-5364

                      With a copy to:
                             Brobeck, Phleger & Harrison, LLP
                             12390 El Camino Real San Diego, CA 92130
                             Attention:  Maria K. Pum, Esq.
                             Fax: 858-720-2555

        18.2 NOTICE GIVEN.

               (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                        (i) By mail: the sooner of when actually received or
                three (3) days following deposit in the United States mail, postage prepaid.

                        (ii) By recognized overnight express delivery: the
                Business Day following the day when sent.

                        (iii) By Hand: If delivered on a Business Day after 9:00
                AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                        (iv) By Facsimile transmission (which must include a
                header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.


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               (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE XIX. - TERM:

        19.1 TERMINATION OF TRANCHE A REVOLVING CREDIT.

        The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2.5(h) hereof) until the Tranche A Termination Date.

        19.2 ACTIONS ON TERMINATION.

        On the Tranche A Termination Date, the Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account (including the unpaid principal balance of the Tranche A Loans and the SwingLine Loan) and the unpaid balance of the Tranche B Obligations and Tranche C Obligations; any then remaining fees due to the Agents or the Lenders; any payments due on account of the indemnification obligations included in
Section 2.10(i); and all unreimbursed costs and expenses of the Agents and of the Lenders, including reasonable attorneys' fees and expenses (including the fees and expenses of Lenders' Special Counsel) for which the Borrowers as are responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Administrative Agent. Until such payment, all provisions of this Agreement, other than those contained in Article II which place an obligation on the Agent or Tranche A Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Collateral Agent of the Collateral Interests granted the Collateral Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Agent may require.

ARTICLE XX. - GENERAL:

        20.1 PROTECTION OF COLLATERAL.


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        The Collateral Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Collateral Agent.

        20.2 PUBLICITY.

        The Agents or any Lender may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to the Borrowers (and may utilize any logo or other distinctive symbol associated with the Borrowers) in connection with any advertising, promotion, or marketing undertaken by the Agents or any Lender.

        20.3 SUCCESSORS AND ASSIGNS.

        This Agreement shall be binding upon the Borrowers and the Borrowers' representatives, successors, and assigns and shall inure to the benefit of the Agents and each Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to the Borrowers shall have any rights hereunder. In the event that the Agents or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

        20.4 SEVERABILITY.

        Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

        20.5 AMENDMENTS; COURSE OF DEALING.

               (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrowers and the Agents and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No


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failure by the Agents or any Lender to give notice to the Lead Borrower of the
Borrowers' having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent to the manner by which Availability is determined shall obligate the Agents to continue to determine Availability in that manner.

               (b) The Borrowers may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. Subject to Article XVI, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is an Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by any Agent shall be in reliance upon all representations and warranties theretofore made to that Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

        20.6 POWER OF ATTORNEY.

        In connection with all powers of attorney included in this Agreement, the Borrowers hereby grant unto the Agents full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrowers might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrowers and each shall survive the same. All powers conferred upon the Agents by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agents.

        20.7 APPLICATION OF PROCEEDS.

        The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion, consistent, however, with the provisions of this


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Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.

        20.8 INCREASED COSTS.

        If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

               (a) Subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrowers to the Administrative Agent or any Lender under this Agreement (except for taxes on the Administrative Agent or any Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Administrative Agent or that Lender are located);

               (b) Imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

               (c) Imposes on any Lender any other condition with respect to any Loan Document; or

               (d) Imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities; and the result of any of the foregoing, in such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Lender in respect of any loan, advance or financial accommodation by an amount which that Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

        20.9 COSTS AND EXPENSES OF THE AGENT.


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        The Borrowers shall pay from time to time on demand all Costs of
Collection and all reasonable costs, expenses, and disbursements of (including attorneys' reasonable fees and expenses) which are incurred by the Agents in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

               (a) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred by the Tranche B Lender and Tranche C Lender to such Lenders' Special Counsel and, following the occurrence of any Event of Default, by the Tranche A Lenders to such Lenders' Special Counsel.

               (b) The Borrowers authorize the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

               (c) The undertaking on the part of the Borrowers in this Section
20.9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers, other than a termination, release, or discharge which makes specific reference to this Section 20.9.

        20.10 COPIES AND FACSIMILES.

        This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished to an Agent or any Lender may be reproduced by that Lender or by that Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.


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        20.11 MASSACHUSETTS LAW.

        This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

        20.12 CONSENT TO JURISDICTION.

               (a) Each Borrower agrees that any legal action, proceeding, case, or controversy against the Borrowers with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

               (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to Lead Borrower at Lead Borrower's address for notices as specified herein, such service to become effective five
(5) Business Days after such mailing.

               (c) Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

               (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

               (e) Each Borrower agrees that any action commenced by any Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

        20.13 INDEMNIFICATION.


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        The Borrowers shall indemnify, defend, and hold the Agents and each
Lender and any Participant and any of their respective employees, officers, or agents (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrowers, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of any Borrower or of any other guarantor or endorser of the Liabilities (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel selected by the Indemnified Person, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers, other than a termination, release, or discharge duly executed on behalf of the Administrative Agent which makes specific reference to this Section 20.13.

        20.14 RULES OF CONSTRUCTION.

        The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

               (a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

               (b) Words in the singular include the plural and words in the plural include the singular.

               (c) Cross references to Sections in this Agreement begin with the
Article in which that Section appears and then the Section to which reference is made. (For example, a reference to "Section 5.6" is to subsection 6, which appears in Article V of this Agreement).

               (d) Titles, headings (indicated by being underlined or shown in Small Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

               (e) The words "includes" and "including" are not limiting.


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               (f) Text which follows the words "including, without limitation"
(or similar words) is illustrative and not limitational.

               (g) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

               (h) Text which is shown in italics, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

               (i) The words "may not" are prohibitive and not permissive.

               (j) The word "or" is not exclusive.

               (k) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

               (l) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

               (m) The symbol "$" refers to United States Dollars.

               (n) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

               (o) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

               (p) Except as otherwise specifically provided, all references to time are to Boston time.

               (q) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                        (i) Unless otherwise provided (I) the day of the act,
                event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not


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                a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                        (ii) The word "from" means "from and including".

                        (iii) The words "to" and "until" each mean "to, but
                excluding".

                        (iv) The word "through" means "to and including".

               (r) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 20.15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

        20.15 INTENT.

        It is intended that:

               (a) This Agreement take effect as a sealed instrument.

               (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Collateral Agent.

               (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

               (d) All reasonable costs, expenses, and disbursements incurred by the Agents and, to the extent provide herein, each Lender, in connection with such Person's relationship(s) with the Borrowers shall be borne by the Borrowers.

               (e) Unless otherwise explicitly provided herein, the Administrative Agent's consent to any action of the Borrowers which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion and without reference to Section
2.19 hereof.

        20.16 PARTICIPATIONS.

        Each Lender may sell participations to one or more financial institutions (a "PARTICIPANT") all or a portion of such Lender's rights and obligations under this Agreement, provided that no such participation shall include any provision which accords the Person purchasing such participation with the right, vis a vis the Agents, to consent to any action,


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amendment, or waiver which is subject to any requirement herein for approval by all or a requisite number or proportion of the Lenders. No such sale of a participation shall relieve a Lender from that Lender's obligations hereunder nor obligate the Agents to any Person other than a Lender.

        20.17 RIGHT OF SET-OFF.

        Any and all deposits or other sums at any time credited by or due to the Borrowers from the Agents or any Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of the Borrowers in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrowers to each Agent and such Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to that Agent or that Lender.

        20.18 PLEDGES TO FEDERAL RESERVE BANKS.

        Nothing included in this Agreement shall prevent or limit any Lender, to the extent that such Lender is subject to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act (12 U.S.C. Section
341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Lender from its obligations hereunder or under any of the Loan Documents.

        20.19 MAXIMUM INTEREST RATE.

        Regardless of any provision of any Loan Document, neither the Agents nor any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

        20.20 WAIVERS.


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               (a) Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 20.20(b), below, knowingly, voluntarily, and intentionally, and understands that Agents and each Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

               (b) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                        (i) Except as otherwise specifically required hereby,
                notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                        (ii) Except as otherwise specifically required hereby,
                the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

                        (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR
                CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND EACH AGENT OR EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                        (iv) The benefits or availability of any stay,
                limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Agents may or may become entitled to take hereunder.

                        (v) Any defense, counterclaim, set-off, recoupment, or
                other basis on which the amount of any Liability, as stated on the books and records of the

                Administrative Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                        (vi) Any claim to consequential, special, or punitive
                damages.

        20.21 THE BUYOUT.

               (a) The Tranche C Lender may (but shall not be obligated to) cause the assignment to the Tranche C Lender (or the Tranche C Lender's designee), by the Tranche A Lenders and the Tranche B Lender, of all (but not less than all) right, title, and interest in, to, arising under, or in respect of the Tranche A Obligations and the Tranche B Obligations upon five (5) Business Days prior written notice given to the Administrative Agent and the Tranche B Lender at any time after expiration of the Standstill Period initiated by the Tranche C Lender pursuant to Section 13.6 of this Agreement. Such notice from the Tranche C Lender to the Administrative Agent and the Tranche B Lender shall be irrevocable.

               (b) On the date specified by the Tranche C Lender in such notice (which shall not be less than Five (5) Business Days, nor more than Ten (10) Business Days, after the receipt of the notice specified in Section 20.21(a) above by the Administrative Agent and the Tranche B Lender, the Tranche A Lenders and the Tranche B Lender shall effect such assignments by the execution, by the Tranche A Lenders and the Tranche B Lender, of an Assignment and Acceptance (in the form annexed hereto as EXHIBIT 17.1) in exchange for the Transfer of payment, in immediately available funds, of the amount of the Tranche A Obligations and the Tranche B Obligations (excluding the Tranche A Early Termination Fee and Tranche B Early Termination Fee) as of the date on which such assignment is made and, in the event one or more L/C's are then outstanding, an amount equal to fund a reserve of 105% of the aggregate Stated Amounts of such L/C's. Any amounts remaining in such reserve after expiry of all outstanding L/C's shall be returned to the Tranche C Lender. If after the date of any such assignment, the Tranche C Lender receives (in accordance with the relative priorities set forth in Section 14.6) any amounts in respect of the Tranche A Early Termination Fee or the Tranche B Early Termination Fee, the Tranche C Lender shall pay over any such amounts to the Administrative Agent. Additionally, the Administrative Agent may condition such assignment of the Tranche A Obligations and the Tranche B Obligations upon receipt of an indemnification from the Tranche C Lender to the Administrative Agent and the Tranche A Lenders for any reasonable out-of-pocket cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding L/C's, any checks or other payments provisionally credited to the Loan Account and/or as to which the Tranche A Lenders have not yet received final and indefeasible payment, and any other cash management services provided by the Administrative Agent to the Borrowers.

               (c) Such assignment shall be expressly made without representation or warranty of any kind by the Tranche A Lenders or the Tranche B Lender or the Agents as to the Working Capital Loans or otherwise and without recourse to the Tranche A Lenders or the Tranche B Lender or the Agents, except for the representations contained in the Assignment and Acceptance Agreement.

               (d) In the event that the Tranche C Lenders do not commence the good faith exercise of rights and remedies within Thirty (30) days from the BuyOut to realize full payment of the Liabilities, the Tranche C Lenders shall pay to the Tranche A Lenders and Tranche B Lenders all interest and fees such Lenders would have earned had the BuyOut not occurred, as and when such interest and fees are paid by the Borrowers.

        20.22 COUNTERPARTS.

        This Agreement may be executed in any number of separate counterparts, each of which shall, conclusively and separately, constitute one agreement.

        20.23 AMENDMENT AND RESTATEMENT.

                This Agreement amends and restates in full that certain Fifth Amended and Restated Loan and Security Agreement dated February 2, 2000, among the Borrowers and Fleet Capital Corporation, as a lender and as agent for the lenders referenced therein (the "FEBRUARY 2000 AGREEMENT"). On the Closing Date, all loans outstanding under the February 2000 Agreement shall become Tranche A Loans to the Borrowers under this Agreement, of the same type and amount, and the Tranche A Loans by each of the Tranche A Lenders shall be adjusted according to their Tranche A Percentage Commitment hereunder.

                            Intentionally Left Blank

RESTORATION HARDWARE, INC.                        THE MICHAELS FURNITURE COMPANY,
("Lead Borrower" and a "Borrower")                INC. (a "Borrower")

By:                                               By:
   -------------------------------                   ---------------------------------
Print Name:                                       Print Name:
           -----------------------                           -------------------------
Title:                                            Title:
      ----------------------------                      ------------------------------

FLEET CAPITAL CORPORATION                         THE CIT GROUP/BUSINESS CREDIT, INC.
("Administrative Agent")                          ("Co-Administrative Agent")


By:                                               By:
   -------------------------------                   ---------------------------------
Print Name:                                       Print Name:
           -----------------------                           -------------------------
Title:                                            Title:
      ----------------------------                      ------------------------------

FLEET RETAIL FINANCE INC.                         FLEET CAPITAL CORPORATION
("Collateral Agent")                              ("Collateral Agent")


By:                                               By:
   -------------------------------                   ---------------------------------
Print Name: James J. Ward                         Print Name:
           -----------------------                           -------------------------
Title: Director                                   Title:
      ----------------------------                      ------------------------------

FLEET CAPITAL CORPORATION                         THE CIT GROUP/BUSINESS CREDIT, INC.
(a "Tranche A Lender")                            ( a "Tranche A Lender")


By:                                               By:
   -------------------------------                   ---------------------------------
Print Name:                                       Print Name:
           -----------------------                           -------------------------
Title:                                            Title:
      ----------------------------                      ------------------------------

BACK BAY CAPITAL FUNDING, LLC                     ENHANCED RETAIL FUNDING, LLC
(the "Tranche B Lender")                          (a "Tranche C Lender")

By:                                               By:
   -------------------------------                   ---------------------------------
Print Name:Kristan M. O'Connor                    Print Name:
           -----------------------                           -------------------------
Title: Vice President                             Title:
      ----------------------------                      ------------------------------

                                                  GOLDMAN SACHS CREDIT PARTNERS L.P.
                                                  (a "Tranche C Lender")

                                                  By:
                                                     ---------------------------------
                                                  Print Name:
                                                             -------------------------
                                                  Title:
                                                        ------------------------------

Signature pages to Loan Agreement

                                 EXHIBIT 2.9(b)

                        FORM OF TRANCHE B PROMISSORY NOTE


                                                           Boston, Massachusetts
                                                              September 27, 2000

        FOR VALUE RECEIVED, RESTORATION HARDWARE, INC., a Delaware corporation (a "BORROWER" and the "LEAD BORROWER" on behalf of the other Borrows identified in the Loan Agreement, defined below), and THE MICHAELS FURNITURE COMPANY, INC., a California corporation (a "BORROWER" and, together with the Lead Borrower, the "BORROWERS") hereby unconditionally promise to pay to the order of BACK BAY CAPITAL FUNDING, LLC, a Delaware limited liability company (the "PAYEE"), at the offices of Payee at 40 Broad Street, Boston, Massachusetts 02109 or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00) in lawful money of the United States of America and in immediately available funds, on June 30, 2003 (the "TRANCHE B MATURITY DATE").

        Borrowers hereby further promise to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate (as hereinafter defined). Such interest shall be paid in like money at said office or place from the date hereof, commencing October 1, 2000 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination of the Loan Agreement shall be payable upon demand.

        The unpaid principal balance hereof shall bear interest, until repaid, fixed at Fifteen and One Half Percent (15.5%) per annum (determined based upon a 360-day year and actual days elapsed), payable as follows:

                        (i) Subject to subparagraph (b) below, interest on the
                unpaid principal shall be payable monthly in arrears, on the first Business Day of each month, and on Tranche B Maturity Date.

                        (ii) The Borrowers shall have the option to pay all or a
                portion of the interest payable in excess of 12.5% per annum by adding such excess amount to the principal balance hereunder, monthly, on the first Business Day of each month, commencing October 1, 2000. The Lead Borrower shall give the Payee an irrevocable notice that it will exercise such right at least three (3) Business Days prior to any date on which an interest payment is due pursuant to subparagraph (a), above, as to which such right is to exercised. The aggregate balance of interest added to the principal balance hereof shall bear interest at the rate of 12.5% per annum and shall be payable in accordance with subparagraph (a) above.

                        (iii) Following the occurrence of any Event of Default
                (and whether or not an Agent exercises such Agent's rights on account thereof), interest shall accrue at the rate of 17.5% per annum, and be payable in accordance with subparagraphs (a) and
                (b) above.

        In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the Commonwealth of Massachusetts or other applicable law.

        The term "LOAN AGREEMENT" shall mean the Loan and Security Agreement, dated of even date herewith, between and among Fleet Capital Corporation, as Administrative Agent for the Lenders identified therein, Fleet Retail Finance Inc. and Fleet Capital Corporation, as Collateral Agents, the Payee, the Tranche C Lender and the Borrowers, as the Loan Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement.

        This Note is issued pursuant to, and subject to the terms of, the Loan Agreement to evidence the Tranche B Loan by Payee to Borrowers. This Note is secured by the Collateral described in the Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrowers or any other party in connection therewith and is entitled to all of the benefits and rights thereof and of the other Loan Documents. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Borrowers maintained by Payee, subject to the terms of the Loan Agreement.

        If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, the Payee shall have all rights and remedies of Payee under the Loan Documents, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently.

        Borrowers (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agree that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consent to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Borrowers is expressly hereby waived by Borrowers. Upon any Event of Default or termination or non-renewal of the Loan Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Borrowers.

        Payee shall not be required to resort to any Collateral for payment, but may proceed against Borrowers and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

        The validity, interpretation and enforcement of this Note and the other Loan Documents and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

        Borrowers irrevocably consent and submit to the non-exclusive jurisdiction of the Suffolk County Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of Borrowers and Payee in respect of this Note or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Borrowers and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Borrowers or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrowers or its property).

        BORROWERS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN BORROWERS AND PAYEE IN RESPECT OF THIS NOTE OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

        The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Borrowers. Borrowers hereby authorize Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

        This Note shall be binding upon the successors and assigns of Borrowers and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Borrowers" shall be deemed to include its successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note shall be deemed an instrument under seal.

ATTEST:                                     RESTORATION HARDWARE, INC.


                                            By:
                                            Name:
                                            Title:
------------------------------------



[Corporate Seal]

ATTEST:                                     THE MICHAELS FURNITURE COMPANY, INC.


                                            By:
                                            Name:
                                            Title:
------------------------------------



[Corporate Seal]

                                 EXHIBIT 2.9(c)

                       FORM OF TRANCHE C PROMISSORY NOTE

                                                           Boston, Massachusetts
                                                              September 27, 2000

        FOR VALUE RECEIVED, RESTORATION HARDWARE, INC., a Delaware corporation (a "BORROWER" and the "LEAD BORROWER" on behalf of the other Borrowers identified in the Loan Agreement, defined below), and THE MICHAELS FURNITURE COMPANY, INC., a California corporation (a "BORROWER" and, together with the Lead Borrower, the "BORROWERS") hereby unconditionally promise to pay to the order of ________________, a __________ (the "PAYEE"), at the offices of Payee at __________________________________ or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ____________________ DOLLARS ($___________) in lawful money of the United States of America and in immediately available funds, on December 31, 2001 (the "TRANCHE C MATURITY DATE").

        Borrowers hereby further promise to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate (as hereinafter defined). Such interest shall be paid in like money at said office or place from the date hereof, commencing October 1, 2000 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination of the Loan Agreement shall be payable upon demand.

        The unpaid principal balance hereof shall bear interest, until repaid, fixed at Sixteen Percent (16.0%) per annum (determined based upon a 360-day year and actual days elapsed), payable as follows:

                        (i) Interest on the unpaid principal shall be payable
                monthly in arrears, on the first day of each month, and on the Tranche C Maturity Date.

                        (ii) Following the occurrence of any Event of Default
                (and whether or not an Agent exercises such Agent's rights on account thereof), interest shall accrue at the rate of Eighteen Percent (18.0%) per annum.

        In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the Commonwealth of Massachusetts or other applicable law.

        The term "LOAN AGREEMENT" shall mean the Loan and Security Agreement, dated of even date herewith, between and among Fleet Capital Corporation, as Administrative Agent for the Lenders identified therein, Fleet Retail Finance Inc. and Fleet Capital Corporation, as Collateral Agents, The CIT Group/Business Credit, Inc., a co-administrative agent for the Lenders identified therein, Goldman Sachs Credit Partners L.P., Enhanced Retail Funding, LLC, the Tranche B Lender and the Borrowers, as the Loan Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement.

        This Note is issued pursuant to, and subject to the terms of, the Loan Agreement to evidence the Tranche C Loan by Payee to Borrowers. This Note is secured by the Collateral described in the Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrowers or any other party in connection therewith and is entitled to all of the benefits and rights thereof and of the other Loan Documents. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Borrowers maintained by Payee, subject to the terms of the Loan Agreement.

        If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, the Payee shall have all rights and remedies of Payee under the Loan Documents, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently.

        Borrowers (i) waive diligence, demand, presentment, protest and notice of any kind, (ii) agree that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consent to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Borrowers is expressly hereby waived by Borrowers. Upon any Event of Default or termination or non-renewal of the Loan Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Borrowers.

        Payee shall not be required to resort to any Collateral for payment, but may proceed against Borrowers and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

        The validity, interpretation and enforcement of this Note and the other Loan Documents and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

        Borrowers irrevocably consent and submit to the non-exclusive jurisdiction of the Suffolk County Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of Borrowers and Payee in respect of this Note or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Borrowers and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Borrowers or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrowers or its property).

        BORROWERS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN BORROWERS AND PAYEE IN RESPECT OF THIS NOTE OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

        The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Borrowers. Borrowers hereby authorize Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

        This Note shall be binding upon the successors and assigns of Borrowers and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Borrowers" shall be deemed to include its successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note shall be deemed an instrument under seal.

                                       RESTORATION HARDWARE, INC.

[Corporate Seal]

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       THE MICHAELS FURNITURE COMPANY, INC.

[Corporate Seal]

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                 EXHIBIT 2.24(a)

                              SCHEDULE OF TRANCHE A
                  DOLLAR COMMITMENTS AND PERCENTAGE COMMITMENTS


                                                                           TRANCHE A PERCENTAGE
LENDER                                 TRANCHE A DOLLAR COMMITMENT              COMMITMENT
------                                 ---------------------------         --------------------
Fleet Capital Corporation                      60,000,000.00                        60%
The CIT Group/Business Credit, Inc.           $40,000,000.00                        40%
TOTAL REVOLVING CREDIT                       $100,000,000.00                       100%
COMMITMENT (TRANCHE A LOAN CEILING)